UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )
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Kimberly-Clark Corporation

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Company Overview
Kimberly-Clark (NASD: KMB) is a global company focused on delivering essential products and solutions that solve unmet consumer needs and provide Better Care for a Better World. We have manufacturing facilities in 30 countries, including our equity affiliates, and products sold in more than 175 countries and territories. Our products are sold under well-known, trusted brands such as Kleenex, Scott, Huggies, Pull-Ups, Kotex and Depend.
In June 2025, we announced that we will form a joint venture with Suzano comprised of substantially all the operations of our International Family Care and Professional business. Closing is expected to take place in mid-2026. We will retain a 49 percent interest in the joint venture.
In November 2025, we entered into an agreement to acquire all of the outstanding equity of Kenvue, a global consumer health leader. Closing is expected to take place in the second half of 2026. In January 2026, Kimberly-Clark and Kenvue stockholders voted overwhelmingly to approve all of the proposals necessary for us to complete the acquisition.

North America (NA)	International Personal Care (IPC)	International Family Care & Professional (IFP)*
•Baby and Child Care •Adult Care •Feminine Care •Family Care •Professional	•Baby and Child Care •Adult Care •Feminine Care	•Family Care •Professional
$10.8 Billion	$5.7 Billion	$3.3 Billion
* Reported as discontinued operations.

Michael D. Hsu Chairman of the Board and Chief Executive Officer “We are well positioned to capitalize on the tremendous opportunities ahead in 2026."
March 23, 2026
FELLOW STOCKHOLDERS:
On behalf of the Kimberly-Clark Board of Directors, thank you for your continued engagement with and ownership of our company. As stockholders, you are at the center of our value creation efforts—and your commitment to Kimberly-Clark has fueled our completion of yet another transformational year for this great American company.
For more than 150 years, Kimberly-Clark has delivered essential, everyday care that improves people’s lives. Over the past two years, our Powering Care strategy and new operating model have positioned us to do that even better. Our transformation has put us on a Virtuous Cycle of growth.
In 2025, we accelerated our momentum across the board, delivering strong results while navigating a dynamic external environment and taking decisive actions to pivot our portfolio to higher-growth, higher-margin personal care categories. These actions include:
•The announcement of our pending acquisition of Kenvue to create a $32 billion global health and wellness leader, which we expect will generate significant value for shareholders and raise the standard of care for billions of consumers around the world.
•The announcement of a strategic joint venture with Suzano and our International Family Care & Professional (IFP) business to create a preeminent international tissue and professional products company—expected to drive significant shareholder returns following the close of the transaction which is expected in mid-2026.
Additionally, in 2025 we took a decisive step to optimize our supply chain network in North America, with a $2 billion investment focused on building an advanced manufacturing facility in Warren, Ohio, and an automated distribution center at our Beech Island, South Carolina plant. These will accelerate our innovation pipelines and support our growth ambitions.
2025 results reflect the enhanced strength and resilience of our business.*
•Net sales of $16.4 billion, a decrease of 2.1%, with organic sales increasing 1.7%
•Gross margin of 36% with an adjusted gross margin of 37.3%
•Operating profit of $2.4 billion in 2025 versus $2.7 billion in 2024. Adjusted operating profit of $2.7 billion in 2025, in line with 2024
•Diluted earnings per share (inclusive of discontinued operations) of $6.07 compared to $7.55 in 2024. Adjusted earnings per share of $7.53 compared to $7.30 in 2024
Kimberly-Clark declared an increase to our regular quarterly dividend, our 54th consecutive year of doing so.

2026 Proxy Statement

Letter to Shareholders

Our commitment to providing Better Care for a Better World underpins the implementation of our Powering Care strategy. Last year, we advanced our purpose in new and meaningful ways. As part of the Kimberly-Clark Foundation’s sharpened strategic focus, we deepened our commitment to advancing essential care for women and girls on their journeys through puberty and motherhood. Through the careful selection of four strategic, global NGO partners with significant expertise in menstrual care and maternal and infant health, we expect to improve the lives of an estimated 24 million women and girls over the next three years.
We also continued to address complex sustainability challenges that impact our business, to position us to deliver more value to our stakeholders. Our sustainability pillars—Better Products, Better Planet, Better Workplace, and Better Society—continue to anchor our actions and shape how we create value.
This is an exciting time for Kimberly-Clark and our shareholders as we take the next steps to drive further growth and value creation through the Kenvue acquisition. I look forward to collaborating with our leadership team as we continue our integration planning efforts in anticipation of the close later this year.
Your vote is important. We invite you to join us at the Annual Meeting of Stockholders which will be held virtually on Thursday, May 14, 2026 at 8:00 a.m. Central Time. Regardless of whether you plan to join the meeting, I urge you to vote your shares as soon as possible. Information about voting your shares is included in this proxy statement.
Thank you for your continued investment in Kimberly-Clark as we unlock our next chapter of growth and seize the vast opportunity ahead.
Michael D. Hsu
Chairman of the Board and Chief Executive Officer
*    Results reflect continuing operations unless otherwise noted. Organic sales growth, adjusted gross margin, adjusted operating profit, and adjusted earnings per share (including discontinued operations) are non-GAAP financial measures. Please see Appendix A for a reconciliation of GAAP to non-GAAP measures.

2026 Proxy Statement

Notice of Annual Meeting of Stockholders

Date and Time May 14, 2026 (Thursday) 8:00 AM (Central)	Location Live Webcast https://meetnow.global/MUAPH5P	Who May Vote Stockholders of record at the close of business on the record date of March 16, 2026

There will not be an option to attend the meeting in person. Please see “Attending the Virtual Annual Meeting” for more information.
Voting Items Proposals

		Board Vote Recommendation	For Further Details

1	Elect as directors the thirteen nominees named in the accompanying proxy statement	“FOR” each director nominee	Page 26

2	Ratify the selection of Deloitte & Touche LLP as our independent auditor for 2026	“FOR”	Page 46

3	Approve the compensation for our named executive officers in an advisory vote	“FOR”	Page 49

4	To vote on a stockholder proposal that may be presented at the meeting.	“AGAINST”	Page 86

Stockholders will take action upon any other business that may properly come before the meeting.
The accompanying proxy statement also is being used to solicit voting instructions for shares of Kimberly-Clark common stock that are held by the trustees of our employee benefit and share purchase plans for the benefit of the participants in the plans. It is important that participants in the plans indicate their voting preferences by using the Internet or telephone or by signing, dating and returning the voting instruction card, which is enclosed with the proxy statement, in the envelope provided.
To attend the virtual meeting, please follow the instructions on page 100.
By Order of the Board of Directors.
Courtney J. Roane
Vice President, Deputy General Counsel
and Corporate Secretary
March 23, 2026

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 14, 2026: The Proxy Statement and proxy card, as well as our Annual Report on Form 10-K for the year ended December 31, 2025, are available at investor.kimberly-clark.com.

2026 Proxy Statement	1

2	2026 Proxy Statement

2026 Proxy Statement	3

Proxy Summary
This section contains only selected information. Stockholders should review the entire Proxy Statement before casting their votes.

PROPOSAL 1

Election of directors Election of 13 directors to serve for a one-year term The Board recommends a vote FOR all nominees.	See page 26

Our Board Nominees
We believe our director nominees collectively possess the necessary experience and attributes to effectively guide our company.

Name and Primary Occupation	Age	Director Since	Independent	Other Public Company Boards	Committee Memberships*
					A	MDC	NCG	E
Michael D. Hsu Chairman of the Board and CEO Kimberly-Clark Corporation	61	2017		1				M
Sylvia M. Burwell Former President American University	60	2022	●	0	M
John W. Culver Former Group President North America and COO Starbucks Corporation	65	2020	●	1		C		M
Mae C. Jemison, M.D. President The Jemison Group	69	2002	●	0		M	M
Deeptha Khanna EVP and Chief Business Leader, Personal Health Royal Philips	50	2023	●	0	M
S. Todd Maclin Retired Chairman, Chase Commercial and Consumer Banking JPMorgan Chase & Co.	69	2019	●	1		M	M
Deirdre A. Mahlan Interim Chief Financial Officer, Diageo plc Former President, CEO and Chairperson The Duckhorn Portfolio, Inc.	63	2021	●	1	M
Sherilyn S. McCoy Former CEO Avon Products, Inc.	67	2018	●	2				C
Christa S. Quarles CEO Alludo	52	2016	●	1		M	M
Jaime A. Ramirez Chief Executive Officer Fluidra	59	2021	●	0	M
Joseph Romanelli President, Human Health International Merck	52	2024	●	0	M
Dunia A. Shive Former CEO and President Belo Corp.	65	2019	●	2	C			M
Mark T. Smucker Chair of the Board, President, and CEO The J.M. Smucker Company	56	2019	●	1			C	M

*A = Audit Committee; MDC = Management Development and Compensation Committee; NCG = Nominating and Corporate Governance Committee; E = Executive Committee.	C = Chair; M = Member

4	2026 Proxy Statement

Proxy summary

Board Snapshot

Diversity Female: 7	Male: 6	Tenure <5 years: 5 5-10 years: 7 >10 years: 1 Median tenure: 6.0 years	Age < 50 years: 1 50-60 years: 6 61-70 years: 6 Average age: 61 years	Independence Independent: 12 Not independent: 1

Ethnically Diverse: 5

Skills and Experience

Experience	Hsu (Chair)	Burwell	Culver	Jemison	Khanna	Maclin	Mahlan	McCoy	Quarles	Ramirez	Romanelli	Shive	Smucker	TOTALS
Consumer Products	●		●		●	●	●	●	●	●	●		●	10
International	●	●	●	●	●		●	●	●	●	●		●	11
Financial Expertise	●	●	●			●	●	●	●	●	●	●	●	11
CEO Leadership	●	●					●	●	●	●		●	●	8
Digital	●		●		●	●			●		●	●		7
Marketing	●		●		●	●	●	●	●	●	●	●	●	11
Innovation/R&D	●			●	●			●	●	●	●		●	8
Cybersecurity		●	●			●			●					4
Social Responsibility	●	●	●	●	●								●	6
M&A	●		●		●	●	●	●	●	●	●	●	●	11
Strategy & Transformation	●	●	●	●	●	●	●	●	●	●	●	●	●	13
Human Capital	●	●	●	●	●	●	●	●	●	●	●	●	●	13
Demographic Background
Tenure (years)	9	4	5	23	2	7	4	7	9	4	1	7	6	Median = 6.0
Gender	M	F	M	F	F	M	F	F	F	M	M	F	M
Race/Ethnicity*	A	W	W	B	A	W	W	W	W	H	W	O	W
*    A = Asian; B = Black/African American; H = Hispanic/Latino; W = White; O = Other (Middle Eastern)
For more information, see “Key Director Experience Attributes” on page 28.

2026 Proxy Statement	5

Proxy summary

Service on Other Public Boards
Under our Corporate Governance Policies, directors should not serve on more than four public company boards (including the Kimberly-Clark Board). The Board has reviewed the number of outside directorships held by directors and determined that all directors are in compliance. In addition, when nominating a director for service on the Board or for re-election, the Board considers whether, in light of other commitments (including public company board leadership positions), the nominee will have adequate time to serve as a director of Kimberly-Clark.
Governance Highlights
The Corporate Governance section beginning on page 11 describes our strong governance framework, which includes:

Our Corporate Governance Profile
Independent Lead Director	Stockholders have right to call special meetings
Independent Board committees	Proxy access rights
Annual Board and committee evaluations	Stockholder engagement policy and outreach program
Annually elected directors	Anti-hedging and pledging policy
Independent directors meet without management present	Stock ownership guidelines for directors and executive officers
Board and management succession planning	Outside director equity awards not paid out until retirement
Robust oversight of strategy and risk	Majority voting in director elections
Stockholder Engagement
In 2025, we continued our focus on regularly engaging with investors to understand their perspectives on a variety of topics. This process helps ensure that management and the Board understand and consider the issues that matter most to our stockholders and enables us to address them effectively. We reached out to stockholders representing approximately 57 percent of our common stock and engaged with stockholders representing approximately 34 percent of our common stock. We discussed many key topics, including our approach to director refreshment, our corporate governance practices, significant enhancements to our corporate social responsibility and sustainability disclosures and our executive compensation program, as well as the pending Kenvue acquisition after our announcement in November 2025.
Investors continued to express broad support for our governance structures and executive compensation program and shared their views on matters related to shareholder rights and our independent, well-qualified Board. Further, investors highlighted the importance of continuing our ongoing engagement with them on corporate social responsibility and sustainability initiatives. Our corporate governance profile, executive compensation programs, and sustainability initiatives reflect the input of stockholders from our outreach efforts.
Sustainability
Sustainability is a key part of our company and by 2030 we aspire to advance the well-being of one billion people through social programs and reduce our environmental footprint by half. We focus on the areas most relevant to our business and where we believe we can have the biggest impact – climate, forests and biodiversity, water, and plastics.

6	2026 Proxy Statement

Proxy summary

Each year, we publish a Global Sustainability Report outlining our key strategies, initiatives, and results in greater detail. Our report includes an addendum of material organized and presented in accordance with the Global Reporting Initiative (GRI) and Sustainability Accounting Standards Board (SASB) Standards, which can be found on our website at www.kimberly-clark.com/esg. We also publish a Task Force on Climate-related Financial Disclosures (TCFD)-aligned disclosure to enhance visibility to our climate risks and opportunities. Within our disclosure, we cover TCFD’s four core areas: governance, strategy, risk management, and metrics and targets. As part of our commitment to building a diverse workforce, we have adopted the practice of disclosing our annual EEO-1 data on the Sustainability section of our website after our submission of the corresponding report to the U.S. Equal Employment Opportunity Commission.
Our Nominating and Corporate Governance Committee of the Board maintains a standing Sustainability Subcommittee to support the Committee in executing its oversight responsibilities for matters relating to sustainability, corporate social responsibilities, and corporate citizenship and as we continue to incorporate related risks and opportunities into the Board’s overall strategic decision-making. The Sustainability Subcommittee is chaired by independent director Dr. Mae Jemison.

2026 Proxy Statement	7

Proxy summary

PROPOSAL 2

Ratification of Auditor Approval of the Audit Committee’s selection of Deloitte & Touche LLP as Kimberly-Clark’s independent auditor for 2026 The Board recommends a vote FOR this proposal.	See page 46

Principal Accounting Firm Fees
Our aggregate fees to Deloitte (excluding value added taxes) with respect to the fiscal years ended December 31, 2025 and 2024, were as follows (dollars in millions):

	2025	2024
Audit Fees(1)	$15.7	$13.9
Audit-Related Fees(2)	0.6	0.5
Tax Fees(3)	0.8	2.1
All Other Fees(4)	0.1	—
(1)These amounts represent fees billed or expected to be billed for professional services rendered by Deloitte for the audit of Kimberly-Clark’s annual financial statements for the fiscal years ended December 31, 2025 and 2024, reviews of the financial statements included in Kimberly-Clark’s quarterly reports on Form 10-Q, and other services that are normally provided by the independent registered public accounting firm in connection with statutory or regulatory filings or engagements for each of those fiscal years. These amounts also include fees for an audit of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.
(2)These amounts represent aggregate fees billed or expected to be billed by Deloitte for assurance and related services reasonably related to the performance of the audit or review of our financial statements, that are not included in the audit fees listed above. These services include engagements related to employee benefit plans, attest services (including for voluntary environmental, social, and governance reporting), assistance with and review of SEC filings, due diligence and accounting consultation in connection with acquisitions and dispositions, and other matters.
(3)These amounts represent Deloitte’s aggregate fees for tax compliance, tax advice and tax planning for 2025 and 2024. Approximately $0.1 million was for tax compliance/preparation fees in 2024.
(4)These amounts represent all other fees for products and services provided by Deloitte and not included in audit fees, audit-related fees, and tax fees above.

8	2026 Proxy Statement

Proxy summary

PROPOSAL 3

Say-on-pay Advisory approval of our named executive officers’ compensation The Board recommends a vote FOR this proposal.	See page 49

2025 Performance and Compensation Highlights
Management did not achieve its financial targets for 2025, mostly due to a more challenging macro environment, pricing pressures, and higher input cost inflation including tariffs. Management nevertheless continued to make good progress executing our strategies for our long-term success. 2025 compensation outcomes as described in the Compensation Discussion & Analysis beginning on page 50 reflect the program’s pay and performance alignment. Despite management’s continued progress executing our strategies for our long-term success during the year, after concluding that management did not achieve its financial or non-financial targets for 2025, the Management Development and Compensation Committee determined to not make adjustment to the annual incentive outcomes, which paid out below target.

Performance Measures	2025 Results	2025 Target
Organic sales growth	1.1%	2.5%
Adjusted EPS	$7.37	$7.56
Organic sales growth, a non-GAAP measure, consists of net sales growth excluding the impact of currency translation and divestitures and business exits. Adjusted EPS, a non-GAAP financial measure, consists of diluted earnings per share adjusted for certain items that management or the Committee do not believe reflect our underlying and ongoing operations. For details on how these measures are calculated, see “Compensation Discussion and Analysis - Executive Compensation for 2025, 2025 Performance Goals, Performance Assessments and Payouts” and Appendix A.

The chart at left shows the Total Shareholder Return for Kimberly-Clark, our Executive Compensation Peer Group (taken as a whole), and the S&P 500 for the previous five years, which reflects the value returned to our stockholders.

KMB	S&P 500 Index	S&P 500 Consumer Staples Index	Peer Companies (dotted)

2026 Proxy Statement	9

Proxy summary

Compensation Governance Highlights
Our compensation program for executive officers is designed to emphasize performance-based compensation in alignment with our business strategy.

What We Do	What We Do Not Do

   A substantial majority of pay is at-risk and a majority is tied to our stock price performance
   A substantial majority of long-term equity compensation is subject to specified financial targets over a three-year performance period
   Strong share ownership guidelines
   Anti-hedging and anti-pledging policy
  Robust clawback structure
  Double-trigger change-in-control policy

   No excise tax gross-ups upon change of control
   No excessive perquisites for executives
   No repricing of underwater stock options without stockholder approval
   No payment of dividends or dividend equivalents until restricted share units are earned

PROPOSAL 4

Stockholder Proposal
We received a stockholder proposal to be voted on at this year’s annual meeting, if properly presented. Stockholders are asked to vote against the stockholder proposal.
The Board recommends a vote AGAINST this proposal.  x
See page 86

10	2026 Proxy Statement

Corporate Governance
Our governance structure and processes are based on a number of important governance documents including our Code of Conduct, Certificate of Incorporation, Corporate By-Laws, Corporate Governance Policies, and our Board Committee Charters. These documents, which are available in the Investors section of our website at www.kimberly-clark.com, guide the Board and our management in the execution of their responsibilities.
Kimberly-Clark believes that there is a direct connection between good corporate governance and long-term, sustained business success, and we believe it is important to uphold sound governance practices. As such, the Board reviews its governance practices and documents on an ongoing basis, considering changing regulatory requirements, governance trends, and issues raised by our stockholders. After careful evaluation, we may periodically make changes to maintain or enhance current governance practices and promote stockholder value.
Board Leadership Structure
The Board has established a leadership structure that allocates responsibilities between our Chairman of the Board and CEO and our Lead Director. The Board believes that this allocation provides for dynamic Board leadership while maintaining strong independence and oversight.
Consistent with this leadership structure, at least once a quarter our Lead Director, who is an independent director, chairs executive sessions of our non-management directors. Members of our senior management team do not attend these sessions.
Chairman and CEO Positions
The Board’s current view is that a combined Chairman and CEO position, coupled with a predominantly independent board and a proactive, independent Lead Director, promotes candid discourse, informed business considerations and responsible corporate governance. Mr. Hsu serves as Chairman of the Board and CEO. The Board believes Mr. Hsu has demonstrated the leadership and strategic vision necessary to lead the Board and Kimberly-Clark. Accordingly, Mr. Hsu serves in this combined role at the pleasure of the Board without an employment contract. As Mr. Hsu is not an independent director, the Board continues to believe it is appropriate for the independent directors to elect an Independent Lead Director.
Lead Director
Ms. McCoy has served as Independent Lead Director since May 2024. Our Corporate Governance Policies outline the significant role and responsibilities of the Lead Director, which include:
•Chairing the Executive Committee of the Board
•Chairing executive sessions at which non-management directors meet outside management’s presence and providing feedback from such sessions to the CEO
•Coordinating the activities of the Independent Directors
•Providing input on and approving the agendas and schedules for Board meetings
•Leading (with the Chair of the Nominating and Corporate Governance Committee) the annual Board evaluation
•Leading (with the Chair of the Management Development and Compensation Committee) the Board’s review and discussion of the CEO’s performance
•Providing feedback to individual directors following their individual evaluations
•Speaking on behalf of the Board and chairing Board meetings when the Chairman of the Board is unable to do so
•Acting as a direct conduit to the Board for stockholders, employees, and others according to the Board’s policies

2026 Proxy Statement	11

Corporate governance

Director Independence
Our By-Laws provide that a majority of our directors must be independent (“Independent Directors”). We believe our independent board helps ensure good corporate governance and strong internal controls.
Our Corporate Governance Policies, as adopted by the Board, provide independence standards consistent with the rules and regulations of the Securities and Exchange Commission (“SEC”) and the listing standards of the Nasdaq Stock Market LLC (“Nasdaq”). Our independence standards can be found in Section 7 of our Corporate Governance Policies.
The Board has determined that all directors and nominees, except for Michael D. Hsu, are Independent Directors and meet the independence standards in our Corporate Governance Policies.
The Nasdaq listing standards and our own Corporate Governance Policies establish certain levels at which transactions are considered to have the potential to affect a director’s independence. Under our Corporate Governance Policies, certain relationships were considered immaterial and therefore were not considered by the Board in determining independence.
Board Meetings
The Board of Directors met 13 times in 2025 and acted one time by unanimous written consent. All of the directors attended in excess of 75 percent of the total number of meetings of the Board and the committees on which they served.
All of our directors are encouraged to attend our annual meeting of stockholders. All of our directors attended the 2025 Annual Meeting.
Board Committees
The standing committees of the Board include the Audit Committee, Management Development and Compensation Committee, Nominating and Corporate Governance Committee, and Executive Committee. The Nominating and Corporate Governance Committee maintains a standing Sustainability Subcommittee.
In compliance with applicable Nasdaq corporate governance listing standards, the Board has adopted charters for the Audit, Management Development and Compensation, and Nominating and Corporate Governance Committees. These charters are available in the Investors section of our website at www.kimberly-clark.com.
As set forth in our Corporate Governance Policies, the Audit, Management Development and Compensation, and Nominating and Corporate Governance Committees all have the authority to retain independent advisors and consultants, with all costs paid by Kimberly-Clark.

12	2026 Proxy Statement

Corporate governance

Audit Committee
The Board has determined that each of Mmes. Burwell, Mahlan, and Shive and Messrs. Ramirez and Romanelli is an “audit committee financial expert” under SEC rules and regulations. For Mr. Romanelli, the Board considered his significant experience, expertise and background with regard to accounting matters, including his past experience as Vice President, Investor Relations, for Merck & Co., Inc., as discussed below under “The Nominees.” In addition, all Audit Committee members meet the Nasdaq listing standard of financial sophistication and qualify as Independent Directors under the rules of the SEC and the Nasdaq, as well as under our Corporate Governance Policies. See “Corporate Governance - Director Independence” for additional information on Independent Directors.
No member of the Audit Committee serves on the audit committees of more than three public companies and under our Audit Committee Charter, no Committee member is permitted to do so.

Chair Dunia A. Shive Other Members Sylvia M. Burwell Deeptha Khanna Deirdre A. Mahlan Jaime A. Ramirez Joseph Romanelli Meetings in 2025: 8
The Committee’s principal functions, as specified in its charter, include:
•Overseeing:
•the quality and integrity of our financial statements
•our compliance programs
•the independence, qualification, and performance of our independent auditor
•the performance of our internal auditor
•Selecting and engaging our independent auditor, subject to stockholder ratification
•Pre-approving all audit and non-audit services that our independent auditor provides
•Reviewing the scope of audits and audit findings, including any comments or recommendations of our independent auditor
•Establishing policies for our internal audit programs
•Overseeing the company’s risk management program (including risks related to data privacy, cybersecurity, business continuity, IT operational resilience, emerging technologies including artificial intelligence (AI) and regulatory matters) and receiving periodic reports from management on risk assessments, the risk management process, and issues related to the risks of managing our business

Committee Report
For additional information about the Audit Committee’s oversight activities in 2025, see “Proposal 2. Ratification of Auditor - Audit Committee Report.”

2026 Proxy Statement	13

Corporate governance

Management Development and Compensation Committee Each member of this Committee is an Independent Director under the rules of the SEC and the Nasdaq, as well as under our Corporate Governance Policies.

Chair John W. Culver Other Members Mae C. Jemison, M.D. S. Todd Maclin Christa S. Quarles Meetings in 2025: 5
The Committee’s principal functions, as specified in its charter, include:
•Establishing and administering the policies governing annual compensation and long-term compensation, including stock option awards, restricted stock awards, and restricted share unit awards, such that the policies are designed to align compensation with our overall business strategy and performance
•Setting, after an evaluation of his overall performance, the compensation level of the CEO
•Approving, in consultation with the CEO, compensation levels and performance targets for the senior executive team
•Overseeing:
•leadership development for senior management and future senior management candidates
•a periodic review of our long-term and emergency succession planning for the CEO and other key officer positions, in conjunction with our Board
•key organizational effectiveness and engagement policies
•Reviewing our inclusion and belonging programs
•Annually reviewing our compensation policies and practices for the purpose of mitigating risks arising from these policies and practices that could reasonably have a material adverse effect

Roles of the Committee and the CEO in Compensation Decisions
Each year, the Committee reviews and sets the compensation of the officers that are elected by the Board (our “elected officers”), including our CEO and our other executive officers. The Committee’s charter does not permit the Committee to delegate to anyone the authority to establish any compensation policies or programs for elected officers, including our executive officers. With respect to officers that have been appointed to their position (our “non-elected officers”), our CEO has the authority to establish compensation programs and to approve equity grants. However, only the Committee may make grants to elected officers, including our executive officers.
Our CEO makes a recommendation to the Committee each year on the appropriate target annual compensation for each of the other executive officers. The Committee makes the final determination of the target annual compensation for each executive officer, including our CEO. While our CEO and Senior Vice President and Chief Human Resources Officer typically attend Committee meetings, none of the other executive officers is present during the portion of the Committee’s meetings when compensation for executive officers is set. In addition, our CEO is not present during the portion of the Committee’s meetings when his compensation is set.
For additional information on the Committee’s processes and procedures for determining executive compensation, and for a detailed discussion of our compensation policies, see “Compensation Discussion and Analysis.”
Use of Compensation Consultants
The Committee’s charter authorizes it to retain advisors, including compensation consultants, to assist it in its work. The Committee believes that compensation consultants can provide important market information and perspectives that can help it determine compensation programs that best meet the objectives of our compensation policies. In selecting a consultant, the Committee evaluates the independence of the firm as a whole and of the individual advisors who will be working with the Committee.

14	2026 Proxy Statement

Corporate governance

Independent Committee Consultant. In 2025, the Committee retained Semler Brossy Consulting Group as its independent executive compensation consultant. According to the Committee’s written policy, the independent Committee consultant provides services solely to the Committee and not to Kimberly-Clark. Semler Brossy has no other business relationship with Kimberly-Clark and receives no payments from us other than fees for services to the Committee. Semler Brossy reports directly to the Committee and the Committee may replace it or hire additional consultants at any time. A representative of Semler Brossy attends Committee meetings and communicates with the Chair of the Committee between meetings from time to time.
The scope of Semler Brossy’s engagement in 2025 included:
•Conducting a review of the competitive market data (including base salary, annual incentive targets, and long-term incentive targets) for our executive officers, including our CEO
•Reviewing and commenting, as requested by the Committee, on recommendations by management and Mercer Human Resource Consulting (“Mercer”) concerning executive compensation programs, including program changes and redesign, special awards, change-of-control provisions, our executive compensation peer group, any executive contract provisions, promotions, retirement, and related items
•Reviewing and commenting on the Committee’s report for the proxy statement
•Attending Committee meetings
•Periodically consulting with the Chair of the Committee
During 2025, at the request of the Committee, a representative of Semler Brossy attended four Committee meetings.
Kimberly-Clark Consultant. To assist management and the Committee in assessing our compensation programs and determining appropriate, competitive compensation for our executive officers, Kimberly-Clark annually engages an outside compensation consultant. In 2025, it retained Mercer for this purpose. Mercer has provided consulting services to Kimberly-Clark on a wide variety of human resources and compensation matters, both at the officer and non-officer levels. During 2025, Mercer provided advice and counsel on various matters relating to executive and director remuneration, including the following services:
•Assessing our executive compensation peer group and recommending changes as necessary
•Assessing compensation levels within our peer group for executive officer positions and other selected positions
•Reviewing historic and projected performance for peer group companies under the metrics we use in our annual and long-term incentive plans
•Assisting in incentive plan design and modifications, as requested
•Providing market research on various issues as requested by management
•Preparing for and participating in Committee meetings, as requested
•Reviewing the Compensation Discussion and Analysis section of the proxy statement and other disclosures, as requested
•Consulting with management on compensation matters
Committee Assessment of Consultant Conflicts of Interest. The Committee has reviewed whether the work provided by Semler Brossy and Mercer represents any conflict of interest. Factors considered by the Committee include: (1) other services provided to Kimberly-Clark by the consultant; (2) what percentage of the consultant’s total revenue is made up of fees from Kimberly-Clark; (3) policies or procedures of the consultant that are designed to prevent a conflict of interest; (4) any business or personal relationships between individual consultants involved in the engagement and Committee members; (5) any shares of Kimberly-Clark stock owned by individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. Based on its review, the Committee does not believe that any of the compensation consultants that performed services in 2025 has a conflict of interest with respect to the work performed for Kimberly-Clark or the Committee.

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Corporate governance

Committee Report
The Committee has reviewed the “Compensation Discussion and Analysis” section of this proxy statement and has recommended that it be included in this proxy statement. The Committee’s report is located at “Compensation Discussion and Analysis — Management Development and Compensation Committee Report.”

Nominating and Corporate Governance Committee Each member of this Committee is an Independent Director under the rules of the SEC and the Nasdaq, as well as under our Corporate Governance Policies.

Chair Mark T. Smucker Other Members Mae C. Jemison, M.D. S. Todd Maclin Christa S. Quarles Meetings in 2025: 4
The Committee’s principal functions, as specified in its charter, include the following:
•Maintaining and reviewing a Board succession plan
•Overseeing the process for Board nominations
•Advising the Board on:
•Board organization, membership, function, performance, and compensation
•committee structure and membership
•policies and positions regarding significant stockholder relations issues
•Overseeing corporate governance matters, including developing and recommending to the Board changes to our Corporate Governance Policies
•Reviewing director independence standards and making recommendations to the Board with respect to the determination of director independence
•Monitoring and recommending improvements to the Board’s practices and procedures
•Reviewing stockholder proposals and considering how to respond to them
•Overseeing matters relating to Kimberly-Clark’s corporate social responsibility and sustainability activities and providing input to management on these programs and their effectiveness
•Overseeing the Corporation’s public policy activities, including political contributions and lobbying activities
The Committee, in accordance with its charter and our Certificate of Incorporation, has established criteria and processes for director nominations, including those proposed by stockholders. Those criteria and processes are described in “Proposal 1. Election of Directors - Process and Criteria for Nominating Directors,” “Other Information - Stockholder Director Nominees for Inclusion in Next Year’s Proxy Statement” and “Other Information - Stockholder Director Nominees Not Included in Next Year’s Proxy Statement.”
The Committee has a standing Sustainability Subcommittee to support the Committee in executing its oversight responsibilities for matters relating to sustainability, corporate social responsibilities, and corporate citizenship and as we continue to incorporate related risks and opportunities into the Board’s overall strategic decision-making. The Sustainability Subcommittee is chaired by independent director Dr. Jemison.

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Corporate governance

Sustainability Subcommittee

Chair Mae C. Jemison, M.D. Meetings in 2025: 1
The Subcommittee’s principal functions, as specified in its charter, include the following:
•Reviewing environmental, social, consumer, legislative, regulatory, and public policy developments and trends that could impact our business operations, performance, and reputation
•Reviewing our environmental sustainability and social responsibility program and goals and monitoring progress toward achieving those goals
•Reviewing investor sentiment related to our environmental and social footprint
•Reviewing stockholder proposals that relate to sustainability matters and making recommendations regarding the response to such proposals
•Receiving updates regarding our relationships with key external stakeholders and partners that may have a significant impact on our business activities and performance
•Reviewing our environmental sustainability and corporate responsibility reports
•Reviewing investments and developments in our research and development program and manufacturing, technology, engineering and distribution processes and methods with respect to environmental sustainability
•Reviewing the company’s charitable contributions

Executive Committee

Chair Sherilyn S. McCoy (Lead Independent Director) Other Members John W. Culver Michael D. Hsu Dunia A. Shive Mark T. Smucker Meetings in 2025: 1	The Committee’s principal function is to exercise, when necessary between Board meetings, the Board’s powers to direct our business and affairs.

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Corporate governance

Compensation Committee Interlocks and Insider Participation
None of the members of the Management Development and Compensation Committee is a current or former officer or employee of Kimberly-Clark. No interlocking relationship exists between the members of our Board of Directors or the Management Development and Compensation Committee and the board of directors or compensation committee of any other company.
Stockholder Rights
Proxy Access By-Law. Eligible stockholders may nominate candidates for election to the Board under our “proxy access” By-Law. Proxy access candidates will be included in our proxy materials. The proxy access By-Law permits a stockholder, or a group of up to 20 stockholders, owning three percent or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials directors constituting up to two individuals or 20 percent of the Board (whichever is greater).
Stockholders who wish to nominate directors under our proxy access By-Law should follow the instructions under “Other Information - Stockholder Director Nominees for Inclusion in Next Year’s Proxy Statement.”
Special Stockholder Meetings. Our Certificate of Incorporation allows the holders of 15 percent or more of our issued and outstanding shares of capital stock to request that a special meeting of stockholders be called, subject to procedures and other requirements set forth in our By-Laws.
Board Policy on Stockholder Rights Plans. We do not have a “poison pill” or stockholder rights plan. If we were to adopt a stockholder rights plan, the Board would seek prior stockholder approval of the plan unless, due to timing constraints or other reasons, a majority of Independent Directors of the Board determines that it would be in the best interests of stockholders to adopt a plan before obtaining stockholder approval. If a stockholder rights plan is adopted without prior stockholder approval, the plan must either be ratified by stockholders or must expire, without being renewed or replaced, within one year. The Nominating and Corporate Governance Committee reviews this policy statement periodically and reports to the Board on any recommendations it may have concerning the policy.
Simple Majority Voting Provisions. Our Certificate of Incorporation does not include supermajority voting provisions.
Communicating with Directors; Stockholder Engagement Policy
The Board has established a process by which stockholders and other interested parties may communicate with the Board, including the Lead Director. That process can be found in the Investors section of our website at www.kimberly-clark.com (Investors/Corporate Governance tab).
Under our stockholder engagement policy, set forth in our Corporate Governance Policies, stockholders who wish to meet directly with members of our Board may send a meeting request to our Lead Director who will consider the request in consultation with the Corporate Secretary. Requests should include information about the requesting party (including the number of shares held), the reason for requesting the meeting and the topics to be discussed.

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Corporate governance

Stockholder Engagement
In 2025, we continued our focus on regularly engaging with investors to understand their perspectives on a variety of topics. This process helps ensure that management and the Board understand and consider the issues that matter most to our stockholders and enables us to address them effectively. We reached out to stockholders representing approximately 57 percent of our common stock and engaged with stockholders representing approximately 34 percent of our common stock. We discussed many key topics, including our approach to director refreshment, our corporate governance practices, significant enhancements to our corporate social responsibility and sustainability disclosures and our executive compensation program, as well as the pending Kenvue acquisition after our announcement in November 2025.
Investors continued to express broad support for our governance structures and executive compensation program and shared their views on matters related to shareholder rights and our independent, well-qualified Board. Further, investors highlighted the importance of continuing our ongoing engagement with them on corporate social responsibility and sustainability initiatives. Our corporate governance profile, executive compensation programs, and sustainability initiatives reflect the input of stockholders from our outreach efforts.
Our Approach to Sustainability
Everything we do at Kimberly-Clark is connected to our ambition and purpose to provide Better Care for a Better World. Our teams are working to provide the best experiences for our consumers, customers, and the communities where we work and live. Our purpose brings together Kimberly-Clark’s heritage of innovation and our commitment to providing care with our intention to be better in the areas that we believe will deliver value: providing better products, contributing to a better planet, creating a better workplace, and fostering a better society.
Better Care for a Better World is a summation of our best ambitions over the past 150 years of business and all we aspire to do in the future. In 2020, Kimberly-Clark set 2030 aspirations to drive action that we believe is proportionate to the challenges and opportunities that lie ahead. We strive for social impact that addresses inequities in access to hygiene, sanitation, and education. In our operations and value chain, we are advancing more efficient and productive use of raw materials and pioneering new approaches to sourcing so that we increase the resilience of our supply chain and help safeguard the world’s natural systems.

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Corporate governance

Strategic Focus	Our 2030 Aspiration	2030 Goal

Social Impact	Provide product innovation and social and community program investments that increase access to sanitation, help children thrive, and empower women and girls.	Advance the well-being of 1 billion people in vulnerable and underserved communities from a 2015 base year.

Plastics and Circularity	Deliver solutions that incorporate more renewable or recycled materials and materials that can be regenerated or repurposed after use.	Reduce plastics footprint by 50% from a 2019 base year.

Forests and Nature	Address the climate and biodiversity crises by reducing reliance on fiber from natural forests.	Reduce Natural Forest Fiber footprint by 50% from a 2011 base year.

Energy and Climate	Increase energy efficiency while seeking lower carbon alternatives.	Reduce absolute greenhouse gas (GHG) emissions (Scopes 1 and 2) by 50% over 2015 base year. Reduce value chain emissions (Scope 3, Categories 1 and 12) by 20% from a 2015 base year.*

Water	Reduce water use at sites in watersheds under stress while supporting community-based water programs.	Reduce water footprint in water-stressed manufacturing sites by 50% from a 2015 base year.

*    Reduction target is focused on emissions from the Greenhouse Gas Protocol's Scope 3 Category 1 (Purchased Goods and Services) and Category 12 (End of Life Treatment of Sold Products).
Board Oversight and Governance
Our Board has established and approved the framework for our sustainability-related policies and procedures, including environmental stewardship, energy and climate, fiber sourcing, waste and water management, product safety, charitable contributions, human rights, labor, and culture. As part of their oversight roles, the Board and the Nominating and Corporate Governance Committee receive regular reports from management on these topics, our goals, and our progress toward achieving them.
Our Board oversees risk management, including risks related to environmental issues, including climate-related risks and opportunities, and social topics. The Board is focused on our long-term business strategy, including fostering sustainability-driven innovations, and incorporates our sustainability risks and opportunities into its overall strategic decision-making. Sustainability risk areas for our company include shifting customer and consumer preferences toward sustainable products, increasing regulation and mandates related to single-use plastics and greenhouse gas emissions, supply chain risks related to water security and deforestation, and the cost of the commodities and natural resources required to make and market our products.
Our Nominating and Corporate Governance Committee of the Board maintains a standing Sustainability Subcommittee to support the Committee in executing its oversight responsibilities for matters relating to sustainability, corporate social responsibilities, and corporate citizenship and as we continue to incorporate related risks and opportunities into the Board’s overall strategic decision-making. The Sustainability Subcommittee is chaired by independent director Dr. Mae Jemison.

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Recent Results
In 2025, we published our 2024 achievements in our Global Sustainability Report, which shows significant progress towards our goals. Highlights include:
•Better Planet: We surpassed our 2030 water reduction target and bolstered our utilization of alternative energy sources such as wind and solar power.
•Better Workplace: We continued to progress our human rights due diligence and supplier engagement processes and continued to provide opportunities for our employees to participate in fostering a culture of belonging.
•Better Products: We are continually reducing our plastic footprint by designing packaging to fit within technical or biological circularity systems, using responsibly sourced, biodegradable, and/or recycled fibers in our products, and continually exploring circular solutions for post-industrial and post-consumer waste.
•Better Society: Our brand programs, combined with global and local partnerships, positively impacted more than 300 million individuals worldwide.
Our SBTi-approved targets for carbon reduction include a 50 percent reduction in Scope 1 + 2 GHG emissions and 20 percent reduction in Scope 3 GHG emissions (categories 1 and 12) from the purchased goods and services and end-of-life treatment of sold products categories by 2030 (vs. a 2015 base year).
We continue to progress our multi-pronged strategy to reduce Kimberly-Clark’s scope 1 and 2 GHG emissions through a combination of energy conservation, alternative/renewable energy projects and manufacturing footprint optimization.
In 2024, we:
•Achieved an absolute reduction in operational (Scope 1 and 2) GHG emissions of 43.3 percent and a 14.3 percent energy efficiency improvement versus our 2015 baseline.
•Sourced over 1,435,000 megawatt-hours (MWh) of renewable electricity, representing 39.2 percent of the total electricity purchased from local grids. In the near term, we are working toward 100 percent renewable purchased electricity in North America, have already surpassed 58.5 percent in the United Kingdom (U.K.), and continue to execute renewable projects across Europe, the Middle East, and Africa; Asia-Pacific; and Latin America.
•Are advancing our 2030 energy and climate goals as our Koblenz site becomes the first Kimberly-Clark tissue mill with a pathway to full electrification and 100 percent renewable electricity by 2029, supported by government grants and European virtual power purchase agreements.
For Scope 3 emissions reduction we continue to improve data quality from suppliers, while seeking innovative, low carbon solutions and alternatives. We have deployed a cross-functional scope 3 strategy around 4 pillars: (1) plastics reduction and alternatives, (2) forest fiber mix, (3) transportation efficiencies and alternative technologies, and (4) recovery and recycling of materials after use. We have reduced absolute Scope 3 GHG Emissions by approximately 16 percent from a 2015 base year.
Sustainability Reporting
Each year, Kimberly-Clark publishes a Global Sustainability Report outlining our key strategies, initiatives, and results in greater detail, along with additional materials organized and presented in accordance with the Global Reporting Initiative (GRI) and Sustainability Accounting Standards Board (SASB) Standards. We also published a Task Force on Climate-related Financial Disclosures (TCFD)-aligned disclosure in 2025 and continue to refresh it in order to enhance visibility to our climate risks and opportunities. These can be found on our website at www.kimberly-clark.com/esg/downloads.

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Corporate governance

Stakeholder Engagement
We routinely engage our stockholders on the topic of sustainability through our governance engagement program and regular investor meetings. In these meetings, we often discuss sustainability topics and priorities relevant to our business.
To continue our focus on topics where we can make the greatest impact, we conducted a materiality assessment* in 2025 to review and refresh our identified material sustainability topics. The revised topics continue to remind us of our operational impacts, risks and opportunities, including stakeholders’ inputs, as they evolve, informing our plans and processes.
*    Note: References to materiality or material topics here and across our sustainability reporting are for purposes of our sustainability strategy and voluntary reporting only and are not an indication that such information or matters are material to Kimberly-Clark under federal securities laws or corporate reporting laws, regulations, or directives that may be applicable in specific jurisdictions.
Inclusion & Belonging
By leading with inclusion, we believe we are building an organization that leverages its culture as a competitive advantage to deliver on our purpose of Better Care for a Better World. We aim to foster an inclusive workforce where employees with a wide variety of experiences and perspectives, including those reflected in the consumers we currently serve and the billions of people who have yet to use our products, can thrive. As a company who serves global consumers and communities, we believe that employing people with a wide range of perspectives and experiences amplifies our ability to gather insights, fosters innovation, and enables us to better understand the experiences, context, and mindset of consumers around the world.
Our Board of Directors
We believe that having a Board that is inclusive and encompasses a wide range of experiences and perspectives is an important element of our leadership and gives us a competitive advantage.
Our Strategy and Activations
In 2024, we announced a new global strategy that focuses on fostering a culture of belonging and inclusion and establishing ourselves as a community advocate that is a top tier employer/industry leader. To help advance our strategy, we embrace our core values, “We Care, We Own, We Act” and our “Grow Our People” Ways of Working to help us prioritize our resources so that we can invest in helping our employees feel like they belong, which we believe is a critical growth lever.
Kimberly-Clark wins because we believe that our business success is tied to cultivating workplaces, communities, and experiences where belonging and inclusion are evident and thriving. By embedding inclusion into our ways of working and how we practice our core values, we can build a purpose-led, performance-driven employee culture where all our people feel included, valued, heard and by extension, are better able to Care for themselves, each other and our consumers worldwide.
As part of our strategy, we continue to focus on building our inclusive leadership capability, assessing mill/frontline culture and engagement, globalizing our mentoring programs and hosting annual global celebrations of belonging, inclusion and wellbeing for all employees worldwide. Most notably in 2025, we debuted inclusion networks to reflect our continued commitment to engagement, inclusivity and alignment with our business strategy. In addition to our inclusion networks in NA, we launched chapters in APAC, EMEA and LATAM. We also hosted our annual Little Acts of Care: a belonging & inclusion celebration for employees around the globe, engaging more than 10,000 employees in over 56 countries.
Our strategy and associated actions to improve inclusivity at K-C fosters a sense of belonging for all our employees, aligns with our values and advances our purpose of providing Better Care for a Better World.
We aim to provide transparent updates on our workforce, including by disclosing our annual EEO-1 data after our submission of the corresponding report to the U.S. Equal Employment Opportunity Commission. Our most recent EEO-1 data is available at https://www.kimberly-clark.com/en-us/esg/downloads.

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Corporate governance

Other Corporate Governance Policies and Practices
Corporate Governance Policies. The Board of Directors has adopted Corporate Governance Policies which guide Kimberly-Clark and the Board on matters of corporate governance, including: director responsibilities, Board committees and their charters, director independence, director compensation, performance assessments of the Board and individual directors, Board succession planning, confidentiality and conflicts of interest, director commitments, director orientation and education, director access to management, Board access to outside financial, business and legal advisors, management development and succession planning, and Board interaction with stockholders. Our Corporate Governance Policies provide for retirement at age 72. The Board monitors emerging issues and amends these policies from time to time as rules and regulations change and governance practices develop. To see the policies, go to the Investors section of our website at www.kimberly-clark.com.
Board and Committee Evaluations. The Board conducts annual self-evaluations to determine whether it and its committees are functioning effectively and whether its governing documents continue to remain appropriate. Each Board member is periodically evaluated on an individual basis. The process is designed and overseen by our Lead Director and our Nominating and Corporate Governance Committee, and the results of the evaluations are discussed by the full Board.
Each committee annually reviews its own performance and assesses the adequacy of its charter, and reports the results and any recommendations to the Board.
Board Succession Planning. Our Nominating and Corporate Governance Committee maintains and reviews a succession plan for the Board, as described in “Proposal 1. Election of Directors - Process and Criteria for Nominating Directors.”
Service on Other Public Boards. Under our Corporate Governance Policies, directors should not serve on more than four public company boards (including the Kimberly-Clark Board). The Board has reviewed the number of outside directorships held by directors and determined that all directors are in compliance. In addition, when nominating a director for service on the Board or for re-election, the Board considers whether, in light of other commitments (including public company board leadership positions), the nominee will have adequate time to serve as a director of Kimberly-Clark.
Code of Conduct. Kimberly-Clark has a Code of Conduct that applies to all of our directors, executive officers, and employees, including our CEO, Chief Financial Officer, and Vice President and Controller. It is available in the Investors section of our website at www.kimberly-clark.com. Any amendments to or waivers of our Code of Conduct applicable to our CEO, Chief Financial Officer, or Vice President and Controller will also be posted at that location. It is our policy that any waiver of our Code of Conduct for executive officers or directors may be made only by our Board or a committee of our Board.

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Corporate governance

Board and Management Roles in Risk Oversight

BOARD
The Board is responsible for providing risk oversight with respect to our operations. In connection with this oversight, the Board particularly focuses on our strategic and operational risks, as well as related risk mitigation. In addition, the Board reviews and oversees management’s response to key risks facing Kimberly-Clark.
The Board believes the allocation of risk management responsibilities described below supplements the Board’s leadership structure by allocating risk areas to an appropriate committee for oversight, allows for an orderly escalation of issues as necessary, and helps the Board satisfy its risk oversight responsibilities.
The Board’s committees review particular risk areas to assist the Board in its overall risk oversight of Kimberly-Clark:

AUDIT COMMITTEE
•oversees our risk management program, with a particular focus on our internal controls, compliance programs, financial statement integrity and fraud risks, data privacy, cybersecurity, business continuity, IT operational resilience, emerging technologies including artificial intelligence (AI) and regulatory matters, and related risk mitigation.
•receives regular reports from management on risk assessments, the risk management process, and issues related to the risks of managing our business.
•receives an annual enterprise risk management update, which describes our key financial, strategic, operational, and compliance risks.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE
•reviews the risk profile of our compensation policies and practices. This process includes a review of an assessment of our compensation programs, as described in “Compensation Discussion and Analysis — Analysis of Compensation-Related Risks.”

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
•monitors risks relating to governance matters and recommends appropriate actions in response to those risks.
•along with its Sustainability Subcommittee, provides oversight of our corporate social responsibility programs and sustainability activities and receives regular updates on the effectiveness of these programs.

MANAGEMENT
Complementing the Board’s overall risk oversight, our senior executive team identifies and monitors key enterprise-wide and business unit risks, providing the basis for the Board’s risk review and oversight process.

We have a Global Risk Oversight Committee, consisting of management members from core business units and from our finance, treasury, global risk management, legal, internal audit, human resources, supply chain, and digital technology services functions. This committee identifies significant risks for review and updates our policies for risk management in areas such as hedging, foreign currency and country risks, product liability, property and casualty risks, data privacy and cybersecurity risks, geopolitical risks, and supplier and customer risks.

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Corporate governance

Information Security. Given the importance of information security and privacy, the Audit Committee receives quarterly reports from our Chief Digital and Technology Officer and our Chief Information Security Officer covering our program for managing information security risks, including data privacy and data protection risks. We internally follow the National Institute of Standards and Technology cybersecurity framework (NIST CSF) to assess the maturity of our cybersecurity programs. Our robust information security training program for employees includes:
•Information security concepts included in our mandatory onboarding Code of Conduct training for all employees
•Monthly phishing drills with global participation
•An annual Cyber Security Awareness Month (CSAM) event consisting of educational opportunities and activities for all employees, including internal and external speakers and presentations. Includes training focused on timely, risk-based topics that align to corporate initiatives.
•Table-top exercises with senior leaders covering ransomware and third-party threats
We maintain cyber insurance which includes coverage related to financial loss due to interruption of our information systems arising from a cybersecurity incident or damage to a third-party caused by a breach of our cybersecurity systems. However, costs related to a cyberattack may exceed the amount of insurance coverage or be excluded under the terms of our cybersecurity insurance policy. As a global company serving consumers in more than 175 countries and territories, we routinely experience a wide variety of cybersecurity incidents. However, we have not experienced a cybersecurity incident that has materially affected or is reasonably likely to materially affect our business strategy, results of operation, or financial condition.
Whistleblower Procedures. The Audit Committee has established procedures for receiving, recording, and addressing any complaints we receive regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission, by our employees or others, of any concerns about our accounting or auditing practices. We also maintain a toll-free Code of Conduct telephone helpline and a website, each allowing our employees and others to voice their concerns anonymously.
Chief Compliance Officer. Our Vice President, Deputy General Counsel and Chief Compliance Officer oversees our compliance programs. His duties include: regularly updating the Audit Committee on the effectiveness of our compliance programs, providing periodic reports to the Board, and working closely with our various compliance functions to promote coordination and sharing of best practices across these functions.
Management Succession Planning. In conjunction with the Board, the Management Development and Compensation Committee is responsible for periodically reviewing the long-term management development plans and succession plans for the CEO and other key officers, as well as the emergency succession plan for the CEO and other key officers if any of these officers unexpectedly becomes unable to perform his or her duties.
Disclosure Committee. We have established a Disclosure Committee to assist in fulfilling our obligations to maintain disclosure controls and procedures and to coordinate and oversee the process of preparing our periodic securities filings with the SEC. This committee is composed of members of management and is chaired by our Vice President and Controller.
No Executive Loans. We do not extend loans to our executive officers or directors, and, therefore, do not have any such loans outstanding.
Charitable Contributions. The Nominating and Corporate Governance Committee has adopted guidelines for the review and approval of charitable contributions by Kimberly-Clark (or any foundation under the common control of Kimberly-Clark) to organizations or entities with which a director or an executive officer may be affiliated. We will disclose in the Investors section of our website at www.kimberly-clark.com any contributions made by us to a tax-exempt organization under the following circumstances:
•An Independent Director serves as an executive officer of the tax-exempt organization; and
•If within the preceding three years, contributions in any single year from Kimberly-Clark to the organization exceeded the greater of $1 million or 2 percent of the tax-exempt organization’s consolidated gross revenues.

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Proposal 1 – Election of Directors

As of the date of this proxy statement, the Board of Directors consists of thirteen members. Each director’s term will expire at this year’s Annual Meeting. All the nominees standing for election at the Annual Meeting are being nominated to serve until the 2026 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. All nominees have advised us that they will serve if elected; however, should any nominee become unable to serve, proxies may be voted for another person designated by the Board.
Given the independent status of the nominees, if all nominees are elected at the Annual Meeting, twelve of the thirteen directors on our Board will be Independent Directors.
Process for Director Elections
Our Certificate of Incorporation provides that all of our directors must be elected annually. Our By-Laws provide that, in uncontested elections, directors must be elected by a majority of votes cast rather than by a plurality. If any incumbent director does not receive a majority of votes, he or she is required to tender his or her resignation for consideration by the Board.

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Proposal 1: Election of directors

Process and Criteria for Nominating Directors
The Board of Directors is responsible for approving candidates for Board membership. The Board has adopted a Board succession planning policy which formalizes its commitment to refreshing and maintaining a group of directors with diverse perspectives and capabilities. The Board believes that adding fresh perspectives is critical, but also values the institutional knowledge and experience of long-serving directors. The Board is committed to balancing these factors through our succession plan, retirement policy, and director evaluation process.

Succession Planning

Under our succession planning policy, the Nominating and Corporate Governance Committee maintains and reviews a Board succession plan, taking into account current composition and qualifications, Kimberly-Clark’s current and expected needs, director tenure, the effectiveness of the Board, and any planned or unplanned vacancies.

Candidate Sourcing

In consultation with the Chairman of the Board and the Lead Director, the Committee screens and recruits director candidates and recommends to the Board any new appointments and nominees for election as directors at our annual meeting of stockholders. It also recommends nominees to fill any vacancies. As provided in our Certificate of Incorporation, the Board of Directors has the authority to determine the size of the Board and appoint directors between annual meetings of stockholders.
The Committee may receive recommendations for Board candidates from various sources, including our directors, management, and stockholders. The Nominating and Corporate Governance Committee periodically retains a search firm to assist it in identifying and recruiting director candidates meeting the criteria specified by the Committee. In addition, as described in “Corporate Governance - Stockholder Rights,” our By-Laws provide for proxy access stockholder nominations of director candidates. Stockholders who wish to nominate directors under our proxy access By-Law should follow the instructions under “Other Information - Stockholder Director Nominees for Inclusion in Next Year’s Proxy Statement.” Stockholders who wish to nominate directors who are not intended to be included in the company’s proxy materials should follow the instructions under “Other Information - Stockholder Director Nominees Not Included in Next Year’s Proxy Statement.”

Director Criteria

The Committee believes that the criteria for director nominees should foster effective corporate governance, support our strategies and businesses, and ensure that our directors, as a group, both have an overall mix of the attributes needed for an effective Board and reflect diversity of background and viewpoint. The criteria should also support the successful recruitment of qualified candidates.
Qualified candidates for director are those who, in the judgment of the Committee, possess a sufficient mix of the experience attributes listed below to ensure effective service on the Board. In addition, all nominees must possess high standards for ethical behavior, good interpersonal skills, and a proactive and solution-oriented leadership style.

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Proposal 1: Election of directors

Key Director Experience Attributes

Consumer Products	Perspective on consumer needs and buying habits, industry trends, marketing campaigns and customer engagement to support our growth initiatives.
Digital	Knowledge of emerging technologies, including digital and e-commerce to support marketing, consumer engagement and innovation.
Social Responsibility
Experience leading or advocating for social responsibility initiatives, health and public policy, and integrating social responsibility into corporate strategy to support integrated sustainability programs.

International	Experience with markets outside of the United States, including exposure to different cultural perspectives and practices to support our global operations.
Marketing	Perspectives on building brand awareness and marketing to consumers as well as identifying, developing, and marketing new products, to support our growth initiatives.
M&A	Experience with acquisitions, divestitures and other strategic transactions to support our portfolio optimization efforts.
Financial Expertise	Understanding of accounting and financial reporting processes in large, complex businesses to support the oversight of our financial reporting and compliance.
Innovation/R&D	Experience with innovation processes and knowledge of emerging technologies to support our efforts to translate our consumer understanding into new and successful products.
Strategy & Transformation	Experience with strategic planning and transformation initiatives.
CEO Leadership	Leadership experience with a complex, large enterprise to offer perspectives on organizational planning, talent development, and driving long-term growth.
Cybersecurity	A background or oversight experience in information technology/software, cybersecurity or technology to support the Board’s management of cybersecurity risks.
Human Capital	Experience with talent acquisition, development and retention and fostering a positive corporate culture.

28	2026 Proxy Statement

Proposal 1: Election of directors

Key Attributes of Current Directors
The Nominating and Corporate Governance Committee has reviewed the background of each of our director nominees in light of the experience attributes described on the prior page. The Committee has determined that each nominee possesses a sufficient mix of the experience attributes and that the nominees collectively possess the necessary experience to effectively guide our company.

Consumer Products
10/13

Financial Expertise
11/13

Digital
7/13

Innovation/R&D
8/13

Social Responsibility
6/13

Strategy & Transformation
13/13

International
11/13

CEO Leadership
8/13

Marketing
11/13

Cybersecurity
4/13

M&A
11/13

Human Capital
13/13
As noted above, the Nominating and Corporate Governance Committee believes that diversity of backgrounds and viewpoints is a valuable attribute to include in the boardroom. The Committee has not established a formal policy regarding diversity.

2026 Proxy Statement	29

Proposal 1: Election of directors

The Nominees

Sylvia M. Burwell, 60 Former President, American University Director since: 2022
Notable Board Contributions:
•Ms. Burwell brings extensive regulatory, public health, and risk management experience from senior government roles, including as the 22nd U.S. Secretary of Health and Human Services (HHS)
•Her broad senior leadership experience spans managing a $1 trillion department at HHS to holding executive positions at two of the largest foundations in the world
•Ms. Burwell’s academic, government, and philanthropic background brings diversity of perspective to the Board, with experience that supports oversight of our strategy and purpose
Additional Key Skills and Experience:
•Social responsibility, cybersecurity, and strategy and transformation experience
•Qualifies as an “audit committee financial expert” under the SEC’s rules and regulations
Career Highlights:
•2024 - Present: Senior Professorial Lecturer, American University School of Public Affairs and Distinguished Fellow in Residence at the Sine Institute for Policy and Politics
•2017 – 2024: President, American University
•2014 – 2017: 22nd U.S. Secretary of Health and Human Services with oversight for the National Institutes of Health, Centers for Disease Control and Prevention, Food and Drug Administration, and the Medicaid and Medicare Programs
•2013 – 2014: Director, White House Office of Management and Budget
•2012 – 2013: President, Walmart Foundation
•2001 – 2011: Various senior global development and operational roles, Bill and Melinda Gates Foundation
Additional Public Company Board Memberships:
•None

30	2026 Proxy Statement

Proposal 1: Election of directors

John W. Culver, 65 Former Group President, North America and Chief Operating Officer, Starbucks Corporation Director since: 2020
Notable Board Contributions:
•Mr. Culver brings global brand and distribution expertise from over 20 years of leadership in the consumer products sector
•He brings extensive experience in product and brand growth across international and emerging markets, which has proven valuable in the context of our global presence
•He strengthens our Board’s knowledge of digital marketing and e-commerce, which are critical skill sets as we grow our e-commerce capabilities amid an evolving consumer marketplace
Additional Key Skills and Experience:
•Information technology, cybersecurity, social responsibility, M&A, strategy and transformation, and human capital experience
•Meets the Nasdaq listing standard of financial sophistication
Career Highlights:
•2021 – 2022: Group President, North America and Chief Operating Officer, Starbucks Corporation
•2018 – 2021: Group President, International, Channel Development and Global Coffee & Tea, Starbucks Corporation
•2017 – 2018: Group President, International and Channels, Starbucks Corporation
•2016 – 2017: Group President, Starbucks Global Retail, Starbucks Corporation
•2013 – 2016: Group President, China, Asia Pacific, Channel Development and Emerging Brands, Starbucks Corporation
•2011 – 2013: President, Starbucks Coffee China and Asia Pacific, Starbucks Corporation
•2009 – 2011: President, Starbucks Coffee International, Starbucks Corporation
•2002 – 2009: Various other consumer products roles, Starbucks Corporation
Other Affiliations:
•Director of The Mission Continues (national, nonpartisan nonprofit that empowers veterans to continue their service)
Additional Public Company Board Memberships:
•2021 – Present: Columbia Sportswear Company

2026 Proxy Statement	31

Proposal 1: Election of directors

Michael D. Hsu, 61 Chairman of the Board and CEO, Kimberly-Clark Corporation Director since: 2017
Notable Board Contributions:
•Mr. Hsu brings deep consumer experience from over 30 years in the consumer products industry, where he has served in leadership roles across operations, sales, marketing, and logistics
•His deep familiarity with our business units, global innovation, market, and supply chain functions from over 13 years at Kimberly-Clark reinforces our Board’s understanding of our day-to-day operations
•Mr. Hsu’s experience building and restoring global consumer brands at Ore-Ida and Kraft Grocery is invaluable as we drive our Powering Care transformation strategy forward
Additional Key Skills and Experience:
•Digital, marketing, innovation/R&D, social responsibility, M&A, and human capital experience
•Meets the Nasdaq listing standard of financial sophistication
Career Highlights:
•2019 – Present: Chief Executive Officer, Kimberly-Clark (appointed Chairman of the Board in 2020)
•2017 – 2019: President and Chief Operating Officer, Kimberly-Clark
•2013 – 2016: Group President, North America, Kimberly-Clark
•2012 – 2013: Group President, North America Consumer Products, 2012: Executive Vice President and Chief Commercial Officer, Kraft Foods
•2010 – 2012: President of Sales, Customer Marketing and Logistics, Kraft Foods
•2008 – 2010: President, Grocery Business Unit, Kraft Foods
•2006 – 2008: President, Foodservice, H.J. Heinz Company
Additional Public Company Board Memberships:
•2024 – Present: McDonald’s Corporation
•2020 – 2023: Texas Instruments Incorporated

32	2026 Proxy Statement

Proposal 1: Election of directors

Mae C. Jemison, M.D., 69 President, The Jemison Group, Inc. Director since: 2002
Notable Board Contributions:
•Dr. Jemison brings expertise in scientific and medical research and innovation developed through her academic background (doctorate degree in medicine; degree in chemical engineering) and founding and leading technology-focused businesses and organizations
•She brings a valuable perspective of integrating social responsibility into corporate strategy, drawing from relevant experiences including as a professor of environmental studies
•Dr. Jemison contributes an entrepreneurial and innovative mindset to our Board’s oversight
Additional Key Skills and Experience:
•International, compensation, governance, strategy and transformation, human capital, and public company board experience
•Meets the Nasdaq listing standard of financial sophistication
•Founding chair of the State of Texas Product Development and Small Business Incubator Board and was a member of the Advisory Board of the National Institute of Health for Biomedical Imaging and Bioengineering
Career Highlights:
•1993 – Present: Founder and President, The Jemison Group, Inc. (science, technology, and innovation consulting company)
•1995 – 2002: Professor of Environmental Studies, Dartmouth College
•1987 – 1993: Astronaut, National Aeronautics and Space Administration (NASA)
Additional Affiliations:
•Principal for the 100 Year Starship Project and serves on executive advisory board of Breakthrough Starshot (research initiatives fostering technological innovation for space travel)
•Founded the Dorothy Jemison Foundation for Excellence and developed The Earth We Share international science camp and STEM programs
•Founding Chair of the State of Texas Product Development and Small Business Incubator Board
•Faculty member at EnMed Texas A&M School of Engineering and adjunct professor at Dartmouth’s medical school
•Member of National Academy of Medicine and serves on its governance council; former member of Advisory Board of the National Institute of Health for Biomedical Imaging and Bioengineering
•Member of the NASA Innovative Advanced Concepts (NAC) External Advisory Council
•Serves on the Board of the African Museum of Science and Technology (Kenya)
Additional Public Company Board Memberships:
•None

2026 Proxy Statement	33

Proposal 1: Election of directors

Deeptha Khanna, 50 EVP and Chief Business Leader, Personal Health, Royal Philips Director since: 2023
Notable Board Contributions:
•Ms. Khanna brings a strong consumer mindset with over 27 years of experience in the consumer and health sectors at Royal Philips, Johnson & Johnson, and Procter & Gamble
•She strengthens our Board’s understanding of global consumer behavior, supply chains, and operations, having led businesses across international markets
•Ms. Khanna’s experience in strategy and transformation, innovation, and M&A is invaluable as we execute our growth strategy
Additional Key Skills and Experience:
•Social responsibility, marketing, digital marketing, and e-commerce experience
•Meets the Nasdaq listing standard of financial sophistication
Career Highlights:
•2020 – Present: Executive Vice President and Chief Business Leader, Personal Health, and member of Executive Committee, Royal Philips (health technology company)
•2019 – 2020: Global President, Skin Health and Office of Marketing Value, Johnson & Johnson
•2017 – 2019: Global President, Baby Care, Johnson & Johnson
•2015 – 2017: Vice President, Baby Care, Asia Pacific and Global Emerging Markets, Johnson & Johnson
•1998 – 2015: Various global marketing and brand management roles, Procter & Gamble
Additional Public Company Board Memberships:
•None

34	2026 Proxy Statement

Proposal 1: Election of directors

S. Todd Maclin, 69 Retired Chairman, Chase Commercial and Consumer Banking, JPMorgan Chase & Co. Director since: 2019
Notable Board Contributions:
•Mr. Maclin has a robust background in banking and finance from a 37-year career at JPMorgan Chase, including M&A and strategy and transformation experience
•His expertise in navigating complex global business environments and managing external risks supports the Board’s oversight in a competitive industry
•He brings a differentiated consumer perspective through his leadership as Chairman of Chase Commercial and Consumer Banking
Additional Key Skills and Experience:
•Consumer products, digital, marketing, cybersecurity, and information technology experience
•Meets the Nasdaq listing standard of financial sophistication
Career Highlights:
•2013 – 2016: Chairman, Chase Commercial and Consumer Banking, JPMorgan Chase & Co.
•2008 – 2014: Operating Committee Member, JPMorgan Chase & Co.
•1980 – 2013: Various leadership roles, including Regional Executive for Texas and the Southwest U.S. and Global Executive for Energy Investment Banking, JPMorgan Chase & Co.
Other Affiliations:
•Various leadership roles at the University of Texas, including Director of The University of Texas Development Board, former President and Interim Co-Director of Texas Exes, and member of the Board of Children's Health Services of Texas (CHST)
•Board member of RRH Corporation (parent company of Hunt Consolidated, Inc.) and Arvest Banking Corporation (private bank); also serves as a Board advisor for OakTruss Group (formerly known as Cyber Defense Labs)
•Member of the Center for Strategic International Studies (CSIS) Advisory Board and co-Chair of its CSIS Dallas Roundtable
•Member of Everside Capital Partners Senior Advisory Committee
Additional Public Company Board Memberships:
•2020 – Present: Trinity Industries, Inc.

2026 Proxy Statement	35

Proposal 1: Election of directors

Deirdre A. Mahlan, 63 Former President, CEO and Chairperson The Duckhorn Portfolio, Inc. Director since: 2021
Notable Board Contributions:
•Ms. Mahlan brings deep industry and operational expertise through global leadership roles, including CEO and CFO experience at branded consumer goods companies
•Her extensive experience in M&A and strategy and transformation, developed across her 19 years at Diageo, has been integral to the Board’s oversight of the pending Kenvue acquisition
•She also provides experience in Board oversight of a public company in the consumer health space through her former directorship at Haleon plc
Additional Key Skills and Experience:
•CEO leadership, accounting and finance, marketing, and human capital experience
•Qualifies as an “audit committee financial expert” under the SEC’s rules and regulations
Career Highlights:
•2025: Interim Chief Financial Officer, Diageo plc (through December 2025)
•2024: President, Chief Executive Officer, and Chairperson of The Duckhorn Portfolio, Inc. (initially served as Interim President, Chief Executive Officer, and Chairperson from September 2023 to April 2024)
•2015 – 2020: President of Diageo North America, Diageo plc
•2010 – 2015: Chief Financial Officer, Diageo plc
•2002 – 2010: Various financial leadership roles, including Deputy Financial Officer and Head of Tax and Treasury, Diageo plc
•1984 – 1992: Audit roles across multiple diversified global companies, PricewaterhouseCoopers
Additional Public Company Board Memberships:
•2025 – Present: The Hershey Company
•2022 – 2024: Haleon plc
•2021 – 2024: The Duckhorn Portfolio, Inc.

36	2026 Proxy Statement

Proposal 1: Election of directors

Sherilyn S. McCoy, 67 Former Chief Executive Officer, Avon Products, Inc. Director since: 2018
Notable Board Contributions:
•Ms. McCoy brings over 30 years of experience in personal care products and branded consumer packaged goods through global leadership roles at Johnson & Johnson and Avon Products
•Her deep sector familiarity, M&A, and strategy and transformation experience, developed across key senior executive and Board roles, is invaluable as we execute our Powering Care transformation strategy
•Ms. McCoy’s expertise in innovation, R&D, and brand investments is critical as we strengthen our brand growth strategies on a global scale
Additional Key Skills and Experience:
•CEO leadership, marketing, compensation, governance, and M&A experience
•Meets the Nasdaq listing standard of financial sophistication
Career Highlights:
•2012 – 2018: Chief Executive Officer and Director, Avon Products, Inc. (personal care products company)
•2011 – 2012: Vice Chairman, Johnson & Johnson (responsible for oversight of Pharmaceutical, Consumer, Corporate Office of Science & Technology, and Information Technology divisions)
•2009 – 2011: Worldwide Chairman, Pharmaceuticals Group, Johnson & Johnson
•2008 – 2009: Worldwide Chairman, Surgical Care Group, Johnson & Johnson
•2005 – 2008: Company Group Chairman and Worldwide Franchise Chairman, Ethicon, Inc. (subsidiary of Johnson & Johnson)
Additional Public Company Board Memberships:
•2018 – Present: Stryker Corporation
•2017 – Present: AstraZeneca PLC
•2018 – 2022: NovoCure Limited
•2020 – 2021: Certara Inc. (Ms. McCoy initially joined the Board in 2018, prior to IPO in 2020)

2026 Proxy Statement	37

Proposal 1: Election of directors

Christa S. Quarles, 52 Chief Executive Officer, Parallels Director since: 2016
Notable Board Contributions:
•Ms. Quarles brings robust strategic transformation experience, including leading OpenTable through its pivotal transition to cloud-based, small business solutions
•Her track record of delivering results in digital commerce has provided critical insight into an important component of our marketing and distribution strategy
•Ms. Quarles’ technology and cybersecurity expertise, gained through her leadership roles at Parallels and OpenTable, supports our Board’s oversight of opportunities and risks in these areas
Additional Key Skills and Experience:
•Consumer products, international, innovation, digital marketing, M&A, and human capital experience
•Meets the Nasdaq listing standard of financial sophistication
Career Highlights:
•2020 – Present: Chief Executive Officer and Director, Parallels (portfolio software company of KKR)
•2019 – 2020: Operating Partner, Advent International
•2015 – 2018: Chief Executive Officer, OpenTable, Inc. (also served as Chief Financial Officer from May – November 2015)
•2014 – 2015: Chief Business Officer, Nextdoor, Inc.
•2010 – 2014: Various positions in mobile and social games, The Walt Disney Company
•2009 – 2010: Chief Financial Officer, Playdom Inc. (acquired by The Walt Disney Company in 2010)
Additional Public Company Board Memberships:
•2021 – Present: Affirm Holdings, Inc.

38	2026 Proxy Statement

Proposal 1: Election of directors

Jaime A. Ramirez, 59 Chief Executive Officer, Fluidra Director since: 2021
Notable Board Contributions:
•Mr. Ramirez brings strategic and operational leadership expertise from over 30 years in the branded consumer goods sector at Fluidra and Stanley Black & Decker
•He contributes a unique global perspective from his extensive experience overseeing businesses across emerging and international markets
•Mr. Ramirez’s demonstrated leadership in scaling and overseeing effective operations across product lines supports our Board’s oversight of these critical aspects of our growth strategy
Additional Key Skills and Experience:
•Innovation, M&A, and strategy and transformation experience
•Qualifies as an “audit committee financial expert” under the SEC’s rules and regulations
Career Highlights:
•2024 – Present: Chief Executive Officer, Fluidra (swimming pool and wellness company)
•2020 – 2022: Executive Vice President and President, Global Tools & Storage, Stanley Black & Decker
•2019 – 2020: Senior Vice President and Chief Operating Officer, Tools & Storage, Stanley Black & Decker
•2012 – 2019: Senior Vice President and President, Global Emerging Markets, Stanley Black & Decker
•1991 – 2012: Various international leadership roles, including President, Construction and DIY, Latin America and President, Latin America Group, Stanley Black & Decker
Additional Public Company Board Memberships:
•None

2026 Proxy Statement	39

Proposal 1: Election of directors

Joseph Romanelli, 52 President, Human Health International, Merck Director since: November 2024
Notable Board Contributions:
•Mr. Romanelli brings international leadership experience, as well as a deep familiarity with the healthcare space, from almost 30 years at Merck and predecessor companies
•He brings an understanding of the investor perspective to the Board, developed through his former Investor Relations roles
•Mr. Romanelli’s strong marketing and innovation experience supports the Board’s oversight of our work to innovate across key markets
Additional Key Skills and Experience:
•Consumer products, digital, M&A, strategy and transformation, and human capital experience
•Qualifies as an “audit committee financial expert” under the SEC’s rules and regulations
Career Highlights:
•2022 – Present: President, Human Health International, Merck & Co., Inc.
•2021 – 2022: Chief Executive Officer, JiXing Pharmaceuticals (China-based biopharmaceutical company)
•2016 – 2021: President MSD China, Merck & Co., Inc.
•1996 – 2021: Various global leadership and Investor Relations roles, including Vice President, Investor Relations (from 2013 – 2015), Merck & Co., Inc.
Additional Public Company Board Memberships:
•None

40	2026 Proxy Statement

Proposal 1: Election of directors

Dunia A. Shive, 65 Former President and Chief Executive Officer, Belo Corp. Director since: 2019
Notable Board Contributions:
•Ms. Shive brings experience in complex M&A transactions and post-M&A integration through her leadership role at Belo Corp. during its merger with Gannett and at TEGNA (formerly Gannett) after the transaction
•She has deep familiarity with marketing solutions across both traditional and digital platforms through her extensive experience at major media companies
•Ms. Shive’s digital and marketing expertise strengthens the Board’s understanding and oversight of emerging technologies and growth initiatives
Additional Key Skills and Experience:
•Accounting and finance, compensation, governance, strategy and transformation, and human capital experience
•Qualifies as an “audit committee financial expert” under the SEC’s rules and regulations
Career Highlights:
•2013 – 2017: Senior Vice President, TEGNA Inc. (broadcast and digital media company; formerly Gannett)
•2008 – 2013: President and Chief Executive Officer, Belo Corp. (acquired by Gannett in 2013)
•1993 – 2008: Various finance and operational roles, including Chief Financial Officer, Belo Corp.
Other Affiliations:
•Trustee of Downtown Dallas Parks Conservancy
Additional Public Company Board Memberships:
•2020 – Present: Main Street Capital Corporation
•2014 – Present: Trinity Industries, Inc.
•2021 – 2025: DallasNews Corporation

2026 Proxy Statement	41

Proposal 1: Election of directors

Mark T. Smucker, 56 Chair of the Board, President, and Chief Executive Officer, The J.M. Smucker Company Director since: 2019
Notable Board Contributions:
•Mr. Smucker brings deep industry knowledge and familiarity with branded consumer packaged goods through almost 30 years at The J.M. Smucker Company, including nearly 10 years as CEO
•His experience in navigating complex business environments is integral to the Board’s oversight of strategy and risk management
•Mr. Smucker’s innovation and marketing expertise further supports oversight of brand development, marketing, and distribution strategies
Additional Key Skills and Experience:
•Social responsibility, compensation, governance, M&A, and strategy and transformation experience
•Meets the Nasdaq listing standard of financial sophistication
Career Highlights:
•2016 – Present: Chair of the Board, President, and Chief Executive Officer, The J.M. Smucker Company (appointed to Chair role in 2022)
•2015 – 2016: President and President, Consumer and Natural Foods, The J.M. Smucker Company
•2011 – 2015: President, U.S. Retail Coffee, The J.M. Smucker Company
•2008 – 2011: President, Special Markets, The J.M. Smucker Company
•2007 – 2008: Vice President, International, The J.M. Smucker Company
•2006 – 2007: Vice President, International and Managing Director, Canada, The J.M. Smucker Company
Additional Public Company Board Memberships:
•2009 – Present: The J.M. Smucker Company

The Board of Directors unanimously recommends a vote FOR the election of each of the thirteen nominees for director.

Director Compensation
Directors who are not officers or employees of Kimberly-Clark or any of our subsidiaries, affiliates, or equity companies are “Outside Directors” for compensation purposes and are compensated for their services under our 2021 Outside Directors’ Compensation Plan. All Independent Directors currently on our Board are Outside Directors and are compensated under this Plan.
Our objectives for Outside Director Compensation are:
•to remain competitive with the compensation paid to outside directors of comparable companies
•to keep pace with changes in practices in director compensation
•to attract qualified candidates for Board service
•to reinforce our practice of encouraging stock ownership by our directors

42	2026 Proxy Statement

Proposal 1: Election of directors

The Nominating and Corporate Governance Committee periodically reviews the form and amount of non-management director compensation to ensure that it is appropriate relative to peer companies. The table below shows how we structured Outside Director compensation in 2025:

Additional Annual Grant of Restricted Share Units

35%
Cash retainer
$105,000
65%
Restricted
share units
$195,000

Committee Chairs
Audit	+$25,000
Management Development and Compensation	+$25,000
Nominating and Corporate Governance	+$25,000
Sustainability Subcommittee	+$20,000
Lead Director	+$30,000

Stockholder Alignment	Restricted share units are not paid out until retirement or other termination of Board service

New Outside Directors receive the full quarterly amount of the annual retainer for the quarter in which they join the Board. Their annual grant of restricted share units is pro-rated based on the date when they joined.
We also reimburse Outside Directors for expenses incurred in attending Board or committee meetings.
Restricted share units are not shares of our common stock. Rather, restricted share units represent the right to receive a pre-determined number of shares of our common stock within 90 days following a “restricted period” that begins on the date of grant and expires on the date the Outside Director retires from or otherwise terminates service on the Board. In this way, they align the director’s interests with the interests of our stockholders. Outside Directors may not dispose of the units or use them in a pledge or similar transaction. Outside Directors also receive additional restricted share units equivalent in value to the dividends that would have been paid to them if the restricted share units granted to them were shares of our common stock.

2026 Proxy Statement	43

Proposal 1: Election of directors

2025 Outside Director Compensation
The following table shows the compensation paid to each Outside Director for his or her service in 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	All Other Compensation ($)(4)	Total ($)(5)
Sylvia M. Burwell	105,000	195,000	10,000	310,000
John W. Culver	105,000	220,000	—	325,000
Mae C. Jemison, M.D.	105,000	215,000	—	320,000
Deeptha Khanna	105,000	195,000	—	300,000
S. Todd Maclin	105,000	195,000	20,000	320,000
Deirdre A. Mahlan	105,000	195,000	—	300,000
Sherilyn S. McCoy	105,000	225,000	20,000	350,000
Christa S. Quarles	105,000	195,000	5,000	305,000
Jaime A. Ramirez	105,000	195,000	2,080	302,080
Joseph Romanelli	105,000	195,000	—	300,000
Dunia A. Shive	105,000	220,000	—	325,000
Mark T. Smucker	105,000	220,000	—	325,000
(1)Amounts shown reflect the grant date fair value of those grants, determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 — Stock Compensation (“ASC Topic 718”) for restricted share unit awards granted pursuant to our 2021 Outside Directors’ Compensation Plan. See Note 8 to our audited consolidated financial statements included in our Annual Report on Form 10-K for 2025 for the assumptions used in valuing these restricted share units.
(2)Restricted share unit awards were granted to the Outside Directors on January 2, 2025. The number of restricted share units granted is set forth below:

Name	Restricted Share Unit Grants in 2025(#)
Sylvia M. Burwell	1,493
John W. Culver	1,684
Mae C. Jemison, M.D.	1,646
Deeptha Khanna	1,493
S. Todd Maclin	1,493
Deirdre A. Mahlan	1,493
Sherilyn S. McCoy	1,722
Christa S. Quarles	1,493
Jaime A. Ramirez	1,493
Joseph Romanelli	1,493
Dunia A. Shive	1,684
Mark T. Smucker	1,684

44	2026 Proxy Statement

Proposal 1: Election of directors

(3)As of December 31, 2025, Outside Directors had the following stock awards outstanding:

Name	Restricted Share Units(#)
Sylvia M. Burwell	5,765
John W. Culver	8,414
Mae C. Jemison, M.D.	63,164
Deeptha Khanna	3,680
S. Todd Maclin	10,533
Deirdre A. Mahlan	6,639
Sherilyn S. McCoy	12,817
Christa S. Quarles	16,483
Jaime A. Ramirez	6,639
Joseph Romanelli	1,778
Dunia A. Shive	11,447
Mark T. Smucker	10,323
(4)Reflects charitable matching gifts paid in 2025 under the Kimberly-Clark Foundation’s Matching Gifts Program to a charity designated by the director. This program is available to all our employees and directors. Under the program, the Kimberly-Clark Foundation matches employees’ and directors’ financial contributions to qualified educational and charitable organizations in the United States on a dollar-for-dollar basis, up to $10,000 per person per calendar year. Amounts paid in 2025 in connection with certain matching gifts for Messrs. Maclin and Ramirez, and Mmes. Burwell, McCoy and Quarles reflect donations made in 2024.
(5)During 2025, Outside Directors received additional restricted share units with a value equal to the cash dividends paid during the year on our common stock on the restricted share units held by them. Because we factor the value of the right to receive dividends into the grant date fair value of the restricted share units awards, the dividend equivalents received by Outside Directors are not included in the Outside Director Compensation table. The additional restricted share units credited in 2025 were as follows:

Name	Number of Restricted Share Units Credited in 2025(#)	Grant Date Fair Value of Restricted Share Units Credited($)
Sylvia M. Burwell	200.15	26,341
John W. Culver	296.72	39,044
Mae C. Jemison, M.D.	2,329.79	306,371
Deeptha Khanna	122.73	16,162
S. Todd Maclin	377.17	49,618
Deirdre A. Mahlan	232.59	30,607
Sherilyn S. McCoy	459.82	60,490
Christa S. Quarles	598.08	78,666
Jaime A. Ramirez	232.59	30,607
Joseph Romanelli	52.11	6,876
Dunia A. Shive	409.33	53,850
Mark T. Smucker	367.60	48,363
Other than the cash retainer, grants of restricted share units and the other compensation previously described, no Outside Director received any compensation or perquisites from Kimberly-Clark for services as a director in 2025.
A director who is not an Outside Director does not receive any compensation for services as a member of the Board or any committee, but is reimbursed for expenses incurred as a result of the services.

2026 Proxy Statement	45

Proposal 2 – Ratification of Auditor

The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, retention and oversight of our independent auditor. The Audit Committee is also responsible for overseeing the negotiation of the audit fees associated with retaining our independent auditor. To assure continuing auditor independence, the Audit Committee periodically considers whether a different audit firm should perform our independent audit work. Also, in connection with the mandated rotation of the independent auditor’s lead engagement partner, the Audit Committee and its chair are directly involved in the selection of the new lead engagement partner.
For 2026, the Audit Committee has selected Deloitte & Touche LLP (along with its member firms and affiliates, “Deloitte”) as the independent registered public accounting firm to audit our financial statements. In engaging Deloitte for 2026, the Audit Committee utilized a review and selection process that included the following:
•a review of management’s assessment of the services Deloitte provided in 2025 and a comparison of this assessment to prior years’ reviews
•discussions, in executive session, with the Chief Financial Officer and the Vice President and Controller regarding their viewpoints on the selection of the 2026 independent auditor and on Deloitte’s performance
•discussions, in executive session, with representatives of Deloitte about their possible engagement
•Audit Committee discussions, in executive session, about the selection of the 2026 independent auditor
•a review and approval of Deloitte’s proposed estimated fees for 2026
•a review and assessment of Deloitte’s independence
•the Audit Committee’s consideration of the fact that Deloitte has served as our independent auditor since 1928, including its understanding of our global business, accounting policies and practices, and internal control over financial reporting, and its conclusion that its term of service does not impact Deloitte’s independence
The Audit Committee and the Board believe that the continued retention of Deloitte to serve as our independent auditor is in the best interests of Kimberly-Clark and its stockholders, and they recommend that stockholders ratify this selection. If the stockholders do not ratify the selection of Deloitte, the Audit Committee will consider the selection of another independent auditor.
Representatives of Deloitte are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends a vote FOR ratification of Deloitte’s selection as Kimberly-Clark’s auditor for 2026.

46	2026 Proxy Statement

Proposal 2: Ratification of auditor

Principal Accounting Firm Fees
Our aggregate fees to Deloitte (excluding value added taxes) with respect to the fiscal years ended December 31, 2025 and 2024, were as follows (dollars in millions):

	2025	2024
Audit Fees(1)	$15.7	$13.9
Audit-Related Fees(2)	0.6	0.5
Tax Fees(3)	0.8	2.1
All Other Fees(4)	0.1	—
(1)These amounts represent fees billed or expected to be billed for professional services rendered by Deloitte for the audit of Kimberly-Clark’s annual financial statements for the fiscal years ended December 31, 2025 and 2024, reviews of the financial statements included in Kimberly-Clark’s quarterly reports on Form 10-Q, and other services that are normally provided by the independent registered public accounting firm in connection with statutory or regulatory filings or engagements for each of those fiscal years. These amounts also include fees for an audit of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.
(2)These amounts represent aggregate fees billed or expected to be billed by Deloitte for assurance and related services reasonably related to the performance of the audit or review of our financial statements, that are not included in the audit fees listed above. These services include engagements related to employee benefit plans, attest services (including for voluntary environmental, social, and governance reporting), assistance with and review of SEC filings, due diligence and accounting consultation in connection with acquisitions and dispositions, and other matters.
(3)These amounts represent Deloitte’s aggregate fees for tax compliance, tax advice and tax planning for 2025 and 2024. Approximately $0.1 million was for tax compliance/preparation fees in 2024.
(4)These amounts represent all other fees for products and services provided by Deloitte and not included in audit fees, audit-related fees, and tax fees above.
Audit Committee Approval of Audit and Non-Audit Services
The Audit Committee has a policy for pre-approval of all audit and permissible non-audit services provided by Deloitte. Each year, the Audit Committee approves the terms on which Deloitte is engaged for the ensuing year. At least quarterly, the Audit Committee reviews and, if appropriate, pre-approves non-audit services to be performed by Deloitte, reviews a report summarizing year-to-date approved non-audit services provided by Deloitte, and reviews an updated projection of the year’s estimated non-audit service fees. To ensure prompt handling of unexpected matters, the Audit Committee has delegated to the Chair of the Audit Committee the authority to amend or modify the list of audit and non-audit services and fees between meetings, as long as the additional or amended services do not affect Deloitte’s independence under applicable rules. The Audit Committee then reviews the Chair’s approval decisions each quarter.
All Deloitte services and fees in 2025 and 2024 were pre-approved by the Audit Committee or the Audit Committee Chair.

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Proposal 2: Ratification of auditor

Audit Committee Report
In accordance with its charter adopted by the Board, the Audit Committee assists the Board in overseeing the quality and integrity of Kimberly-Clark’s accounting, auditing and financial reporting practices.
In discharging its oversight responsibility for the audit process, the Audit Committee obtained from the independent registered public accounting firm (the “auditor”) a formal written statement describing all relationships between the auditor and Kimberly-Clark that might bear on the auditor’s independence, as required by Public Company Accounting Oversight Board (“PCAOB”) Rule 3526, Communication with Audit Committees Concerning Independence, discussed with the auditor any relationships that may impact the auditor’s objectivity and independence and satisfied itself as to the auditor’s independence. The Audit Committee also discussed with management, the internal auditors, and the auditor, the quality and adequacy of Kimberly-Clark’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the auditor and the internal auditors their audit plans, audit scope and identification of audit risks.
The Audit Committee discussed with the auditor the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. Also, with and without management present, it discussed and reviewed the results of the auditor’s examination of our financial statements and our internal control over financial reporting. The Committee also discussed the results of internal audit examinations.
Management is responsible for preparing Kimberly-Clark’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and for establishing and maintaining Kimberly-Clark’s internal control over financial reporting. The auditor has the responsibility for performing an independent audit of Kimberly-Clark’s financial statements and internal control over financial reporting, and expressing opinions on the conformity of Kimberly-Clark’s financial statements with GAAP and the effectiveness of internal control over financial reporting. The Audit Committee discussed and reviewed Kimberly-Clark’s audited financial statements as of and for the fiscal year ended December 31, 2025, with management and the auditor. The Audit Committee also reviewed management’s assessment of the effectiveness of internal controls as of December 31, 2025, and discussed the auditor’s examination of the effectiveness of Kimberly-Clark’s internal control over financial reporting.
Based on the above-mentioned reviews and discussions with management and the auditor, the Audit Committee recommended to the Board that Kimberly-Clark’s audited financial statements be included in Kimberly-Clark’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the SEC. The Audit Committee also has selected and recommended to stockholders for ratification the reappointment of Deloitte as the independent registered public accounting firm for 2026.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Dunia A. Shive, Chair Sylvia M. Burwell Deeptha Khanna Deirdre A. Mahlan Jaime A. Ramirez Joseph Romanelli

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Proposal 3 – Advisory Vote to Approve Named Executive Officer Compensation

In the Compensation Discussion and Analysis that follows, we describe in detail our executive compensation program, including its objectives, policies, and components. As discussed in that section, our executive compensation program seeks to align the compensation of our executives with our strategic objectives. To this end, the Management Development and Compensation Committee (the “Committee”) has adopted executive compensation policies that are designed to achieve the following objectives:
•Pay-for-Performance. Support a performance-oriented environment that rewards achievement of our financial and non-financial goals.
•Focus on Long-Term Success. Reward executives for long-term strategic management and stockholder value enhancement.
•Stockholder Alignment. Align the financial interests of our executives with those of our stockholders.
•Quality of Talent and Retention. Attract and retain executives whose abilities are considered essential to our long-term success.
For a more detailed discussion of how our executive compensation program reflects these objectives and policies, including information about the fiscal year 2025 compensation of our named executive officers, see “Compensation Discussion and Analysis.”
We are asking our stockholders to support our executive compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our executive compensation on an annual basis. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our executives and the objectives, policies, and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote on the following resolution at the Annual Meeting:
RESOLVED, that the compensation paid to the Corporation’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved by the Corporation’s stockholders on an advisory basis.
The say-on-pay vote is advisory and is therefore not binding on Kimberly-Clark, the Committee, or our Board. Nonetheless, the Committee and our Board value the opinions of our stockholders. Therefore, to the extent there is any significant vote against the executive compensation as disclosed in this proxy statement, the Committee and our Board will consider our stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns.

The Board of Directors unanimously recommends a vote FOR the approval of named executive officer compensation, as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules.

2026 Proxy Statement	49

Compensation Discussion and Analysis
This Compensation Discussion and Analysis is intended to provide investors with an understanding of our compensation policies and decisions regarding 2025 compensation for our named executive officers.
For 2025, our named executive officers are:

Named Executive Officer	Title
Michael D. Hsu	Chairman of the Board and Chief Executive Officer
Nelson Urdaneta	Senior Vice President and Chief Financial Officer
Russell Torres	President and Chief Operating Officer
Zackery Hicks	Chief Digital and Technology Officer
Jeffrey Melucci	Chief Strategy, Business Development and Administrative Officer
On May 1, 2025, Mr. Torres was promoted to President and Chief Operating Officer. He is responsible for the day-to-day operations of our business segments, along with our global growth, innovation, digital and technology, and supply chain functions. Prior to such date, he served as President, North America and was responsible for our consumer business and our professional business in North America.
On May 1, 2025, Mr. Melucci’s title was changed to Chief Strategy, Business Development and Administrative Officer to better reflect his responsibilities. He is responsible for our strategy, business development and other core corporate affairs and functions. Prior to such date, he served as Chief Business, Strategy and Transformation Officer.
2025 Performance and Pay Decisions
Based on 2025 performance, the Committee concluded that:
•management did not achieve its financial targets for 2025, mostly due to a more challenging macro environment, pricing pressures, and higher input cost inflation including tariffs.
•management nevertheless continued to make good progress executing our strategies for our long-term success, including:
•aligning our portfolio, including the execution of pending agreements to acquire Kenvue and to transfer our IFP business to a joint venture with Suzano,
•continuing execution of our 2024 transformation initiative to realign our structure to streamline our global supply chain and improve the efficiency of our corporate and regional overhead cost structures,
•focusing on targeted growth initiatives and product innovations,
•continuing to enhance our commercial capabilities for long-term success,
•emphasizing market share improvement in our priority markets,
•leveraging cost and financial discipline to fund growth and improve margins, generating significant cost savings, and managing discretionary spending, and
•allocating capital in stockholder-friendly ways, increasing the annual dividend by 3.3 percent, and returning approximately $1.8 billion to stockholders through dividends and share repurchases.

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Compensation discussion and analysis

As measured under our annual incentive program, we delivered the results below in organic sales growth and adjusted earnings per share (EPS).

Performance Measure	2025 Results	2025 Target
Organic sales growth*	1.1%	2.5%
Adjusted EPS**	$7.37	$7.56
*    Organic sales growth and Adjusted EPS are non-GAAP financial measures. See “2025 Performance Goals, Performance Assessments and Payouts” for additional information on how we use these measures to promote our pay-for-performance culture.
**    Adjusted EPS for 2025 (as included in our fourth quarter 2025 earnings release) included certain adjustments to our GAAP diluted earnings per share that are discussed further in Appendix A. For purposes of the annual incentive program, the Committee excluded the impact of pausing depreciation and amortization (“D&A”) expense for our IFP business reported as discontinued operations on these full-year performance metrics, as this pause was due to accounting requirements and was not comprehended in the 2025 target amount.
For our additional corporate non-financial strategic performance goals, actual results against the targets resulted in a 70 percent payout for our market share goal and 100 percent payout for our enabling our purpose goal.
Based on our performance, the Committee concluded that management did not achieve its financial or non-financial targets for 2025. Accordingly, the Committee approved annual cash incentives for 2025 at the calculated payout amounts, which were below the target amounts, including an incentive payout for the CEO at 61 percent of his target payment amount.
The Committee evaluated the results of the three-year performance period for the performance-based restricted share units that were granted in 2023. Based on these results, the Committee determined that we met our performance goal for organic sales growth and exceeded our maximum performance goal for modified free cash flow. As a result, the payout percentage for the share units was 150 percent of target.
At-Risk Compensation
Pay-for-performance is a key objective of our compensation programs. Consistent with that objective, at-risk compensation constituted a significant portion of our named executive officers’ direct annual compensation targets for 2025. Also, to further align the financial interests of our executives with those of our stockholders, a majority of our executives’ target direct compensation for 2025 was equity based.
Composition of Target Direct Compensation
Chairman and CEO

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Compensation discussion and analysis

Average of Other Named Executive Officers
Committee Consideration of 2025 Stockholder Advisory Vote

At our 2025 Annual Meeting, our executive compensation program received the support of approximately 92% of shares represented at the meeting.
The Committee has considered the results of this vote and views this outcome as evidence of stockholder support of its executive compensation decisions and policies. Accordingly, we continued our general approach to compensation for 2026, specifically our pay-for-performance philosophy and our efforts to attract, retain, and motivate our executives. The Committee will continue to review the annual stockholder votes on our executive compensation program and determine whether to make any changes in light of the results.

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Compensation discussion and analysis

Executive Compensation Objectives and Policies
The Committee establishes and administers our policies governing the compensation of our elected officers, including our named executive officers. The Committee reviews our compensation philosophy annually and determines whether it supports our business objectives and is consistent with the Committee’s charter.
The Committee has adopted executive compensation policies that are designed to achieve the following objectives:

Objective	Description	Related Policies

Pay-for-Performance	Support a performance-oriented environment that rewards achievement of our financial and non-financial goals.
Our named executive officers’ pay varies with the levels at which annual and long-term performance goals are achieved. The Committee chooses performance goals that align with our strategies for sustained growth and profitability.

Focus on Long-Term Success	Reward executives for long-term strategic management and stockholder value enhancement.
The largest single component of our named executive officers’ annual target compensation is in the form of performance-based restricted share units. The number of shares actually received on payout of these units depends on our performance over a three-year period.

Stockholder Alignment	Align the financial interests of our executives with those of our stockholders.
Equity-based awards make up the largest part of our named executive officers’ annual target compensation. Our named executive officers receive performance-based and time-vested restricted share units which pay out in shares of our common stock. We also have other policies that link our executives’ interests with those of our stockholders, including target stock ownership guidelines.

Quality of Talent & Retention
Attract and retain highly skilled executives whose abilities are considered essential to our long-term success as a global company operating our North America, International Personal Care (IPC) and International Family Care and Professional (IFP) businesses.

The Committee reviews peer group data to ensure our executive compensation program remains competitive so we can continue to attract and retain this talent. From time to time, we recruit executives from other industries with relevant critical skills needed to support our strategic priorities.

These compensation objectives and policies seek to align the compensation of our elected officers, including our named executive officers, with our strategic objectives to:
•grow our portfolio of brands through innovation, category development, and commercial execution
•leverage our cost and financial discipline to fund growth and improve margins
•allocate capital in value-creating ways

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Compensation discussion and analysis

Components of Our Executive Compensation Program
The table below gives an overview of the compensation components used in our program and matches each with one or more of the objectives described above.

Component	Objectives	Purpose

Base salary	Quality of Talent & Retention	Provide annual cash income based on: •level of responsibility, skills, experience, and performance •comparison to market pay information

Annual cash incentive	Pay-for-Performance
Motivate and reward achievement of the following annual performance goals:
•corporate key financial goals
•other corporate non-financial strategic performance goals
•performance of the operational business unit of the individual, as applicable

Long-term equity incentive	Stockholder Alignment Focus on Long-Term Success Pay-for-Performance Quality of Talent & Retention
Provide an incentive to deliver stockholder value and to achieve our long-term objectives, through annual awards of:
•performance-based restricted share units
•time-vested restricted share units
Additional time-vested restricted share units may be granted from time to time for recruiting, retention, or other purposes

Retirement benefits	Quality of Talent & Retention	Provide competitive retirement plan benefits through 401(k) plan and other defined contribution plans

Perquisites	Quality of Talent & Retention	Provide minimal additional benefits

Post-termination compensation (severance and change of control)	Quality of Talent & Retention
Encourage attraction and retention of executives critical to our long-term success and competitiveness:
•Severance Pay Plan, which provides eligible employees, including executives, payments and benefits in the event of certain involuntary terminations
•Executive Severance Program, which provides eligible employees, including executives, payments in the event of a qualified separation of service following a change of control

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Compensation discussion and analysis

Setting Annual Compensation
This section describes how the Committee thinks about annual compensation and the processes that it followed in setting 2025 target annual compensation for our named executive officers.
Focus on Direct Annual Compensation
In setting 2025 compensation for our executive officers, including our CEO, the Committee focused on direct annual compensation, which consists of annual cash compensation (base salary and annual cash incentive) and long-term equity incentive compensation (performance-based restricted share units and time-vested restricted share units). The Committee considered annual cash and long-term equity incentive compensation both separately and as a package to help ensure that our executive compensation objectives are met.
Executive Compensation Peer Group
To ensure that our executive compensation programs are reasonable and competitive in the marketplace, the Committee compares our programs to those at peer companies. In 2025, the Committee used the following peer group that contains consumer goods and business-to-business companies of a similar size against whom we compete for talent:

2025 Executive Compensation Peer Group
3M	Hershey	Mondelēz International
Campbell Soup	Honeywell International	Newell Brands
Clorox	J.M. Smucker	Nike
Coca-Cola	Kellanova	PepsiCo
Colgate-Palmolive	Kenvue	Procter & Gamble
Conagra Brands	Kraft Heinz	V.F. Corp.
General Mills
In developing the peer group, the Committee does not consider individual company compensation practices, and no company has been included or excluded because it is known to pay above-average or below-average compensation. The Committee (working with the Committee’s retained independent compensation consultant, Semler Brossy, and the company’s retained consultant, Mercer), reviews the peer group annually to ensure that it continues to serve as an appropriate comparison for our compensation program.
In setting compensation for 2025, the Committee did not make any changes to the peer group used in 2024. For purposes of setting executive compensation for 2026, the Committee removed Honeywell in light of its planned separation into three companies, and removed Kellanova in light of its acquisition by Mars, Incorporated.
Process for Setting Direct Annual Compensation Targets for Our Named Executive Officers
In setting the direct annual compensation of our executive officers, the Committee evaluates both market data provided by the compensation consultants and information on the performance of each executive officer for prior years.

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Compensation discussion and analysis

To remain competitive in the marketplace for executive talent, the target levels for the executive officers’ total direct compensation are based on an assessment of pay positioning against comparable positions in our peer group. To reinforce a pay-for-performance culture, targets for individual executive officers may also reflect the individual’s performance in prior years and experience in the position. The Committee believes that setting targets as described above and providing incentive compensation opportunities that will enable executives to earn above-target compensation if they deliver above-target performance on their performance goals are consistent with the objectives of our compensation policies. In particular, the Committee believes that this approach enables us to attract and retain skilled and talented executives to guide and lead our businesses and supports a pay-for-performance culture.
When setting annual compensation for our executive officers, the Committee considers each compensation component (base salary, annual cash incentive, and long-term equity incentive), but its decision regarding a particular component does not necessarily impact its decision about other components.
In setting compensation for executive officers that join us from other companies, the Committee evaluates market data for the position to be filled. The Committee recognizes that in order to successfully recruit a candidate to leave his or her current position and to join Kimberly-Clark, the candidate’s compensation package may have to exceed his or her current compensation.
The Committee determines the CEO’s direct annual compensation in the same manner as the direct annual compensation of the other named executive officers.
Direct Annual Compensation Targets for 2025
Consistent with its focus on direct annual compensation, the Committee approved 2025 direct annual compensation targets for each of our named executive officers. The Committee believes that these target amounts, which formed the basis for the Committee’s compensation decisions for 2025, were appropriate and consistent with our executive compensation objectives:

Name	2025 Direct Annual Compensation Target ($)
Michael D. Hsu	15,625,000
Nelson Urdaneta	5,360,000
Russell Torres	6,493,750
Zackery Hicks	5,100,000
Jeffrey Melucci	5,079,900
These 2025 direct annual compensation target amounts differ from the amounts set forth in the Summary Compensation Table primarily in the following ways:
•Base salaries are adjusted on April 1 of each year, while the Summary Compensation Table includes salaries for the calendar year. See “Executive Compensation for 2025 – Base Salary.”
•Annual cash incentive compensation is included at the target level, while the Summary Compensation Table reflects the actual amount earned for 2025.
•In setting direct annual compensation targets, the Committee does not include increases in deferred compensation earnings or other compensation, while those amounts are required to be included in the Summary Compensation Table.

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Executive Compensation for 2025
To help achieve the objectives discussed above, our executive compensation program for 2025 consists of fixed and performance-based components, as well as short-term and long-term components.
Base Salary
To attract and retain high caliber executives, we pay our executives an annual fixed salary that the Committee considers competitive in the marketplace.
Salary ranges and individual salaries for executive officers are reviewed annually, and salary adjustments generally are effective on April 1 of each year. In determining individual salaries, the Committee considers the salary levels for similar positions at our peer group companies, as well as the executive’s performance, leadership, and experience in his or her position. This performance evaluation is based on how the executive performs during the year against results-based objectives established at the beginning of the year and considers their demonstration of executive leadership characteristics. From time to time, if warranted, executives and other employees may receive additional salary increases because of promotions, changes in duties and responsibilities, retention concerns, or market conditions.
In 2025, the Committee approved the following base salaries for our named executive officers:

Name	2025 Base Salary ($)	Increase in 2025
Michael D. Hsu	1,500,000	—%
Nelson Urdaneta	930,000	3.3%
Russell Torres	975,000	8.3%
Zackery Hicks	1,050,000	2.9%
Jeffrey Melucci	919,000	2.1%
The increases for Mr. Urdaneta, Mr. Hicks and Mr. Melucci from 2024 are consistent with the annual merit increases provided to all employees. The Committee increased Mr. Torres’ base salary upon his promotion to President and Chief Operating Officer effective May 1, 2025.
Annual Cash Incentive Program
Consistent with our pay-for-performance compensation objective, our executive compensation program includes an annual cash incentive program to motivate and reward executives in achieving annual performance objectives.
2025 Targets
The target payment amount for annual cash incentives is a percentage of the executive’s base salary. The Committee determines this target payment amount as described above under “Setting Annual Compensation – Process for Setting Direct Annual Compensation Targets for Our Named Executive Officers.” The range of possible payouts is expressed as a percentage of the target payment amount. The Committee sets this range based on competitive factors and to motivate and reward performance against the company’s goals without encouraging imprudent risk-taking behavior.

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Compensation discussion and analysis

Target Payment Amounts for 2025 Annual Cash Incentive Program

Name	Target as a Percent of Base Salary
Michael D. Hsu	175%
Nelson Urdaneta	100%
Russell Torres	125%
Zackery Hicks	100%
Jeffrey Melucci	110%
The Committee increased Mr. Torres’ target by 25 percentage points from 2024 upon his promotion to President and Chief Operating Officer effective May 1, 2025.
2025 Performance Goals, Performance Assessments and Payouts
Payment amounts under the annual cash incentive program are dependent on performance measured against corporate goals and operational business unit (as applicable) goals established by the Committee at the beginning of each year. These performance goals, which are communicated to our executives at the beginning of each year, are derived from our financial and strategic goals.
As shown in the table below, for 2025 the Committee established goals for two different performance elements for the Named Executive Officers. It then weighted the elements for each executive.
Annual Cash Incentive Program 2025 Performance Goals and Weights

Michael D. Hsu (CEO)	Nelson Urdaneta (CFO)	Russell Torres (COO)*	Zackery Hicks (Chief Digital Officer)	Jeffrey Melucci (Strategy, Bus. Dev. & Admin.)
					ELEMENT 1	Corporate key financial goals
					ELEMENT 2	Additional corporate non-financial strategic performance goals

*    Graph reflects Mr. Torres’ role as President and Chief Operating Officer for the eight months from May to December 2025. Prior to that, Mr. Torres served as President, North America until May 1, 2025. As the leader of an operational business unit, he had a third element for business unit goals (Element 3) during this four-month period. His goals for Element 1, Element 2 and Element 3 were weighted 21, 9 and 70 percent, respectively. Mr. Torres’ 2025 payout amount was prorated between the two weighting structures.

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Compensation discussion and analysis

Below we describe the three elements of performance, explain how performance was assessed for each element, and show the payouts that were determined in each case.
Element 1: Corporate key financial goals
For 2025, the Committee chose the following as the corporate key financial goals for the annual cash incentive program, which are weighted equally:

2025 Goal	Explanation	Reason for Use as a Performance Measure
Organic sales growth	A non-GAAP financial measure consisting of net sales growth excluding the impact of currency translation and divestitures and business exits(1)
•A key indicator of our overall growth
•Encompasses streams of revenues that are a direct result of existing operations
•Excludes the impact of currency changes, which are difficult to predict, and outside of management’s control

Adjusted EPS
A non-GAAP financial measure that consists of diluted earnings per share that is then adjusted to eliminate the effect of items or events that the Committee determines in its discretion should be excluded for compensation purposes(2)
•A key indicator of our overall performance
(1)See Appendix A for information about organic sales growth.
(2)Adjusted EPS for 2025 (as included in our fourth quarter 2025 earnings release) included certain adjustments to our GAAP diluted earnings per share that are discussed further in Appendix A. For purposes of the annual incentive program, the Committee excluded the impact of pausing depreciation and amortization (“D&A”) expense for our IFP business reported as discontinued operations on these full-year performance metrics, as this pause was due to accounting requirements and was not comprehended in the 2025 target amount.

Adjusted EPS Attributable to Kimberly-Clark (fourth quarter 2025 earnings release)	$7.53
IFP business - paused D&A	$(0.16)
Adjusted EPS for compensation payouts	$7.37
Because Element 1 represents key company-wide goals, it produces the same payout percentage for each named executive officer based on how Kimberly-Clark performed against the organic sales growth and adjusted EPS goals established in February of each year. For 2025, the Committee set these goals and the corresponding payout percentages at the following levels (with interpolation between levels earned):

Measure (each weighted 50%)	Range of Performance Levels			Actual	Payout
	Threshold	Target	Maximum
Organic sales growth	0.7%	2.5%	5.0%	1.1%	42%
Adjusted EPS	$7.18	$7.56	$8.06	$7.37	63%
Payout Percentage	25%	100%	200%		53%
Actual results. Our 2025 results for organic sales growth and adjusted EPS are shown in the table above. Based on these results, the 2025 payout percentage for achieving the corporate key financial goals was 53 percent of target.
Element 2: Additional corporate non-financial strategic performance goals
At the beginning of 2025, the Committee established additional corporate non-financial strategic performance goals and corresponding payout percentages that are intended to challenge our executives to exceed our long-term objectives. At the end of the year, it determined a payout percentage based on the level of achievement relative to the established goals. The weighting of Element 2 for each officer is shown in the table above under “Annual Cash Incentive Program 2025 Performance Goals and Weights.”

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Compensation discussion and analysis

For 2025, the Committee chose the following as additional corporate non-financial strategic performance goals:
Market Share
Grow overall weighted market share
Enabling Our Purpose
Progress towards building an inclusive and engaging culture while enhancing K-C’s business resilience and sustainability.
Market share goal. The target for our market share goal is considered confidential business information, disclosure of which could harm our operating performance or ability to compete. This goal was weighted at 20 percent. Achievement of the goal would require management to outperform its prior year performance. Actual results against the target corresponded to a calculated payout level of 70 percent.
Enabling our purpose goal. The Committee does not use a formula to assess the performance of this goal but instead takes a holistic approach and considers performance on several objectives collectively. This goal was weighted at 10% percent. For 2025, the Committee made a qualitative assessment that the performance on this goal resulted in payout level of 100 percent.
Actual payout percentages. For 2025, our calculated payout for our market share goal was 70 percent and for our enabling our purpose goal was 100 percent. Based on these results, the 2025 payout percentage for achieving these other non-financial strategic goals (i.e., Element 2) was 80 percent of target.
Element 3: Business unit goals for Mr. Torres
As described above, Mr. Torres had business unit goals prior to his promotion on May 1, 2025 to President and Chief Operating Officer, related to his role as leader of our North America business unit. These goals were established by our CEO and were intended to challenge Mr. Torres to exceed the objectives for our North America business and included both strategic performance and financial goals. The targets for these goals are considered confidential business information, disclosure of which could harm our operating performance or ability to compete. Achievement of the goals would require the business unit to outperform its prior year performance.
At the end of the year, our CEO provided the Committee with an assessment of our North America business’s performance against its objectives. Based on the assessed performance and taking into account the CEO’s recommendations, the Committee determined a payout percentage of 27 percent for Mr. Torres’ business unit goals. Mr. Torres’ 2025 payout amount was prorated between the goal weighting structure for his role as President and Chief Operating Officer (eight months) and his role as President, North America (four months).

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Annual Cash Incentive Payouts for 2025
The following table shows the payout opportunities and the actual payouts of annual cash incentives for 2025 for each of our named executive officers. Payouts were based on the payout percentages for each element, weighted for each executive as shown on page 58.

Name	2025 Annual Incentive Target		2025 Annual Incentive Maximum	2025 Annual Incentive Payout
	% of Base Salary	Amount ($)	Amount ($)	% of Target	Amount ($)
Michael D. Hsu	175%	2,625,000	5,118,750	61%	1,596,424
Nelson Urdaneta	100%	930,000	1,813,500	61%	565,590
Russell Torres*	117%	1,138,613	2,231,515	54%	616,000
Zackery Hicks	100%	1,050,000	2,047,500	61%	638,570
Jeffrey Melucci	110%	1,010,900	1,971,255	61%	614,790
*    On May 1, 2025, the Committee increased Mr. Torres’ target by 25 percentage points upon his promotion to President and Chief Operating Officer. Mr. Torres’ annual target was prorated between his two roles in 2025.
Long-Term Equity Incentive Compensation
The Committee awards long-term equity incentive grants to executive officers as part of their overall compensation package. These awards are consistent with the Committee’s objectives of aligning our senior leaders’ interests with the financial interests of our stockholders, focusing on our long-term success, supporting our performance-oriented environment, and offering competitive compensation packages.
Information regarding long-term equity incentive awards granted to our named executive officers can be found under “Summary Compensation,” “Grants of Plan-Based Awards,” and “Discussion of Summary Compensation and Plan-Based Awards Tables.”
2025 Grants
In determining the 2025 long-term equity incentive award amounts for our named executive officers, the Committee considered the following factors, among others: the specific responsibilities and performance of the executive, our business performance, retention needs, and other market factors. The Committee did not consider the amount of outstanding equity awards currently held by a named executive officer when making the 2025 annual awards because such amounts represent compensation attributable to prior years.
To determine target values, the Committee considered individual performance and the other factors listed above, as applicable. Target grant values were approved in February 2025 and were divided into two types:
•Performance-based restricted share units (60 percent of the target grant value) which will vest on the third anniversary of the grant date.
•Time-vested restricted share units (40 percent of the target grant value) which will vest in three annual installments of 30 percent, 30 percent and 40 percent beginning on the first anniversary of the grant date.
For valuation purposes, each performance-based and time-vested restricted share unit is assigned the same value as one share of our common stock on the date of grant.

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Compensation discussion and analysis

Target grant values were as follows:

Name	Total Target LTI Value ($)	Target PRSU Value ($)	Time-Vested RSU Value ($)
Michael D. Hsu	11,500,000	6,900,000	4,600,000
Nelson Urdaneta	3,500,000	2,100,000	1,400,000
Russell Torres	4,300,000	2,580,000	1,720,000
Zackery Hicks	3,000,000	1,800,000	1,200,000
Jeffrey Melucci	3,150,000	1,890,000	1,260,000
The Committee increased the 2025 target for Mr. Hsu by 4.5 percent from 2024 to align his pay more competitively with the market. The Committee increased the 2025 target for Mr. Torres by 30.3 percent in connection with his promotion to President and Chief Operating Officer.
Performance Goals and Potential Payouts for 2025 - 2027 Performance-Based Restricted Share Units
In May 2025, the Committee determined the performance objectives for the performance-based restricted share unit awards granted in 2025 based on average annual organic sales growth and cumulative modified free cash flow (MFCF) for the three-year period January 1, 2025 through December 31, 2027, weighted equally.

Performance Objective	Explanation	Reason for Use as a Performance Measure

Organic sales growth (excluding Argentina)	A non-GAAP financial measure consisting of net sales growth excluding the impact of currency translation and divestitures and business exits.
•A key indicator of our overall growth.
•Encompasses streams of revenues that are a direct result of existing operations.
•Excludes the impact of currency changes, which are difficult to predict, and outside of management’s control.
•Excludes our operations in Argentina due to highly inflationary environment.

Modified free cash flow (MFCF)
A non-GAAP financial measure consisting of cash produced through operations, minus outlays of cash for capital expenditures.
Free cash flow may be modified for externally disclosed unusual items and/or material unplanned business events.
•MFCF is tied to value creation and supports longer-term strategies and investor expectations.

The actual number of shares our named executive officers will receive will range from zero to 200 percent of the target levels established by the Committee for each executive, depending on the degree to which the performance objectives are met.

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Compensation discussion and analysis

Payout of 2023 - 2025 Performance-Based Restricted Share Units
In February 2026, the Committee evaluated the results of the three-year performance period for the performance-based restricted share units that were granted in 2023. The performance objectives for these 2023 awards were based on average annual organic sales growth and cumulative modified free cash flow for the period January 1, 2023 through December 31, 2025, each weighted equally.

Goals (Each weighted 50%)	Performance Levels			Actual Performance	Actual Payout Level
Average annual organic sales growth*	1.0%	3.0%	5.0%	3.0%	100%
Cumulative modified free cash flow (billions)**	$4.5	$5.5	$6.5	$7.4	200%
Potential Payout (as a percentage of target)	0%	100%	200%		150%
*    For more information, see Appendix A for the reconciliation of organic sales growth for FY23 - FY25 (actual performance above equates to the average of these three periods).
**    For purposes of calculating modified free cash flow a/k/a adjusted free cash flow, a non-GAAP financial measure, the Committee excluded the impact of cash charges related to our 2024 Transformation Initiative and our joint venture transaction with Suzano related to our IFP business. Refer to Appendix A for the reconciliation of this metric for FY23 - FY25 (actual performance above equates to the sum of these three periods).
Based on this review, the Committee determined that we met our target performance goal for organic sales growth and exceeded our maximum performance goal for modified free cash flow. As a result, the payout percentage for the share units was 150 percent of target.
The shares underlying these performance-based restricted share unit awards will be distributed on April 26, 2026.
Vesting Levels of Outstanding Performance-Based Restricted Share Unit Awards
As of February 11, 2026, the performance-based restricted share units granted in 2025 and 2024 were on pace to vest at the following levels: 85 percent for the 2025 award and 85 percent for the 2024 award.
Benefits and Other Compensation
Retirement Benefits
Our named executive officers receive company contributions under the Kimberly-Clark Corporation 401(k) and Profit Sharing Plan (the “401(k) Profit Sharing Plan”) and the Kimberly-Clark Corporation Supplemental Retirement 401(k) and Profit Sharing Plan (the “Supplemental 401(k) Plan”). The value of these plans is consistent with those maintained by our peer group companies and is therefore necessary to remain competitive with them for recruiting and retaining executive talent. The Committee believes that these retirement benefits are important parts of our compensation program. For more information, see “Nonqualified Deferred Compensation – Overview of 401(k) Profit Sharing Plan and Supplemental 401(k) Plan.”
Executives are eligible to participate in our Voluntary Deferred Compensation Plan ("VDCP") under which they may defer up to 50 percent of base salary and up to 90 percent of annual performance bonus into a deferred compensation account with investment choices that are a subset of those available under the 401(k) Profit Sharing Plan. No above-market or preferential interest is credited on deferred compensation, as those terms are defined by the SEC. There is no employer match or similar company contribution under the VDCP, but in connection with the adoption of the VDCP, the Supplemental 401(k) Plan was amended to provide for a restoration contribution based on compensation that is not recognized under the 401(k) Profit Sharing Plan as a result of it being deferred by an executive under the VDCP.

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Compensation discussion and analysis

Other Compensation
We provide only limited perquisites to our executive officers, consistent with our focus on more direct, performance-based compensation. Also, the Committee has eliminated tax reimbursement and related gross-ups for perquisites (including personal use of corporate aircraft), except for certain relocation benefits, further underscoring our focus on direct compensation.
Perquisites include personal financial planning services under our Executive Financial Counseling Program, an executive health screening program where executives may receive comprehensive physical examinations from an independent health care provider, and permitted personal use of corporate aircraft consistent with our policy. The personal financial planning program is designed to provide executives with access to knowledgeable financial advisors that understand our compensation and benefit plans and can assist our executives in efficiently and effectively managing their financial and tax planning issues. The executive health screening program provides executives with additional services that help maintain their overall health.
Our CEO may use our corporate aircraft for limited personal travel consistent with our executive security program, and security services are provided for our CEO at all times, including at his offices, other company locations, and his residences. The Board considers these security arrangements to be appropriate and reasonable in light of the security risks identified in an independent security assessment. In addition, if a corporate aircraft is already scheduled for business purposes and can accommodate additional passengers, executive officers and their guests may, under certain circumstances, join flights for personal travel. In 2025, we provided Mr. Torres, who was serving as our President and Chief Operating Officer, with use of our corporate aircraft. The incremental cost to us of providing security services at Mr. Hsu’s residences and personal travel for Mr. Hsu, Mr. Torres and their guests on our corporate aircraft is included in “All Other Compensation” in the Summary Compensation Table.
We provide our executive officers with long-term disability coverage in excess of the limit provided under our group long-term disability plan. The maximum monthly disability benefit under the combined executive long-term disability plan and the group long-term disability plan is 70 percent of eligible compensation (base salary and certain bonuses) up to a maximum of $40,000 per month.
Post-Termination Benefits
We maintain two severance programs that cover our executive officers: the Severance Pay Plan and the Executive Severance Program. An executive officer may not receive severance payments under more than one severance program. Benefits under these programs are payable only if the executive’s employment terminates under the conditions specified in the applicable program. We believe that our severance programs are consistent with those maintained by our peer group companies and that they are therefore important for attracting and retaining executives who are critical to our long-term success and competitiveness. For more information about these severance programs and their terms, see “Potential Payments on Termination or Change of Control – Severance Benefits.”
Severance Pay Plan. Our Severance Pay Plan provides severance benefits to most of our U.S. hourly and salaried employees, including our named executive officers, who are involuntarily terminated under the circumstances described in the plan. The objective of this plan is to facilitate the employee’s transition to his or her next position, and it is not intended to serve as a reward for the employee’s past service.
Executive Severance Program. Our Executive Severance Program provides severance benefits to eligible employees, including our named executive officers, in the event of a qualified termination of employment (as defined in the participant agreements) in connection with a change of control. For an eligible employee to receive a payment under this program, two events must occur: there must be a change of control of Kimberly-Clark, and the employee must have been involuntarily terminated without cause or have resigned for good reason (as defined in the participant agreements) within two years of the change of control (often referred to as a “double trigger”).

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Additional Information about Our Compensation Practices
As a matter of sound governance, we follow certain practices with respect to our compensation program. We regularly review and evaluate our compensation practices in light of regulatory developments, market standards and other considerations.
Use of Independent Compensation Consultant
As previously discussed, the Committee engaged Semler Brossy Consulting Group as its independent consultant to assist it in determining the appropriate executive officer compensation in 2025 under our compensation policies described above. Consistent with the Committee’s policy in which its independent consultant may provide services only to the Committee, Semler Brossy had no other business relationship with Kimberly-Clark and received no payments from us other than fees and expenses for services to the Committee. See “Corporate Governance - Management Development and Compensation Committee” for information about the use of compensation consultants.
Adjustment of Financial Measures for Annual and Long-Term Equity Incentives
Financial measures for the annual and long-term equity incentive programs are developed based on expectations about our planned activities and reasonable assumptions about the performance of our key business drivers for the applicable period. From time to time, however, discrete items or events may arise that were not contemplated by these plans or assumptions. These could include accounting, tax law, tariff policy or foreign government policy changes, impact from unplanned and unforeseen events not within the ordinary course of our business operations, restructuring and write-off charges, significant acquisitions or dispositions, and significant gains or losses from litigation settlements.
Under the Committee’s exception guidelines regarding our annual and long-term equity incentive program measures, the Committee has adjusted in the past, and may adjust in the future, the calculation of financial measures for these incentive programs to eliminate the effect of the types of items or events described above. In making these adjustments, the Committee’s policy is to seek to neutralize the impact of the unexpected or unplanned items or events, whether positive or negative, in order to provide consistent and equitable incentive payments that the Committee believes are reflective of our performance. In considering whether to make a particular adjustment under its guidelines, the Committee will review whether the item or event was one for which management was responsible and accountable, treatment of similar items in prior periods, the extent of the item’s or event’s impact on the financial measure, and the item’s or event’s characteristics relative to normal and customary business practices. Generally, the Committee will apply an adjustment to all compensation that is subject to that financial measure.
Timing of Equity Grants
The Committee’s current practice is to approve annual equity grants to our elected officers, including our executive officers, at a meeting of the Committee that is scheduled at least one year in advance, with the grants becoming effective on May 1. (Prior to 2025, annual grants became effective on the date of that Committee meeting.) If a scheduled grant date were to occur during the period beginning on the first day of the final month of a calendar quarter and ending on the date of our earnings release, the equity grants would not be effective until the first business day following the earnings release. Our executives are not permitted to choose the grant date for their individual equity grants.
In 2025, equity awards to our elected officers were comprised of performance-based and time-vested restricted share units and we did not grant stock options. However, our policies and the terms of the 2021 Plan require stock options to be granted at no less than the closing price of our common stock on the date of grant.

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Compensation discussion and analysis

The CEO has been delegated the authority to approve equity grants to employees who are not elected officers of Kimberly-Clark. These grants include scheduled annual grants and recruiting and special employee recognition and retention grants. The CEO is not permitted to make any grants to any of our elected officers, including our executive officers.
Recruiting, special recognition, and retention equity awards are made on pre-determined dates following our quarterly earnings releases.
We do not schedule our equity grants in anticipation of the release of material, non-public information (MNPI), nor do we time the release of MNPI based upon grant dates of equity. The Committee also does not take MNPI into account when determining the timing and terms of equity award grants. In the event MNPI becomes known to the Committee prior to granting an equity award, the Committee will take the existence of such information into consideration and use its business judgment to determine whether to delay the grant of equity to avoid any impropriety.
Compensation Clawback Policy
The Committee has adopted two clawback policies which apply to executive officers, the Kimberly-Clark Corporation Compensation Recoupment Policy and the Executive Officer Incentive Compensation Recovery Policy. Each policy is in addition to any recovery rights provided under applicable law.
Kimberly-Clark Corporation Compensation Recoupment Policy. Under this policy, the Committee may cancel outstanding awards of cash bonus or other incentive-based or equity-based compensation or seek recoupment of previous awards provided to an executive officer or other designated officer if:
•we are required to make a material restatement of our financial statements, whether or not the result of misconduct, or
•the executive officer engaged in fraud, gross negligence or willful misconduct, or committed a significant violation of our Code of Conduct, company policy, law or regulation that has caused or might reasonably be expected to cause significant reputational or financial harm to the company.
Executive Officer Incentive Compensation Recovery Policy. Consistent with rules adopted by the SEC and Nasdaq, this policy applies to current and former executive officers and our Vice President and Controller (collectively, the “Section 16 Officers”). In the event that Kimberly-Clark is required to prepare an accounting restatement to correct an error that (1) is material to the previously issued financial statements or (2) would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the company will seek to recover erroneously awarded incentive compensation received by any current or former Section 16 Officer during the immediately preceding three fiscal years. This is a “no fault” policy, meaning that it may be triggered in the absence of fraud or willful misconduct by the executive. “Erroneously awarded incentive compensation” is the amount of compensation that is granted, earned, or vested based upon attainment of a financial reporting measure included in an accounting restatement above what would have been received had the financial statements in question been accurate.
Stock Ownership Guidelines
We strongly believe that the financial interests of our executives should be aligned with those of our stockholders. Accordingly, the Committee has established stock ownership guidelines for our elected officers, including our named executive officers.
Target Stock Ownership Amounts

Position	Ownership Level
Chief Executive Officer	Six times annual base salary
Other named executive officers	Three times annual base salary
Failure to attain these targeted stock ownership levels within five years from date of hire for, or appointment to, an eligible position will result in a requirement to hold all post-tax shares received upon the vesting of long-term equity incentive awards until the levels are met.

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In determining whether our stock ownership guidelines have been met, any time-vested restricted share units held are counted as owned, but performance-based restricted share units and stock options are excluded. Executive officer stock ownership levels were reviewed in 2025 for compliance with these guidelines. Based on our stock price as of the compliance date for this review, each of our named executive officers has met the applicable specified ownership level or is still within five years from date of hire or most recent promotion.
Insider Trading Policy; Anti-Hedging and Pledging Policy
We have adopted an insider trading policy applicable to our officers, directors, employees, consultants, and certain persons and entities (collectively, “covered persons”) that we believe is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the exchange listing standards applicable to us. Among other things, our insider trading policy (1) prohibits trading by covered persons in our securities while aware of material, non-public information about the company except under pre-approved 10b5-1 trading plans or in the securities of other publicly traded companies while aware of material, non-public information about such companies gained in the course of working for the company, and misusing such information, such as by “tipping” material, non-public information or making unauthorized disclosure and (2) establishes our quarterly trading blackout periods (and who is subject to such blackouts), our pre-clearance procedures and requirements regarding pre-approved trading plans that meet the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934. Our Insider Trading Policy was filed as Exhibit No. (19) to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Our insider trading policy prohibits any director, executive officer, or any other officer or employee subject to its terms from entering into short sales or derivative transactions to hedge their economic exposure to our common stock. In addition, these directors, officers, and employees are prohibited from pledging our stock, including through holding our stock in margin accounts.
Corporate Tax Deduction for Executive Compensation
While an exception exists for certain arrangements in place as of November 2, 2017, only the first $1 million in compensation paid to our named executive officers generally is deductible. Although tax deductibility of compensation is advantageous, the primary objective of our compensation programs is meeting the compensation objectives set forth above.
Management Development and Compensation Committee Report
In accordance with its written charter adopted by the Board, the Management Development and Compensation Committee has oversight of compensation policies designed to align elected officers’ compensation with our overall business strategy, values and management initiatives. In discharging its oversight responsibility, the Committee has retained an independent compensation consultant to advise the Committee regarding market and general compensation trends.
The Committee has reviewed and discussed the Compensation Discussion and Analysis with our management, which has the responsibility for preparing the Compensation Discussion and Analysis. Based upon this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2025.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

John W. Culver, Chair Mae C. Jemison, M.D. S. Todd Maclin Christa S. Quarles

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Compensation discussion and analysis

Analysis of Compensation-Related Risks
The Committee, with the assistance of its independent consultant and Kimberly-Clark’s compensation consultant, has reviewed an assessment of our compensation programs for our employees, including our executive officers, to analyze the risks arising from our compensation systems.
Based on this assessment, the Committee believes that the design of our compensation programs, including our executive compensation program, does not encourage our executives or employees to take excessive risks and that the risks arising from these programs are not reasonably likely to have a material adverse effect on Kimberly-Clark.
Several factors contributed to the Committee’s conclusion, including:
•The Committee believes Kimberly-Clark maintains a values-driven, ethics-based culture supported by a strong tone at the top.
•The performance targets for annual cash incentive programs are selected to ensure that they are reasonably attainable in a manner consistent with our strategic objectives without encouraging executives or employees to take inappropriate risks.
•An analysis by Kimberly-Clark’s consultant indicated that our compensation programs are consistent with those of our peer group.
•The Committee believes the allocation among the components of direct annual compensation provides an appropriate balance between annual and long-term incentives and between fixed and performance-based compensation.
•Annual cash incentives and long-term performance-based restricted share unit awards under our executive compensation program are capped at 200 percent of the target award, and all other material non-executive cash incentive programs are capped at reasonable levels, which the Committee believes protects against disproportionately large incentives.
•The Committee believes the performance measures and the multi-year vesting features of the long-term equity incentive compensation component encourage participants to seek sustainable growth and value creation.
•The Committee believes inclusion of share-based compensation through the long-term equity incentive compensation component encourages appropriate decision-making that is aligned with the long-term interests of stockholders.
•Our stock ownership guidelines further align the interests of management and stockholders.

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Compensation Tables
Summary Compensation
The following table contains information concerning compensation awarded to, earned by, or paid to our named executive officers in the last three years. Additional information regarding the items reflected in each column appears below the table and on page 74.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Michael D. Hsu Chairman of the Board and Chief Executive Officer	2025	1,500,000	—	11,499,989	1,596,424	723,992	15,320,405
	2024	1,496,250	—	11,000,028	3,275,424	641,343	16,413,045
	2023	1,471,250	—	10,799,903	3,530,558	726,341	16,528,052
Nelson Urdaneta Senior Vice President and Chief Financial Officer	2025	922,500	—	3,499,997	565,590	193,004	5,181,091
	2024	887,500	—	3,500,046	1,123,003	227,803	5,738,352
	2023	831,350	—	2,700,012	1,373,583	503,722	5,408,667
Russell Torres(1) President and Chief Operating Officer	2025	950,150	—	4,299,996	616,000	391,509	6,257,655
	2024	891,250	—	3,299,981	860,178	207,976	5,259,385
	2023	856,250	—	3,000,013	1,115,915	159,736	5,131,914
Zackery Hicks Chief Digital and Technology Officer	2025	1,042,500	—	2,999,997	638,570	216,741	4,897,808
	2024	1,015,000	—	3,000,020	1,272,736	247,458	5,535,214
	2023	1,000,100	—	3,000,013	1,452,980	159,919	5,613,012
Jeffrey Melucci(2) Chief Strategy, Business Development and Administrative Officer	2025	914,250	—	3,149,997	614,790	206,322	4,885,359
	2024	900,000	—	4,150,060	1,235,303	202,713	6,488,076
	2023	841,425	—	2,200,105	1,045,804	171,391	4,258,725
(1)On May 1, 2025, Mr. Torres was promoted to President and Chief Operating Officer. Prior to such date, he served as President, North America and was responsible for our consumer business and our professional business in North America.
(2)On May 1, 2025, Mr. Melucci’s title was changed to Chief Strategy, Business Development and Administrative Officer to better reflect his responsibilities. Prior to such date, he served as Chief Business, Strategy and Transformation Officer.
Salary. The amounts in this column represent base salary earned during the year.
Stock Awards. The amounts in this column reflect the dollar value of restricted share unit awards granted under our stockholder-approved 2021 Equity Participation Plan (the “2021 Plan”). The restricted share unit awards either vest over time or are based on the achievement of performance-based standards.
The amounts for each year represent the grant date fair value of the awards, computed in accordance with ASC Topic 718. See Note 8 to our audited consolidated financial statements included in our Annual Report on Form 10-K for 2025 for the assumptions we used in valuing and expensing these restricted share units in accordance with ASC Topic 718.

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Compensation tables

For awards that are subject to performance conditions, the value is based on the probable outcome of the conditions at grant date. This value, as well as the value of the awards at the grant date assuming the highest level of performance conditions will be achieved and using the grant date stock price, is set forth below:

Name	Year	Stock Awards at Grant Date Value ($)	Stock Awards at Highest Level of Performance Conditions ($)
Michael D. Hsu	2025	6,899,993	13,799,986
	2024	6,599,962	13,199,924
	2023	6,479,970	12,959,940
Nelson Urdaneta	2025	2,099,998	4,199,996
	2024	2,100,000	4,200,000
	2023	1,620,064	3,240,128
Russell Torres	2025	2,579,997	5,159,994
	2024	1,980,043	3,960,086
	2023	1,800,008	3,600,016
Zackery Hicks	2025	1,799,998	3,599,996
	2024	1,800,039	3,600,078
	2023	1,800,008	3,600,016
Jeffrey Melucci	2025	1,889,998	3,779,996
	2024	1,889,973	3,779,946
	2023	1,320,063	2,640,126
Non-Equity Incentive Plan Compensation. The amounts in this column are the annual cash incentive payments described in “Compensation Discussion and Analysis.” These amounts were earned during the years indicated and were paid to our named executive officers in February of the following year.
Each of our named executive officers participates in the Supplemental 401(k) Plan, a non-qualified defined contribution plan. Earnings on this plan are not included in the Summary Compensation Table because the earnings were not above-market or preferential. See “Nonqualified Deferred Compensation” for a discussion of this plan and each named executive officer’s earnings under this plan in 2025.

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Compensation tables

All Other Compensation. All other compensation consists of the following:

Name	Year	Perquisites ($)(1)	Defined Contribution Plan Amounts ($)(2)	Tax Gross-Ups $(3)	Total ($)
Michael D. Hsu	2025	303,755	420,237	—	723,992
	2024	163,796	477,547	—	641,343
	2023	363,496	362,845	—	726,341
Nelson Urdaneta	2025	13,000	180,004	—	193,004
	2024	13,000	214,803	—	227,803
	2023	344,335	143,258	16,129	503,722
Russell Torres	2025	195,265	156,446	39,797	391,508
	2024	17,295	190,681	—	207,976
	2023	17,295	142,441	—	159,736
Zackery Hicks	2025	13,000	203,741	—	216,741
	2024	13,000	234,458	—	247,458
	2023	18,663	141,256	—	159,919
Jeffrey Melucci	2025	17,161	189,161	—	206,322
	2024	17,862	184,851	—	202,713
	2023	16,697	154,694	—	171,391
(1)Perquisites. For a description of the perquisites we provide executive officers, and the reasons why, see “Compensation Discussion and Analysis – Benefits and Other Compensation – Other Compensation.” Perquisites for our named executive officers in 2025 included the following:

Name	Executive Financial Counseling Program ($)	Personal Use of Corporate Aircraft ($)(a)	Security Services ($)	Executive Health Screening Program ($)	Relocation Expenses ($)(b)	Total ($)
Michael D. Hsu	—	278,113	25,642	—	—	303,755
Nelson Urdaneta	13,000	—	—	—	—	13,000
Russell Torres	13,000	49,817	—	4,295	128,153	195,265
Zackery Hicks	13,000	—	—	—	—	13,000
Jeffrey Melucci	13,000	—	—	4,161	—	17,161
(a)The amount shown for personal use of our aircraft is our incremental cost of operating the aircraft. The incremental cost of personal travel on our corporate aircraft is based on our variable cost per hour of operating the aircraft multiplied by the number of hours of personal travel. Incremental costs include fuel, maintenance, flight crew travel costs, catering, supplies, landing and parking fees. Non-variable costs that would have been incurred regardless of whether there was any personal use of the aircraft are excluded.
(b)The amount shown reflects expenses related to relocation assistance paid in 2025 in connection with Mr. Torres’s promotion to President and Chief Operating Officer in 2025. Mr. Torres participated in our relocation program, a broad-based program in which all salaried employees are eligible to participate.

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Compensation tables

(2)Defined Contribution Plan Amounts. Matching contributions were made under the 401(k) Profit Sharing Plan and accrued under the Supplemental 401(k) Plan in 2025, 2024 and 2023 for all named executive officers, as applicable. A profit-sharing contribution was also made under the 401(k) Profit Sharing Plan and the Supplemental 401(k) Plan in early 2026, 2025 and 2024 with respect to our performance in 2025, 2024 and 2023, respectively, for the named executive officers as follows:

Name	Performance Year	Profit Sharing Contribution ($)
Michael D. Hsu	2025	181,466
	2024	226,206
	2023	183,219
Nelson Urdaneta	2025	77,729
	2024	101,749
	2023	72,338
Russell Torres	2025	68,787
	2024	90,322
	2023	71,926
Zackery Hicks	2025	87,979
	2024	111,059
	2023	71,327
Jeffrey Melucci	2025	81,683
	2024	87,561
	2023	78,113
See “Nonqualified Deferred Compensation” for a discussion of these plans. The profit sharing contribution varies depending on our performance for the applicable year, contributing to fluctuations from year to year in the amounts in the All Other Compensation column.
(3)Tax Gross Ups. The amounts shown for Mr. Urdaneta and Mr. Torres reflect tax reimbursement for moving and related expenses, (1) in the case of Mr. Urdaneta, in connection with his joining the company in 2022 and (2) in the case of Mr. Torres, in connection with his promotion to President and Chief Operating Officer in 2025.

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Compensation tables

Grants of Plan-Based Awards
The following table sets forth plan-based awards granted to our named executive officers during 2025 on a grant-by-grant basis.
Grants of Plan-Based Awards in 2025

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael D. Hsu	Annual cash incentive award		—	2,625,000	5,118,750
	Performance- based RSU	5/1/2025				—	53,130	106,260		6,899,993
	Time-vested RSU	5/1/2025							35,420	4,599,995
Nelson Urdaneta	Annual cash incentive award		—	930,000	1,813,500
	Performance- based RSU	5/1/2025				—	16,170	32,340		2,099,998
	Time-vested RSU	5/1/2025							10,780	1,399,999
Russell Torres	Annual cash incentive award		—	1,138,613	2,231,515
	Performance- based RSU	5/1/2025				—	19,866	39,732		2,579,997
	Time-vested RSU	5/1/2025							13,244	1,719,998
Zackery Hicks	Annual cash incentive award		—	1,050,000	2,047,500
	Performance- based RSU	5/1/2025				—	13,860	27,720		1,799,998
	Time-vested RSU	5/1/2025							9,240	1,199,999
Jeffrey Melucci	Annual cash incentive award		—	1,010,900	1,971,255
	Performance- based RSU	5/1/2025				—	14,553	29,106		1,889,998
	Time-vested RSU	5/1/2025							9,702	1,259,999
(1)Represents the potential annual performance-based incentive cash payments each named executive officer could earn in 2025. These awards were granted under our Management Achievement Award Program, our annual cash incentive program for executive officers. Actual amounts earned in 2025 were based on the 2025 objectives established by the Management Development and Compensation Committee at its February 12, 2025 meeting. See “Compensation Discussion and Analysis – Executive Compensation for 2025 – Annual Cash Incentive Program.” At the time of the grant, the incentive payment could range from the threshold amount to the maximum amount depending on the extent to which the 2025 objectives were met. The actual amounts paid in 2026 based on the 2025 objectives are set forth in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.”
(2)Performance-based restricted share units granted under the 2021 Plan to our named executive officers on May 1, 2025. The number of performance-based restricted share units granted in 2025 that will ultimately vest on the third anniversary of the grant date could range from the threshold number to the maximum number depending on the extent to which the average annual organic sales growth and cumulative modified free cash flow performance objectives for those awards are met. See “Compensation Discussion and Analysis – Long-Term Equity Incentive Compensation – 2025 Grants.”
(3)Includes annual time-vested restricted share units granted under the 2021 Plan to our named executive officers on May 1, 2025.

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(4)Grant date fair value is determined in accordance with ASC Topic 718 and, for performance-based restricted share units, is the value at grant date based on the probable outcome of the performance condition and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date, excluding the effect of estimated forfeitures. See Note 8 to our audited consolidated financial statements included in our Annual Report on Form 10-K for 2025 for the assumptions used in valuing and expensing these restricted share units in accordance with ASC Topic 718.
Discussion of Summary Compensation and Plan-Based Awards Tables
Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards in 2024 table was paid or awarded, are described under “Compensation Discussion and Analysis.”
Other than the executive severance programs described below, none of our named executive officers has an employment agreement with us. See “Potential Payments on Termination or Change of Control.”
Executive officers may receive long-term equity incentive awards of stock options, restricted stock or restricted share units, or a combination of stock options, restricted stock and restricted share units under the 2021 Plan, which was approved by stockholders in 2021. The 2021 Plan provides the Committee with discretion to require performance-based standards to be met before awards vest. In 2025, each named executive officer received grants of time-vested restricted share units and performance-based restricted share units under the 2021 Plan.
The annual time-based restricted share units vest 30 percent, 30 percent and 40 percent on the first, second and third anniversaries of the grant date.
Performance-based restricted share unit awards granted in 2025 will vest on the third anniversary of the grant date in a range from zero to 200 percent of the target levels. Awards that vest, if any, are based on our average annual organic sales growth and cumulative modified free cash flow performance during the three year performance period. As of February 11, 2026, the performance-based restricted share units granted in 2025 and 2024 were on pace to vest at the following levels: 85 percent for the 2025 award and 85 percent for the 2024 award. The Committee has determined that the 2023 award vested at 150 percent.
Dividend equivalents on unvested performance-based restricted share units equal to cash dividends on our common stock are accumulated and will be paid in additional shares after the performance-based restricted share units vest, based on the actual number of shares that vest, if any. Dividend equivalents on time-based restricted share units are accumulated and will be paid in additional shares when the time-based restricted share units vest.

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Outstanding Equity Awards
The following table sets forth information concerning outstanding equity awards for our named executive officers as of December 31, 2025. Option awards were granted for ten-year terms, ending on the option expiration date set forth in the table. Stock awards were granted as indicated in the footnotes to the table.
Outstanding Equity Awards as of December 31, 2025(1)

		Option Awards(2)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Michael D. Hsu
	5/1/2025							54,187	5,466,926
	5/1/2025					36,125	3,644,651
	5/1/2024							51,107	5,156,185
	5/1/2024					23,850	2,406,227
	4/26/2023							99,003	9,988,413
	4/26/2023					13,200	1,331,748
	4/26/2022	143,699	—	139.18	4/26/2032
	4/29/2021	169,645	—	132.63	4/29/2031
	4/29/2020	143,926	—	138.96	4/29/2030
	5/1/2019	127,521	—	125.47	5/1/2029
	5/9/2018	92,179	—	103.06	5/9/2028
	4/25/2017	67,761	—	132.82	4/25/2027
	5/3/2016	52,525	—	126.13	5/3/2026
Nelson Urdaneta
	5/1/2025							16,492	1,663,878
	5/1/2025					10,994	1,109,185
	5/1/2024							16,261	1,640,572
	5/1/2024					7,589	765,654
	4/26/2023							24,752	2,497,229
	4/26/2023					3,300	332,937
	4/26/2022	31,614	—	139.18	4/26/2032
Russell Torres
	5/1/2025							20,261	2,044,132
	5/1/2025					13,507	1,362,721
	5/1/2024							15,332	1,546,845
	5/1/2024					7,155	721,868
	4/26/2023							27,501	2,774,576
	4/26/2023					3,667	369,964
	4/26/2022	40,236	—	139.18	4/26/2032
	4/29/2021	49,009	—	132.63	4/29/2031
	4/29/2020	41,379	—	138.96	4/29/2030

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		Option Awards(2)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Zackery Hicks
	5/1/2025							14,136	1,426,181
	5/1/2025					9,424	950,787
	5/1/2024							13,939	1,406,306
	5/1/2024					6,504	656,189
	4/26/2023							27,501	2,774,576
	4/26/2023					3,667	369,964
	7/29/2022	45,527	—	131.79	7/29/2032
Jeffrey Melucci
	5/1/2025							14,843	1,497,510
	5/1/2025					9,895	998,307
	5/1/2024							14,635	1,476,525
	5/1/2024					6,830	689,079
	1/31/2024					4,410	444,925
	4/26/2023							20,168	2,034,750
	4/26/2023					2,688	271,192
	4/26/2022	30,177	—	139.18	4/26/2032
	4/29/2020	32,383	—	138.96	4/29/2030
	4/25/2017	5,271	—	132.82	4/25/2027
(1)The amounts shown reflect outstanding equity awards granted under the 2021 Plan or, prior to 2021, under the 2011 Plan (the “2011 Plan,” and collectively with the 2021 Plan, the “Equity Plans”). Under each plan, an executive officer may receive awards of stock options, restricted stock or restricted share units, or a combination of stock options, restricted stock and restricted share units.
(2)Stock options become exercisable in three annual installments of 30 percent, 30 percent and 40 percent, beginning on the first anniversary of the grant date; however, all of the options become exercisable for the earlier of three years or the remaining term of the options upon death or total and permanent disability and for the earlier of five years or the remaining term of the options, upon retirement of the officer. In addition, options generally become exercisable upon a termination of employment following a change of control, and certain options granted to our named executive officers are subject to our Executive Severance Program. See “Potential Payments on Termination or Change of Control.” The officers may transfer the options to family members or certain entities in which family members have interests.
(3)The Equity Plans provide that the option price per share shall be no less than the closing price per share of our common stock at grant date.

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(4)Represents awards of time-vested restricted share units. Dividend equivalents on these time-vested restricted share units equal to cash dividends on our Common Stock will be accumulated and paid in additional shares when the time-vested restricted share units vest. The units listed include dividend equivalents. The awards will vest as follows:

Name	Grant Date	Type	Vesting
Michael D. Hsu	5/1/2025	Annual	Three annual installments of 30%, 30% and 40%.
	5/1/2024	Annual	Three annual installments of 30%, 30% and 40%.
	4/26/2023	Annual	Three annual installments of 30%, 30% and 40%.
Nelson Urdaneta	5/1/2025	Annual	Three annual installments of 30%, 30% and 40%.
	5/1/2024	Annual	Three annual installments of 30%, 30% and 40%.
	4/26/2023	Annual	Three annual installments of 30%, 30% and 40%.
Russell Torres	5/1/2025	Annual	Three annual installments of 30%, 30% and 40%.
	5/1/2024	Annual	Three annual installments of 30%, 30% and 40%.
	4/26/2023	Annual	Three annual installments of 30%, 30% and 40%.
Zackery Hicks	5/1/2025	Annual	Three annual installments of 30%, 30% and 40%.
	5/1/2024	Annual	Three annual installments of 30%, 30% and 40%.
	4/26/2023	Annual	Three annual installments of 30%, 30% and 40%.
Jeffrey Melucci	5/1/2025	Annual	Three annual installments of 30%, 30% and 40%.
	5/1/2024	Annual	Three annual installments of 30%, 30% and 40%.
	1/31/2024	Special	Equal installments on the first and second anniversaries of the grant date.
	4/26/2023	Annual	Three annual installments of 30%, 30% and 40%.
(5)The values shown in this column are based on the closing price of our common stock on December 31, 2025 of $100.89 per share.
(6)Represents awards of performance-based restricted share units granted to our named executive officers in 2023, 2024 and 2025. Subject to accelerated vesting as described in “Potential Payments on Termination or Change of Control,” performance-based restricted share unit awards granted in 2023, 2024 and 2025 vest on the third anniversary of the grant date, in a range from zero to 200 percent of the target levels indicated based on the achievement of specific performance goals. Based on the current vesting pace of these awards, the amounts shown represent the maximum level for the 2023 grants and the target level for the 2024 and 2025 grants. See “Discussion of Summary Compensation and Plan-Based Awards Tables.” The units listed include equivalents on performance-based restricted share units granted to our named executive officers equal to cash dividends on our Common Stock based on the maximum level for the 2023 grants and the target level for the 2024 and 2025 grants.
Option Exercises and Stock Vested
The following table sets forth information concerning stock awards vested during 2025 for our named executive officers. None of the named executive officers exercised any options during 2025.
Option Exercises and Stock Vested in 2025

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Michael D. Hsu	148,253	20,830,861
Nelson Urdaneta	32,042	4,211,677
Russell Torres	50,255	7,072,430
Zackery Hicks	48,888	6,269,701
Jeffrey Melucci	44,688	6,239,488
(1)The dollar amount reflects the total pre-tax value received by our named executive officers upon the vesting of time-vested restricted share units or performance-based restricted share units (number of shares vested times the closing price of our common stock on the vesting date), including cash paid in lieu of fractional shares. It is not the grant date fair value disclosed in other locations in this proxy statement.

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Nonqualified Deferred Compensation
The following table sets forth information concerning the amount of contributions, earnings and balances for each named executive officer under our Supplemental 401(k) Plan and our Voluntary Deferred Compensation Plan.
2025 Nonqualified Deferred Compensation

Name	Plan	Company Contributions in 2025 ($)(1)	Aggregate Earnings in 2025 ($)(2)	Aggregate Balance at December 31, 2025 ($)(3)
Michael D. Hsu	Supplemental 401(k) Plan	389,437	440,837	3,827,576
Nelson Urdaneta	Supplemental 401(k) Plan	149,204	66,820	557,470
Russell Torres	Supplemental 401(k) Plan	125,646	81,272	687,270
	Voluntary Deferred Compensation Plan	—	4,240	61,240
Zackery Hicks	Supplemental 401(k) Plan	172,941	47,051	557,467
Jeffrey Melucci	Supplemental 401(k) Plan	158,361	175,796	1,389,100
(1)Contributions consist solely of amounts accrued by Kimberly-Clark under the Supplemental 401(k) Plan, including the profit-sharing contribution in February 2026 with respect to our performance in 2025. These amounts are included in the Summary Compensation Table and represent a portion of the Defined Contribution Plan Amounts included in All Other Compensation.
(2)The amounts in this column show the changes in the aggregate account balance for our named executive officers during 2025 that are not attributable to company contributions. Aggregate earnings are not included in the Summary Compensation Table because the earnings are not above-market or preferential.
(3)Balance for the Supplemental 401(k) Plan includes the profit-sharing contribution made in early 2026 with respect to our performance in 2025, as well as the following aggregate amounts that were previously reported in the Summary Compensation Table for 2024 and 2023, combined: Mr. Hsu - $774,287, Mr. Urdaneta - $291,956, Mr. Torres - $267,017, Mr. Hicks - $309,609, Mr. Melucci - $273,440. The information in this footnote is provided to clarify the extent to which the balances shown represent compensation reported in our prior proxy statements, rather than additional currently earned compensation.
In addition to the amounts in the table that reflect participation in the Supplemental 401(k) Plan, amounts shown for Mr. Torres represent compensation deferred under the Voluntary Deferred Compensation Plan (the “VDCP”) to include accumulated earnings. Executives may defer up to 50% of base salary and up to 90% of annual performance bonus under the VDCP. Deferred amounts are deemed invested among a menu of investment measurement funds that mirrors a subset of the options available under the Company’s 401(k) Profit Sharing Plan. Executives select the investment measures and may change those selections in accordance with plan procedures. No above‑market or preferential earnings, as defined by SEC rules, are credited to deferred amounts. The Company does not provide any match or company contributions under the VDCP. All payments from the VDCP are subject to a six-month payment delay. In-service distributions may be elected to occur in installments between two to five years and payments made due to a separation from service are paid in a lump sum or in quarterly installments over two to ten years. In the event of a change in control or a downgrade of the company’s long‑term credit rating below investment grade, active participants may elect an lump‑sum distribution subject to a 10% penalty.

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Overview of 401(k) Profit Sharing Plan and Supplemental 401(k) Plan.

	401(k) Profit Sharing Plan	Supplemental 401(k) Plan
Purpose	To assist employees in saving for retirement, as well as to provide a discretionary profit sharing contribution in which contributions will be based on our profit performance.
To provide benefits based on annual compensation that is not recognized under the 401(k) Profit Sharing Plan as a result of certain limitations imposed by the Internal Revenue Code on qualified defined contribution plans or as a result of deferrals made under the Voluntary Deferred Compensation Plan.

Eligible participants	Most U.S. employees.
Salaried employees whose compensation is not recognized under the 401(k) Profit Sharing Plan as a result of certain limitations imposed by the Internal Revenue Code or deferrals under the Voluntary Deferred Compensation Plan.

Is the plan qualified under the Internal Revenue Code?	Yes.	No.
Can employees make contributions?	Yes.	No.
Do we make contributions or match employee contributions?
We match 100% of employee contributions, to a yearly maximum of 5% of eligible compensation. In addition, we may make a discretionary profit sharing contribution of 0% to 8% of eligible compensation based on our profit performance.

We provide credit based on compensation not recognized under the 401(k) Profit Sharing Plan as a result of certain Internal Revenue Code limits or as a result of deferrals under the Voluntary Deferred Compensation Plan.

When do account balances vest?
Account balances under this plan vest immediately for persons hired on or before December 31, 2025. Persons hired on or after January 1, 2026, will vest in the employer contributions after 2 years of service.

Account balances under this plan vest immediately for persons hired on or before December 31, 2025. Persons hired on or after January 1, 2026, will vest in the employer contributions after 2 years of service.

How are account balances invested?	Account balances are invested in certain designated investment options selected by the participant.	Account balances are credited with earnings and losses as if these account balances were invested in certain designated investment options selected by the participant.
When are account balances distributed?
Distributions of the participant’s vested account balance are only available after termination of employment. Loans, hardship and certain other withdrawals are allowed prior to termination of employment for certain vested amounts under the 401(k) Profit Sharing Plan.
Distributions of the participant’s vested account balance are payable after termination of employment in compliance with Section 409A of the Internal Revenue Code.

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While the Supplemental 401(k) Plan remains unfunded, in 1996 the Board amended a previously established trust and authorized us to make contributions to this trust in order to provide a source of funds to assist us in meeting our liabilities under our supplemental defined contribution plans.
Potential Payments on Termination or Change of Control
Our named executive officers are eligible to receive certain benefits in the event of termination of employment, including following a change of control. This section describes various termination scenarios as well as the payments and benefits payable under those scenarios.
Severance Benefits
We maintain two severance programs that cover our executive officers, depending on the circumstances that result in their termination. Those plans include the Executive Severance Program, which is applicable when an executive officer is terminated following a change of control, and the Severance Pay Plan, which is applicable in the event of certain other involuntary terminations. An executive officer may not receive severance payments under more than one of the programs described below.
Executive Severance Program. We have agreements under our Executive Severance Program with each named executive officer. The agreements provide that, in the event of a “Qualified Termination of Employment” (as described below), the participant will receive a cash payment in an amount equal to the sum of:
•Two times the sum of annual base salary and the current target annual incentive award,
•The value of any forfeited awards, based on the closing price of our common stock at the date of the participant’s separation from service, of restricted stock and time-vested restricted share units,
•The value of the target number of any forfeited performance-based restricted share units multiplied by the average payout percentage for performance-based restricted share awards for the prior three years (except for officers who previously have actually received payouts for at least one but less than three awards, in which case only the payout percentage for those award years will be averaged),
•The value of the employer match and an assumed target level profit sharing contribution the named executive officer would have received if he or she had remained employed an additional two years under the 401(k) Profit Sharing Plan and Supplemental 401(k) Plan, and
•the cost of two years of COBRA premiums for medical and dental coverage.
In addition, nonqualified stock options will vest and be exercisable within the earlier of five years from the participant’s termination or the remaining term of the option.
A “Qualified Termination of Employment” is a separation of service within two years following a change of control of Kimberly-Clark (as defined in the plan) either involuntarily without cause or by the participant with good reason. In addition, any involuntary separation of service without cause within one year before a change of control will also be determined to be a Qualified Termination of Employment if it is in connection with, or in anticipation of, a change of control.
The individual agreements reflect that the named executive officer is not entitled to a tax gross-up if the named executive officer incurs an excise tax due to the application of Section 280G of the Internal Revenue Code. Instead, payments and benefits payable to the named executive officer will be reduced to the extent doing so would result in the executive retaining a larger after-tax amount, taking into account the income, excise and other taxes imposed on the payments and benefits.
The Board has determined the eligibility criteria for participation in the plan. Each named executive officer’s agreement under the Executive Severance Plan provides that the executive will retain in confidence any confidential information known to the executive concerning Kimberly-Clark and Kimberly-Clark’s business so long as such information is not publicly disclosed.

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Severance Pay Plan. Our Severance Pay Plan generally provides eligible employees (including our named executive officers) severance payments and benefits in the event of certain involuntary terminations. Under the current Severance Pay Plan, a named executive officer (employed for at least one year) whose employment is involuntarily terminated would receive, subject to the Committee’s discretion to modify the applicable amounts:
•Two times the sum of annual base salary and the current target annual incentive award,
•If the termination occurs after January 31, the pro-rated current year target annual incentive award,
•An amount equal to the cost of six months of COBRA premiums for medical coverage, and
•An amount equal to the cost of 12 months of outplacement services and three months of participation in our employee assistance program.
If the named executive officer’s employment is involuntarily terminated within the first 12 months of employment, the Severance Pay Plan provides that the named executive officer would receive three months’ base salary.
Severance pay under the Severance Pay Plan will not be paid to any participant who is terminated for cause (as defined under the plan), is terminated during a period in which the participant is not actively at work for more than 25 weeks (except to the extent otherwise required by law), voluntarily quits or retires, dies or is offered a comparable position (as defined under the plan).
A named executive officer must execute a full and final release of claims against us within a specified period of time following termination to receive severance benefits under our severance pay plans. Under the Severance Pay Plan, if the release has been timely executed, severance benefits are payable as a lump sum cash payment no later than 60 days following the participant’s termination date. Any current year annual incentive award that is payable under the Severance Pay Plan will be paid at the same time as it was payable under the annual cash incentive program, but no later than 60 days following the calendar year of the separation from service.
Equity Plans. In the event of a “Qualified Termination of Employment” (as described below) of a participant in the Equity Plans in connection with a change of control, all of the participant’s awards not subject to performance goals would become fully vested. Any awards subject to performance goals will vest at the average performance-based restricted share unit payout for awards for the three prior fiscal years. Unless otherwise governed by another applicable plan or agreement, such as the terms of the Executive Severance Program, options in this event would be exercisable for the lesser of three months or the remaining term of the option. If any amounts payable under the Equity Plans result in excise tax due to the application of Section 280G of the Internal Revenue Code, the Equity Plans provide that payments and benefits payable to the named executive officer will be reduced to the extent necessary so that no excise tax will be imposed if doing so would result in the executive retaining a larger after-tax amount, taking into account the income, excise and other taxes imposed on the payments and benefits. A “Qualified Termination of Employment” is a termination of the participant’s employment within two years following a change of control of Kimberly-Clark (as defined in the Equity Plans), unless the termination is by reason of death or disability or unless the termination is by Kimberly-Clark for cause or by the participant without good reason.
The Equity Plans provide that, if pending a change of control, the Committee determines that Kimberly-Clark common stock will cease to exist without an adequate replacement security that preserves the economic rights and positions of the participants in the Equity Plans (for example, as a result of the failure of the acquiring company to assume outstanding grants), then all options and stock appreciation rights will become exercisable, in a manner deemed fair and equitable by the Committee, immediately prior to the consummation of the change of control. In addition, the restrictions on all restricted stock will lapse and all restricted share units, performance awards and other stock-based awards will vest immediately prior to the consummation of the change of control and will be settled upon the change of control in cash equal to the fair market value of the restricted share units, performance awards and other stock-based awards at the time of the change of control.
In the event of a termination of employment of a participant in the Equity Plans, other than a Qualified Termination of Employment, death, total and permanent disability or retirement of the participant, the participant will forfeit all unvested restricted stock and restricted share units, and any vested stock options held by the participant will be exercisable for the lesser of three months or the remaining term of the option.

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Retirement, Death and Disability
Retirement. In the event of retirement (separation from service on or after age 55), our named executive officers are entitled to receive:
•Their account balance, if any, under our Voluntary Deferred Compensation Plan,
•Their account balance under the Supplemental 401(k) Plan,
•Their account balance under the 401(k) Profit Sharing Plan,
•Accelerated vesting of unvested stock options, and the options will be exercisable until the earlier of five years or the remaining term of the options,
•For units outstanding more than six months after the date of grant, time-vested restricted share units received in the regular, annual award process (but not special awards) will be payable in full,
•For units outstanding more than six months after the date of grant, performance-based restricted share units will be payable based on attainment of the performance goal at the end of the restricted period,
•Annual incentive award payment under the Management Achievement Award Program as determined by the Committee in its discretion,
•For participants with at least fifteen years of vesting service and who joined Kimberly-Clark before January 1, 2004, retiree medical credits based on number of years of vesting service (up to a maximum of $104,500 in credits), and
•For participants with at least fifteen years of vesting service, continuing coverage under Kimberly-Clark’s group life insurance plan.
Death. In the event of death while an active employee, the following benefits are payable:
•Their account balance, if any, under our Voluntary Deferred Compensation Plan,
•Their account balance under the Supplemental 401(k) Plan,
•Their account balance under the 401(k) Profit Sharing Plan,
•Accelerated vesting of unvested stock options, and the options will be exercisable until the earlier of three years or the remaining term of the options,
•For units outstanding more than six months after the date of grant, time-vested restricted share units received in the regular, annual award process (but not special awards) will be payable in full,
•For units outstanding more than six months after the date of grant, time-vested restricted share units received outside the regular, annual award process (i.e., special awards) will be vested pro rata,
•For units outstanding more than six months after the date of grant, performance-based restricted share units will be vested pro rata, based on attainment of the performance goal at the end of the restricted period, payable within 70 days following the end of the restricted period,
•Annual incentive award payment under the Management Achievement Award Program as determined by the Committee in its discretion, and
•Payment of benefits under Kimberly-Clark’s group life insurance plan (which is available to all salaried employees in the U.S.) equal to two times the participant’s annual pay, up to $2 million (plus any additional coverage of three to eight times the participant’s annual pay, in increments of up to $1 million each, purchased by the participant at group rates). Benefits provided by Kimberly-Clark and employee-purchased benefits cannot exceed $6 million.
Disability. In the event of a separation of service due to a total and permanent disability, as defined in the applicable plan, our named executive officers are entitled to receive:
•Their account balance, if any, under our Voluntary Deferred Compensation Plan,
•Accelerated vesting of unvested stock options, and the options will be exercisable until the earlier of three years or the remaining term of the options,

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•For units outstanding more than six months after the date of grant, time-vested restricted share units received in the regular, annual award process (but not special awards) will be payable in full,
•For units outstanding more than six months after the date of grant, time-vested restricted share units received outside the regular, annual award process (i.e., special awards) will be vested pro rata,
•For units outstanding more than six months after the date of grant, performance-based restricted share units will be vested pro rata, based on attainment of the performance goal at the end of the restricted period, payable within 70 days following the end of the restricted period,
•Annual incentive award payment under the Management Achievement Award Program as determined by the Committee in its discretion,
•Continuing coverage under Kimberly-Clark’s group life insurance plan (available to all U.S. salaried employees), with no requirement to make monthly contributions toward coverage during disability, and
•Payment of benefits under Kimberly-Clark’s Long-Term Disability Plan (which is available to all U.S. salaried employees) and Kimberly-Clark’s Executive Long-Term Disability Plan. Long-term disability under the plans would provide income protection of monthly base pay, ranging from a minimum monthly benefit of $50 to a maximum monthly benefit of $40,000. Benefits are reduced by the amount of any other Kimberly-Clark or government-provided income benefits received (but will not be lower than the minimum monthly benefit).
Potential Payments on Termination or Change of Control Table
The following table presents the approximate value of (1) the severance benefits for our named executive officers under the Executive Severance Program had a Qualified Termination of Employment under the participant agreement occurred on December 31, 2025; (2) the severance benefits for our named executive officers under the Severance Pay Plan if an involuntary termination had occurred on December 31, 2025; (3) the benefits that would have been payable on the death of our named executive officers on December 31, 2025; (4) the benefits that would have been payable on the total and permanent disability of our named executive officers on December 31, 2025; and (5) the potential payments to Mr. Hsu, Mr. Hicks and Mr. Melucci if they had retired on December 31, 2025. If applicable, amounts in the table were calculated using the closing price of our common stock on December 31, 2025 of $100.89 per share.
The termination benefits provided to our executive officers upon their voluntary termination of employment do not discriminate in scope, terms or operation in favor of our executive officers compared to the benefits offered to all salaried employees, so those benefits are not included in the table below. Of our current named executive officers, only Mr. Hsu, Mr. Hicks and Mr. Melucci were eligible to retire as of December 31, 2025; thus, potential payments assuming retirement on that date are not included for the other named executive officers.
The amounts presented in the table are in addition to amounts each named executive officer earned or accrued prior to termination, such as the officer’s balances under our Voluntary Deferred Compensation Plan, accrued retirement benefits, previously vested benefits under our qualified and non-qualified plans, previously vested options, restricted stock and restricted share units and accrued salary. For information about these previously earned and accrued amounts, see “Summary Compensation,” “Outstanding Equity Awards,” “Option Exercises and Stock Vested,” and “Nonqualified Deferred Compensation.”

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Compensation tables

Potential Payments on Termination or Change of Control Table

Name	Cash Payment ($)		Equity with Accelerated Vesting ($)		Additional Retirement Benefits ($)		Continued Benefits and Other Amounts ($)		Total ($)
Michael D. Hsu
Qualified Termination of Employment	9,846,424	(1)	30,600,411	(2)	742,500	(3)	33,912	(4)	41,223,247
Involuntary Termination(5)	10,875,000		—		—		17,927	(6)	10,892,927
Death	3,596,424	(7)	20,045,560	(8)	—		—		23,641,984
Disability	1,596,424	(7)	20,045,560	(8)	—		—	(9)	21,641,984
Retirement	1,596,424	(1)	27,994,178		—		—		29,590,602
Nelson Urdaneta
Qualified Termination of Employment	4,285,590	(1)	11,313,999	(2)	334,800	(3)	52,272	(4)	15,986,661
Involuntary Termination(5)	4,650,000		—		—		22,241	(6)	4,672,241
Death	2,365,590	(7)	5,617,035	(8)	—		—		7,982,625
Disability	565,590	(7)	5,617,035	(8)	—		—	(9)	6,182,625
Russell Torres
Qualified Termination of Employment	5,003,500	(1)	9,855,646	(2)	394,875	(3)	52,272	(4)	15,306,293
Involuntary Termination(5)	5,606,250		—		—		22,241	(6)	5,628,491
Death	2,416,000	(7)	6,134,770	(8)	—		—		8,550,770
Disability	616,000	(7)	6,134,770	(8)	—		—	(9)	6,750,770
Zackery Hicks
Qualified Termination of Employment	4,838,570	(1)	10,416,297	(2)	378,000	(3)	—	(4)	15,632,867
Involuntary Termination(5)	5,250,000		—		—		10,007	(6)	5,260,007
Death	2,638,570	(7)	5,462,808	(8)	—		—		8,101,378
Disability	638,570	(7)	5,462,808	(8)	—		—	(9)	6,101,378
Retirement	638,570	(1)	7,583,920		—		—		8,222,490
Jeffrey Melucci
Qualified Termination of Employment	4,474,590	(1)	8,337,410	(2)	347,382	(3)	52,272	(4)	13,211,654
Involuntary Termination(5)	4,870,700		—		—		22,241	(6)	4,892,941
Death	6,014,790	(7)	5,264,103	(8)	—		—		11,278,893
Disability	614,790	(7)	5,264,103	(8)	—		—	(9)	5,878,893
Retirement	614,790	(1)	6,967,429		—		—		7,582,219
(1)Assumes the Committee would approve full payment under the Management Achievement Award Program for 2025; actual amount that would be paid is determined by the Committee in its discretion.
(2)Assumes vesting of unvested performance-based restricted share units at the average payout percentage for the prior three years. See “Outstanding Equity Awards.” In addition, under the terms of the Equity Plans, if the Committee were to determine that, pending a change of control, our common stock would cease to exist without an adequate replacement security, the payment of this amount would not be contingent upon the Qualified Termination of Employment of the named executive officer. This provision also applies to grants under the Equity Plans to employees other than our named executive officers.
(3)Includes the value of two additional years of employer contributions under the 401(k) Profit Sharing Plan and the Supplemental 401(k) Plan, pursuant to the terms of the Executive Severance Plan.
(4)Includes an amount equal to 24 months of COBRA medical and dental coverage.
(5)Benefits payable under the Severance Pay Plan. For Mr. Hsu, Mr. Hicks and Mr. Melucci, does not include accelerated equity vesting that occurred when they became retirement eligible at age 55. See the benefits payable for these officers for retirement for the amount of this accelerated equity vesting.

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Compensation tables

(6)Includes an amount equal to six months of COBRA medical coverage under each executive’s specific health insurance plan, three months of Employee Assistance Program, and 12 months of outplacement services valued at $10,000.
(7)For death, includes the payment of benefits under Kimberly-Clark’s group life insurance plan (which is available to all U.S. salaried employees). For death and disability, assumes the Committee would approve full payment under the Management Achievement Award Program for 2025; actual amount that would be paid is determined by the Committee in its discretion. For disability, does not include benefits payable under Kimberly-Clark’s Long-Term Disability Plan (which is available to all U.S. salaried employees) or Kimberly-Clark’s Executive Long-Term Disability Plan, the value of which would be dependent on the life span of the named executive officer and the value of any Kimberly-Clark or government-provided income benefits received.
(8)Assumes pro rata vesting of unvested performance-based restricted share units at the maximum level for the 2023 grants and the target level for the 2024 and 2025 grants. See “Outstanding Equity Awards.”
(9)Our named executive officers would be eligible for continuing coverage under Kimberly-Clark’s group life insurance plan assuming total and permanent disability on December 31, 2025, which benefit does not discriminate in scope, terms or operation in favor of our named executive officers compared to the benefits offered to all U.S. salaried employees and is therefore not included in the table.
Equity Compensation Plan Information
The following table gives information about Kimberly-Clark’s common stock that may be issued upon the exercise of options, warrants, and rights under all of Kimberly-Clark’s equity compensation plans as of December 31, 2025.

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (in millions) (a)		Weighted average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (in millions) (c)
Equity compensation plans approved by stockholders(1)	5.0	(2)	$131.75	6.3
(1)Includes (a) the stockholder-approved 2021 Plan, effective April 29, 2021, (b) the stockholder-approved 2011 Plan, which effective April 21, 2011 amended and restated the stockholder-approved 2001 Equity Participation Plan, (c) the stockholder-approved 2021 Outside Directors' Compensation Plan, effective April 29, 2021 and (d) the stockholder-approved 2011 Outside Directors' Compensation Plan, which effective April 21, 2011 amended and restated the Outside Directors' Compensation Plan.
(2)Includes 2.2 million restricted share units granted under the 2021 Plan (including shares that may be issued pursuant to outstanding performance-based restricted share units, assuming the target award is met; actual shares issued may vary, depending on actual performance). Upon vesting, a share of Kimberly-Clark common stock is issued for each restricted share unit. Column (b) does not take these awards into account because they do not have an exercise price. Also includes 0.2 million restricted share units granted under the 2021 Outside Directors’ Compensation Plan and the 2011 Outside Directors' Compensation Plan. Upon retirement from or any other termination of service from the Board, a share of Kimberly-Clark common stock is issued for each restricted share unit. Column (b) does not take these awards into account because they do not have an exercise price.

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Proposal 4 – Stockholder Proposal to Require Independent Board Chair

The Accountability Board, Inc., 401 Edgewater Place, Suite 600, Wakefield, MA 01880, owning at least $25,000 of our common stock continuously at least one year as of October 8, 2025, has given notice that it intends to present for action at the Annual Meeting the resolution set forth below. The Accountability Board is a non-profit organization whose primary purpose is to engage with companies regarding ESG matters. The Board of Directors opposes this stockholder proposal for the reasons set forth below the proposal.
Proxies solicited by management will be voted against the stockholder proposal below unless stockholders specify a contrary choice in their proxies.
Stockholder Proposal
RESOLVED: Shareholders ask the Board to adopt a policy, and amend the bylaws accordingly, to require any Board Chair to be independent. The policy may provide that (i) if a Chair at any time ceases to be independent, he or she shall be replaced with an independent one; (ii) compliance with this policy is waived if no independent director is available and willing to serve as Chair; and (iii) the policy shall apply prospectively so as not to violate any legal obligation existing at its adoption.
DEAR FELLOW SHAREHOLDERS:
Since 2020, Kimberly-Clark’s Board Chair has simultaneously served as its CEO, a structure that we believe has weakened the corporation’s governance and not served shareholders well.
Although the company often points to having a Lead Independent Director as a counterbalance to a combined CEO/Chair, given its recurring periods of underperformance, this structure clearly hasn’t proven sufficient to protect shareholder interests.
Consider, for example, the following chart from its fiscal 2024 Annual Report, showing a five-year total shareholder return significantly lower than the S&P 500 and S&P 500 Consumer Staples Indices.

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Proposal 4 – Stockholder proposal to require independent board chair

Adopting an independent Chair would inherently mean separating the Chair and CEO roles, something that a strong majority (60%) of S&P 500 companies currently do. This would allow the Chair to focus on leading the Board in its oversight and governance responsibilities while the CEO focuses on setting and executing strategic plans and initiatives, and leading daily operations.
Further, it would reinforce the Board’s firewall from management and create an environment conducive to objective evaluation and oversight, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of our company and its stockholders.
Indeed, “the chair of the board should ideally be an independent director,” reports Institutional Shareholder Services (ISS), “to help provide appropriate counterbalance to executive management.”
And reports Glass Lewis: “Glass Lewis’ view is that shareholders are better served when the board is led by an independent chair, a role which we believe is better able to oversee the executives of the Company and set a pro-shareholder agenda without the management conflicts that exist when a CEO or other executive also serves as chair. This, in turn, leads to a more proactive and effective board of directors.”
Based on the foregoing, we believe this proposal’s adoption is clearly warranted. Thank you.
Board of Directors Statement in Opposition
The Board has carefully considered the above proposal and believes that it is not in the best interests of our stockholders. Consequently, the Board recommends that the stockholders vote against the proposal for the following reasons:
•The Board should retain the flexibility to determine the most effective leadership structure for the Board in light of the company’s needs, the qualifications of the individuals involved and the interests of stockholders.
•The company’s strong corporate governance practices, including a well-defined Independent Lead Director role, a majority independent Board, and committees comprised entirely of independent directors, provide for an effective Board leadership and oversight structure.
•Adopting a rigid policy as requested by this proposal would impair the Board’s ability to structure its leadership in the manner it believes most effectively serves company and stockholders’ interests.
The Board of Directors should retain the flexibility to determine the most effective Board leadership structure.
Our Board has a fiduciary duty to act in the best interests of the company and its stockholders. This includes determining the Board leadership structure that best serves those interests. Our governing documents (including our By-Laws and Corporate Governance Policies) provide that the roles of Chairman of the Board and CEO may be combined or separated at the discretion of the Board. These policies provide the Board flexibility to determine the most effective Board leadership structure in light of the company’s needs and the dynamic industry in which the company operates, the skills and experience of the individuals involved, the leadership composition of the Board and management, and the interests of stockholders.
The Board reviews its leadership structure, including the combination or separation of the Chairman and CEO roles, at least annually as part of its succession planning analysis. The Board has the ability to separate the roles of Chairman and CEO if it deems it advisable and in the best interests of the company, and did so in 2019 in connection with Mr. Hsu’s appointment as CEO and as a director of the company.

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Proposal 4 – Stockholder proposal to require independent board chair

Currently, the Board has determined that the company and its stockholders are best served by having Mr. Hsu hold the roles of Chairman and CEO. The Board believes maintaining this structure is particularly important at this time for the company and its stockholders as we work to complete the acquisition of Kenvue and execute on critical integration efforts. Mr. Hsu has extensive industry and public company leadership experience and deep knowledge of the company. The Board believes Mr. Hsu is highly qualified to lead discussions of the Board and is in the best position to facilitate the flow of business information and communications between the Board and management. Furthermore, we believe this practice is consistent with the practice of our peers, as the 2025 Spencer Stuart Board Index states that only 41% of S&P 500 companies have a chair who meets the independence rules of the applicable stock exchange.(1) Additionally, according to a 2023 survey published by The Conference Board, 76% of S&P 500 companies provide that the board of directors has the flexibility to determine its leadership structure on a case-by-case basis and do not require the chair to be an independent director.(2)
Given the Board’s unique understanding of the company’s strategy, industry, and needs, and its nuanced knowledge of its members’ qualifications and capabilities, we believe the Board is in the best position to determine the most effective Board leadership structure. Eliminating this flexibility would constrain the Board’s ability to adapt to circumstances and select a leadership structure that it believes to be in the best interests of the company and its stockholders at any point in time.
We have a strong Independent Lead Director role and corporate governance practices.
The Board believes that a strong Independent Lead Director role with clearly defined responsibilities provides effective independent management oversight. The role of Independent Lead Director is robust, and includes the following responsibilities:
•Directing the strategic trajectory of the company
•Chairing the Executive Committee of the Board
•Chairing executive sessions at which non-management directors meet outside management’s presence and providing feedback from such sessions to the CEO
•Coordinating the activities of the Independent Directors
•Providing input on and approving the agendas and schedules for Board meetings
•Leading (with the Chair of the Nominating and Corporate Governance Committee) the annual Board evaluation
•Leading (with the Chair of the Management Development and Compensation Committee) the Board’s review and discussion of the CEO’s performance
•Providing feedback to individual directors following their individual evaluations
•Speaking on behalf of the Board and chairing Board meetings when the Chairman of the Board is unable to do so
•Acting as a direct conduit to the Board for stockholders, employees, and others according to the Board’s policies
In 2025 our Lead Independent Director led our engagement with one of our largest investors and directly participated in negotiations relating to our pending acquisition of Kenvue.
Our independent directors elected Sherilyn S. McCoy, an independent director, as the Independent Lead Director of the Board in 2024. Ms. McCoy has a deep understanding of the company and its business, developed over her seven years of service on our Board, and her leadership experience as former CEO of Avon Products and in senior leadership roles at Johnson & Johnson. She has served on our Audit Committee, Management Development and Compensation Committee and Nominating and Corporation Governance Committee. Her strong strategic and financial acumen, commitment to ethics, and extensive knowledge of consumer products make her an effective Independent Lead Director.
For additional discussion of our Board leadership structure, please see “Corporate Governance - Board Leadership Structure.”
(1)2025 U.S. Spencer Stuart Board Index (2025) p. 50, available at https://www.spencerstuart.com/research-and-insight/us-board-index.
(2)Board Leadership and Structure: Spotlight on Flexibility and Transparency (Nov. 21, 2023) p. 4, available at https://www.conference-board.org/publications/board-leadership-and-structure-spotlight-on-flexibility-and-transparency.

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Proposal 4 – Stockholder proposal to require independent board chair

In addition to the strong Independent Lead Director role, our Board structure and corporate governance practices demonstrate our commitment to effective governance and accountability to our stockholders, including:
•a majority of our directors (12 out of 13) are independent;
•all of the members and Chairs of the Audit Committee, Management Development and Compensation Committee and Nominating and Corporate Governance Committee are independent;
•the Board and each Board committee have the authority to hire independent legal, financial or other advisors at the company's expense;
•our independent directors hold regular meetings in executive sessions to discuss matters important to the company, including matters related to management;
•our stockholders have access to strong stockholder rights, including the right to call a special meeting of stockholders and proxy access; and
•we regularly engage with investors to understand their perspective on a variety of topics, including our approach to director refreshment, our corporate governance practices, and our executive compensation program.
In addition to the foregoing governance practices, Board and Board committees conduct annual performance evaluations to assess whether the Board, its committees, and the directors are functioning effectively, and stockholders can communicate directly with the Board in addition to the Independent Lead Director.
Adopting a rigid policy as requested by this proposal would impair the Board’s ability to structure its leadership in the manner it believes most effectively serves company and stockholders’ interests. For the above reasons, we believe the company’s strong corporate governance practices, including the clearly defined and active Independent Lead Director role, address the concerns set forth in the proposal.

The Board of Directors unanimously recommends a vote AGAINST the adoption of this proposal.

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Other Information
Security Ownership Information
The following table shows the number of shares of our common stock beneficially owned as of December 31, 2025, by each director and nominee, by each named executive officer, and by all directors, nominees and executive officers as a group.

Name	Number of Shares(1)(2)(3)(4)		Percent of Class
Sylvia M. Burwell	5,765		*
John W. Culver	8,498		*
Zackery Hicks	121,267	(5)	*
Michael D. Hsu	1,312,491	(5)(6)	*
Mae C. Jemison, M.D.	63,164		*
Deeptha Khanna	3,680		*
S. Todd Maclin	12,933		*
Deirdre A. Mahlan	6,664		*
Sherilyn S. McCoy	12,817		*
Jeffrey Melucci	178,218	(5)	*
Christa S. Quarles	16,483		*
Jaime A. Ramirez	6,639		*
Joseph Romanelli	1,778		*
Dunia A. Shive	11,490		*
Mark T. Smucker	11,150	(7)	*
Russell Torres	271,043	(5)	*
Nelson Urdaneta	126,228	(5)	*
All directors, nominees and executive officers as a group (25 persons)	2,487,531	(5)(8)	*
*    Each director, nominee, named executive officer and the directors, nominees and executive officers as a group, owns less than one percent of the outstanding shares of our common stock.
(1)Except as otherwise noted, the directors, nominees and named executive officers, and the directors, nominees and executive officers as a group, have sole voting and investment power with respect to the shares listed.
(2)As of the date of this proxy statement, none of the executive officers or directors has pledged any shares of our common stock.
(3)Share amounts include unvested restricted share units granted to the following named executive officers under the Equity Plans as indicated below. Amounts representing performance-based restricted share units in the table below represent target levels for these awards. See “Compensation Tables – Outstanding Equity Awards” for additional information regarding these grants.

Name	Time-Vested Restricted Share Units(#)	Performance-Based Restricted Share Units(#)
Zackery Hicks	19,594	41,825
Michael D. Hsu	73,175	154,796
Jeffrey Melucci	23,823	39,562
Russell Torres	24,329	49,344
Nelson Urdaneta	21,884	45,129
(4)For each director who is not an officer or employee of Kimberly-Clark, share amounts include restricted share units granted under our Outside Directors’ Compensation Plan. These awards are restricted and may not be transferred or sold until the Outside Director retires from or otherwise terminates service on the Board. See footnote 4 to the 2025 Outside Director Compensation table for the number of shares of restricted share units that the Outside Directors had outstanding as of December 31, 2025.

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Other information

(5)Includes shares of common stock held by the trustee of the 401(k) Profit Sharing Plan for the benefit of, and that are attributable to, the accounts in the plans of, the named executive officers. Also includes the following shares which could be acquired within 60 days of December 31, 2025 by:

Name	Number of Shares That Could be Acquired Within 60 Days of December 31, 2025
Zackery Hicks	45,527
Michael D. Hsu	797,256
Jeffrey Melucci	67,831
Russell Torres	130,624
Nelson Urdaneta	31,614
All directors, nominees and executive officers as a group (25 persons)	1,145,110
(6)Includes 21,991 shares held by a family trust for the benefit of Mr. Hsu’s family members. Mr. Hsu’s spouse is trustee of the trust. Mr. Hsu shares voting control over the shares held by the trust.
(7)Includes 827 shares held by a family trust for the benefit of Mr. Smucker’s family members. Mr. Smucker is trustee of the trust. Mr. Smucker has sole voting and investment control over the shares held by the trust.
(8)Voting and investment power with respect to 22,818 of the shares is shared.
Our Corporate Governance Policies provide that, within three years of joining the Board, all Outside Directors should own an amount of our common stock or share units at least equal in value to three times the annual Board cash compensation. For the purpose of these stock ownership guidelines, a director is deemed to own beneficially-owned shares, as well as restricted share units (whether or not any applicable restrictions have lapsed), but not stock options (whether vested or unvested). As of December 31, 2025, each Outside Director has met the specified ownership level or is still within three years of joining the Board.
The following table sets forth the information, as of December 31, 2025, regarding persons or groups known to us to be beneficial owners of more than five percent of our common stock.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Outstanding
The Vanguard Group Inc.(1) 100 Vanguard Boulevard Malvern, PA 19355	40,426,736	12.2%
BlackRock, Inc.(2) 50 Hudson Yards New York, NY 10001	25,127,582	7.6%
State Street Corporation(3) State Street Financial Center 1 Congress Street, Suite 1 Boston, MA 02114-2016	18,321,389	5.4%
(1)The address, number and percentage of shares of our common stock beneficially owned by The Vanguard Group Inc. (“Vanguard”) are based on the Schedule 13G/A filed by Vanguard with the SEC on July 29, 2025. According to the filing, Vanguard had sole dispositive power with respect to 38,779,063 shares, shared dispositive power with respect to 1,647,673 shares, shared voting power with respect to 409,441 shares, and did not have sole voting power as to any shares.
(2)The address, number and percentage of shares of our common stock beneficially owned by BlackRock, Inc. (“BlackRock”) are based on the Schedule 13G/A filed by BlackRock with the SEC on April 24, 2025. According to the filing, BlackRock had sole voting power with respect to 22,982,586 shares, sole dispositive power with respect to 25,127,582 shares, and did not have shared voting or dispositive power as to any shares.
(3)The address, number and percentage of shares of our common stock beneficially owned by State Street Corporation (“State Street”) are based on the Schedule 13G/A filed by State Street with the SEC on January 29, 2024. According to the filing, State Street had shared voting power with respect to 11,857,594 shares, shared dispositive power with respect to 18,292,732 shares and did not have sole voting or dispositive power as to any shares.

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Other information

Transactions with Related Persons
Policies and Procedures for Review, Approval or Ratification of Related Person Transactions. The Board has adopted procedures for reviewing any transactions between the company and certain “related persons” that involve amounts above certain thresholds. The SEC requires that our proxy statement disclose these “related person transactions.” A related person is defined under the SEC’s rules and includes our directors, director nominees, executive officers and five percent stockholders.
The Board’s procedures provide that:
•The Nominating and Corporate Governance Committee is best suited to review, approve and ratify related person transactions involving any director, nominee for director, any five percent stockholder, or any of their immediate family members or related firms, and
•The Audit Committee is best suited to review, approve and ratify related person transactions involving executive officers (or their immediate family members or related firms), other than any executive officer that is also a Board member.
•Either Committee may, in its sole discretion, refer its consideration of related person transactions to the full Board.
Each director, director nominee and executive officer is required to promptly provide written notification of any material interest that he or she (or an immediate family member) has or will have in a transaction with Kimberly-Clark. Based on a review of the transaction, a determination will be made as to whether the transaction constitutes a related person transaction under the SEC’s rules. As appropriate, the Nominating and Corporate Governance Committee or the Audit Committee will then review the terms and substance of the transaction to determine whether to ratify or approve the related person transaction.
In determining whether the transaction is consistent with Kimberly-Clark’s best interest, the Nominating and Corporate Governance Committee or the Audit Committee may consider any factors deemed relevant or appropriate, including:
•Whether the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party;
•Whether the transaction constitutes a conflict of interest under our Code of Conduct, the nature, size or degree of any conflict, and whether mitigation of the conflict is feasible;
•The impact of the transaction on a director’s independence; and
•Whether steps have been taken to ensure fairness to Kimberly-Clark.
Related Person Transactions. Based on the company’s review of its transactions, there were no transactions considered to be a related person transaction since the beginning of 2025.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who own more than 10% of our common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. Our employees prepare these reports for our directors and executive officers using information obtained from them and from our records. Due to an administrative error relating to the winding up of an estate, one Form 4 filing due on April 9, 2025 relating to stock purchases by S. Todd Maclin was made on February 6, 2026.

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Other information

Pay Versus Performance

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for CEO ($)	Compensation Actually Paid to CEO ($)	Average Summary Compensation Table Total for Non-CEO NEOs ($)	Average Compensation Actually Paid to Non-CEO NEOs ($)	KMB TSR ($)	S&P 500 Consumer Staples Index TSR ($)	Net Income ($ Millions)	Annual Organic Sales Growth %
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	15,320,405	9,210,075	5,305,478	3,408,636	89.85	141.44	2,021	1.1%
2024	16,413,045	23,830,638	5,755,256	7,444,749	113.18	150.76	2,545	3.2%
2023	16,528,052	20,793,207	5,103,079	5,909,333	101.25	131.24	1,764	4.7%
2022	14,555,561	23,441,071	5,504,660	7,301,881	108.96	130.57	1,934	7.2%
2021	12,009,162	3,318,480	4,589,273	2,631,289	110.71	131.38	1,814	(1.0%)
Column (b). Reflects compensation amounts reported in the “Summary Compensation Table” for our CEO, Michael D. Hsu, for the respective years shown.
Column (c). “Compensation actually paid” to our CEO in 2025 reflects the respective amounts set forth in column (b) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules. For awards with dividend rights, these amounts are paid in company shares once the underlying award vests, and are incorporated as applicable in the table below. The dollar amounts reflected in column (b) of the table above do not reflect the actual amount of compensation earned by or paid to our CEO during 2025. For information regarding the decisions made by our Management Development and Compensation Committee in regards to the CEO’s compensation for 2025, please see “Compensation Discussion & Analysis” above.

Year	2025
CEO	M. Hsu
SCT Total Compensation ($)	15,320,405
Less: Stock and Option Award Values Reported in SCT for the Covered Year ($)	(11,499,989)
Plus: Fair Value for Stock and Option Awards Granted in the Covered Year ($)	8,933,810
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	(6,816,105)
Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year ($)	3,271,954
Less: Fair Value of Stock and Option Awards Forfeited during the Covered Year ($)	—
Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans ($)	—
Plus: Aggregate Service Cost and Prior Service Cost for Pension Plans ($)	—
Compensation Actually Paid ($)	9,210,075
Equity Valuations: Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of date of grant. Adjustments have been made using stock option fair values as of each measurement date using the stock price as of the measurement date and updated assumptions (i.e., term, volatility, dividend yield, risk free rates) as of the measurement date. Performance-based restricted share unit grant date fair values are calculated using the stock price as of date of grant assuming target performance. Adjustments have been made using the stock price and performance accrual modifier as of year end and as of the date of vest. Time-vested restricted share unit grant date fair values are calculated using the stock price as of date of grant. Adjustments have been made using the stock price as of year end and as of each date of vest.

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Other information

Column (d). The following non-CEO named executive officers are included in the average figures shown:

2021:	Maria Henry, Russell Torres, Kimberly Underhill, Jeffrey Melucci, Gonzalo Uribe
2022:	Maria Henry, Russell Torres, Jeffrey Melucci, Zack Hicks, Nelson Urdaneta
2023:	Russell Torres, Jeffrey Melucci, Zack Hicks, Nelson Urdaneta
2024:	Russell Torres, Jeffrey Melucci, Zack Hicks, Nelson Urdaneta
2025:	Russell Torres, Jeffrey Melucci, Zack Hicks, Nelson Urdaneta
Column (e). Average “compensation actually paid” for our non-CEO NEOs in 2025 reflects the respective amounts set forth in column (d) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules. For awards with dividend rights, these amounts are paid in company shares once the underlying award vests, and are incorporated as applicable in the table below. The dollar amounts reflected in column (d) of the table above do not reflect the actual amount of compensation earned by or paid to our non-CEO NEOs during 2025. For information regarding the decisions made by our Management Development and Compensation Committee in regards to the non-CEO NEOs' compensation for 2025, please see “Compensation Discussion and Analysis” above.

Year	2025 Average
Non-CEO NEOs ($)	See Column (d) note
SCT Total Compensation ($)	5,305,478
Less: Stock and Option Award Values Reported in SCT for the Covered Year ($)	(3,487,497)
Plus: Fair Value for Stock and Option Awards Granted in the Covered Year ($)	2,709,275
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	(1,840,839)
Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year ($)	722,219
Less: Fair Value of Stock and Option Awards Forfeited during the Covered Year ($)	—
Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans ($)	—
Plus: Aggregate Service Cost and Prior Service Cost for Pension Plans ($)	—
Compensation Actually Paid ($)	3,408,636
Equity Valuations: Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of date of grant. Adjustments have been made using stock option fair values as of each measurement date using the stock price as of the measurement date and updated assumptions (i.e., term, volatility, dividend yield, risk free rates) as of the measurement date. Performance-based restricted share unit grant date fair values are calculated using the stock price as of date of grant assuming target performance. Adjustments have been made using the stock price and performance accrual modifier as of year end and as of the date of vest. Time-based restricted share unit grant date fair values are calculated using the stock price as of date of grant. Adjustments have been made using the stock price as of year end and as of each date of vest. The aggregate change in actuarial present value of accumulated benefit under pension plans reflects the amount reported for the applicable year in the Summary Compensation Table.
Column (f). For the relevant fiscal year, represents the cumulative total shareholder return (TSR) of Kimberly-Clark for the measurement periods ending on December 31 of each of 2025, 2024, 2023, 2022 and 2021, respectively.
Column (g). For the relevant fiscal year, represents the cumulative TSR of the S&P 500 Consumer Staples Index ("Peer Group TSR") for the measurement periods ending on December 31 of each of 2025, 2024, 2023, 2022 and 2021, respectively.
Column (h). Reflects “Net Income” in the company’s Consolidated Income Statements included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2025, 2024, 2023, 2022 and 2021.
Column (i). Company-selected Measure is annual organic sales growth which is described below.

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Other information

Relationship Between Pay and Performance
Below are graphs showing the relationship of “compensation actually paid” to our Chief Executive Officer and other named executive officers in 2021, 2022, 2023, 2024 and 2025 to (1) total shareholder return (TSR) of both Kimberly-Clark and the S&P 500 Consumer Staples Index, (2) Kimberly-Clark’s net income and (3) Kimberly-Clark’s organic sales growth.
“Compensation actually paid” (“CAP”), as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals (as reflected in the significant decrease to 2021 CAP). For a discussion of how our Management Development and Compensation Committee assessed Kimberly-Clark’s performance and our named executive officers’ pay each year, see “Compensation Discussion and Analysis” in this proxy statement and in the proxy statements for 2021, 2022, 2023 and 2024.
Compensation Actually Paid vs. KMB and Peer Group TSR
Fiscal Year

KMB CEO	Avg. Other KMB NEOs	KMB TSR	S&P 500 Consumer Staples Index

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Other information

Compensation Actually Paid vs. KMB Net Income
Fiscal Year

KMB CEO	Avg. Other KMB NEOs	KMB Net Income
Compensation Actually Paid vs. KMB Annual Organic Sales Growth %
Fiscal Year

KMB CEO	Avg. Other KMB NEOs	KMB Organic Sales Growth

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Other information

Listed below are the financial and non-financial performance measures which in our assessment represent the most important financial performance measures we use to link compensation actually paid to our named executive officers, for 2025, to company performance.

Measure	Nature	Explanation

Organic sales growth	Financial measure	A non-GAAP financial measure consisting of sales growth generated from within the company and excluding the impact of currency changes, business exits, and acquisition/divestiture activity.

Modified free cash flow	Financial measure
A non-GAAP financial measure consisting of cash produced through operations, minus outlays of cash for capital expenditures.
Free cash flow may be modified for externally disclosed unusual items and/or material unplanned business events.

Adjusted EPS	Financial measure
A non-GAAP financial measure that consists of diluted net income per share that is then adjusted to eliminate the effect of items or events that the Committee determines in its discretion should be excluded for compensation purposes.

Market share	Non-financial measure	Grow or maintain overall weighted market share.

Enabling our purpose	Non-financial measure	Progress towards building an inclusive and engaging culture while enhancing K-C’s business resilience and sustainability.

CEO Pay Ratio Disclosure
In accordance with the Dodd-Frank Act and applicable SEC rules, we are providing the following information about the relationship of our CEO’s compensation to the compensation of all our employees. For 2025:
•the total compensation of our median employee was $56,552
•the total compensation of our CEO, as reported in the Summary Compensation Table, was $15,320,405
•the ratio of our CEO’s total compensation to the median employee total compensation was 271 to 1
To identify our median employee, we compared the base salaries and target annual incentives of our employees as of October 31, 2025. At that date, we had 36,122 employees, of which 10,923 were U.S. employees and 25,199 were non-U.S. employees. We excluded 1,418 employees based in Indonesia as permitted by SEC rules under a de minimis exemption. The number of excluded employees under the exemption represented less than 5.0 percent of our population. As a result of the exclusion, the “considered population” for identifying the median employee was 34,704. We did not make any cost-of-living adjustments.
Similar to our CEO, our employees enjoy a comprehensive compensation, benefit, and company and/or state-sponsored retirement package that we determine by benchmarking to local market practice.

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General Information about our Annual Meeting
On behalf of the Board of Directors of Kimberly-Clark Corporation, we are soliciting your proxy for use at the 2026 Annual Meeting of Stockholders, to be held virtually on May 14, 2026, at 8:00 a.m. Central Time.
How We Provide Proxy Materials
We began providing our proxy statement and form of proxy to stockholders on March 23, 2026.
As SEC rules permit, we are making our proxy statement and our annual report available to many of our stockholders via the Internet rather than by mail. This reduces printing and delivery costs and supports our sustainability efforts. You may have received in the mail a “Notice of Electronic Availability” explaining how to access this proxy statement and our annual report on the Internet and how to vote online. If you received this Notice but would like to receive a paper copy of the proxy materials, you should follow the instructions contained in the notice for requesting these materials.
Who May Vote
If you were a stockholder of record at the close of business on the record date of March 16, 2026, you are eligible to vote at the meeting. Each share that you own entitles you to one vote.
As of the record date, 331,925,766 shares of our common stock were outstanding.
How to Vote
You may vote by attending the meeting, by using the Internet or telephone, or (if you received printed proxy materials) by completing and returning a proxy form by mail. If Internet or telephone voting is available to you, see the instructions on the notice of electronic availability or the proxy form and have the notice or proxy form available when you access the Internet website or place your telephone call. To vote your proxy by mail, mark your vote on the proxy form, then follow the instructions on the card.
Please note that if you received a notice of electronic availability as described above, you cannot vote your shares by filling out and returning the notice. Instead, you should follow the instructions contained in the notice on how to vote by using the Internet or telephone.
The named proxies will vote your shares according to your directions. The voting results will be certified by independent Inspectors of Election.
If you sign and return your proxy form, or if you vote using the Internet or by telephone, but you do not specify how you want to vote your shares, the named proxies will vote your shares as follows:
•FOR the election of directors named in this proxy statement
•FOR ratification of the selection of our independent auditor
•FOR approval of the compensation of our named executive officers
•AGAINST the stockholder proposal to adopt a policy requiring any board chair to be independent

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General information about our annual meeting

How to Revoke or Change Your Vote
There are several ways to revoke or change your vote:
•Mail a revised proxy form to the Corporate Secretary of Kimberly-Clark (the form must be received before the meeting starts). Use the following address: 351 Phelps Drive, Irving, TX 75038
•Use the Internet voting website
•Use the telephone voting procedures
•Attend the virtual meeting and vote in person
Votes Required
There must be a quorum to conduct business at the Annual Meeting, which is established by having a majority of the shares of our common stock present in person or represented by proxy.
Election of Directors. A director nominee will be elected if he or she receives a majority of the votes cast at the meeting in person or by proxy. If any nominee does not receive a majority of the votes cast, then that nominee will be subject to the Board’s policy regarding resignations by directors who do not receive a majority of “for” votes.
Other Proposals or Matters. Approval requires the affirmative vote of a majority of shares that are present at the Annual Meeting in person or by proxy and are entitled to vote on the proposal or matter.
How Abstentions Will Be Counted
Election of Directors. Abstentions will have no impact on the outcome of the vote. They will not be counted for the purpose of determining the number of votes cast or as votes “for” or “against” a nominee.
Other Proposals. Abstentions will be counted:
•as present in determining whether we have a quorum
•in determining the total number of shares entitled to vote on a proposal
•as votes against a proposal
Effect of Not Instructing Your Broker
Routine Matters. If your shares are held through a broker and you do not instruct the broker on how to vote your shares, your broker may choose to leave your shares unvoted or to vote your shares on routine matters. Note that whether a proposal is considered routine or non-routine is subject to New York Stock Exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker how to vote your shares on all proposals to ensure that your vote is counted.
Non-Routine Matters. Without instructions, your broker cannot vote your shares on non-routine matters, resulting in what are known as “broker non-votes.” Broker non-votes will not be considered present or entitled to vote on non-routine matters and will also not be counted for the purpose of determining the number of votes cast on these proposals.

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General information about our annual meeting

Direct Stock Purchase and Dividend Reinvestment Plan
If you participate in our Direct Stock Purchase and Dividend Reinvestment Plan, you will receive a proxy form that represents the number of full shares in your plan account plus any other shares registered in your name. There are no special instructions for voting shares held in the plan; simply use the normal voting methods described in this proxy statement.
Employee Benefit Plans
We are also sending or otherwise making this proxy statement and voting materials available to participants who hold Kimberly-Clark stock through any of our employee benefit and stock purchase plans. The trustee of each plan will vote whole shares of stock attributable to each participant’s interest in the plans in accordance with the participant’s directions. If a participant gives no directions, the plan committee will direct the voting of his or her shares.
Attending the Virtual Annual Meeting
The 2026 Annual Meeting will be hosted as an audio webcast at https://meetnow.global/MUAPH5P. The meeting will begin promptly at 8:00 a.m. Central Time, and online access will open 30 minutes prior to allow time to login.
To login to and attend the meeting you have two options: join as a “Stockholder” or join as a “Guest.” Joining as a “Stockholder” will enable you to vote your shares at the meeting and ask questions. To join as a “Stockholder” you will be required to have some additional information, as described below. Alternatively, you can join as a “Guest” in listen-only mode.
•If you hold shares through our transfer agent, Computershare, you do not need to preregister. To join the meeting as a “Stockholder,” use the annual meeting 15-digit control number listed on the proxy card or notice you previously received or in the email you received with your voting instructions.
•If you hold your shares through a broker, bank or other intermediary, and want to join the meeting as a “Stockholder” you have two options.
Registration at the Meeting. You may not need to pre-register with Computershare as further described below and may, instead, be able to use the control number received with your voting instruction form from your bank, broker or other intermediary. Please note, however, that this option is provided as a convenience to beneficial owners only, and there is no guarantee this option will be available to you. To attend the Annual Meeting, visit the Annual Meeting website at https://meetnow.global/MUAPH5P and enter the control number received with your voting instruction form from your bank, broker or other holder of record. We encourage you to access the Annual Meeting website 15 minutes prior to the Annual Meeting start time on the meeting date, to confirm that you are able to attend the Annual Meeting without pre-registering with Computershare.
Registration in Advance. You may register in advance by 4:00 p.m. Central Time on May 7, 2026. To preregister, you must send an email to legalproxy@computershare.com and include your mailing address and an image of a legal proxy in your name from the broker, bank or other intermediary that holds your shares. In order to obtain a legal proxy, you should as soon as possible (1) log into the voting site listed on the voting instruction form you received and click on “Vote in person at the meeting” or (2) request one through your bank or broker. After you transmit the image of the legal proxy, you will receive an annual meeting control number from our virtual meeting provider to use when joining the meeting as a “Stockholder.” Note that once you request a legal proxy you will need the new virtual meeting control number to vote your shares at the meeting and your original number referenced above in “Registration at the Meeting” will no longer enable you to vote.
In any event, please go to https://meetnow.global/MUAPH5P for more information.
Stockholder List. A list of record date stockholders will be available electronically at the meeting website during the annual meeting to participants who join as a “Stockholder.” In addition, the list will be available for 10 days prior to the meeting for any purpose germane to the meeting, from Monday to Friday between the hours of 8:00 a.m. and 5:00 p.m Central time., at our principal executive offices at 351 Phelps Dr., Irving, TX 75038 by contacting our Corporate Secretary.

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General information about our annual meeting

Technical Assistance and Questions. The virtual meeting platform is supported across multiple browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most up-to-date version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call 1-888-724-2416. For additional shareholder support, contact Stockholder Services by e-mail at stockholders@kcc.com.
Costs of Solicitation
Kimberly-Clark will bear all costs of this proxy solicitation, including the cost of preparing, printing and delivering materials, the cost of the proxy solicitation, and the expenses of brokers, fiduciaries and other nominees who forward proxy materials to stockholders. In addition to mail and electronic means, our employees may solicit proxies by telephone or otherwise. We have retained D. F. King & Co., Inc. to aid in the solicitation at a cost of approximately $24,500 plus reimbursement of out-of-pocket expenses.
Stockholders Sharing the Same Household
Stockholders who have the same address and last name as of the record date and have not previously requested electronic delivery of proxy materials may receive their voting materials in one of two ways. They may receive a single proxy package containing one annual report, one proxy statement, and multiple proxy cards for each stockholder. Or they may receive one envelope containing a Notice of Internet Availability of Proxy Materials for each stockholder. This “householding” procedure helps us reduce printing and postage costs associated with providing our proxy materials and is consistent with our sustainability efforts.
If you reside in the same household with another stockholder with the same last name and would like us to mail proxy-related materials to you separately in the future, or are receiving multiple copies of materials and wish to receive only one set of proxy-related materials, please contact Stockholder Services by mail at P.O. Box 619100, Dallas, Texas 75261-9100, by telephone at (800) 639-1352 or by e-mail at stockholders@kcc.com.
Beneficial stockholders can request information about householding from their banks, brokers, or other such holders of record.
Stockholder Proposals for Inclusion in Next Year’s Proxy Statement
Stockholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in our proxy statement and form of proxy for the 2027 Annual Meeting of Stockholders must submit their proposals to the Corporate Secretary, Kimberly-Clark Corporation, P.O. Box 619100, Dallas, Texas 75261-9100, so that they are received at this address no later than November 23, 2026. Upon receipt of a proposal, we will determine whether or not to include the proposal in the proxy statement and form of proxy in accordance with applicable law. We suggest that proposals be forwarded by certified mail, return receipt requested.

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General information about our annual meeting

Stockholder Director Nominees for Inclusion in Next Year’s Proxy Statement
Stockholders who wish to nominate one or more director candidates to be included in our proxy statement and form of proxy pursuant to By-Law 11A of our By-Laws (a “proxy access nomination”) for the 2027 Annual Meeting of Stockholders must submit written notice of the nomination to the Corporate Secretary so that it is received between October 24, 2026 and November 23, 2026, unless the 2027 Annual Meeting is held earlier than April 14, 2027 or later than July 13, 2027, in which case the notice must be received at least 120 days, but not more than 150 days, before the 2027 Annual Meeting of Stockholders (unless we give less than 120 days’ notice of the annual meeting date, in which case the notice must be received within 10 days after the meeting date is announced). Any notice of a proxy access nomination must comply with the requirements of our By-Laws, which may be found in the Investors section of our website at www.kimberly-clark.com, and any applicable law.
Stockholder Director Nominees Not Included in Next Year’s Proxy Statement
Under our Certificate of Incorporation and By-Laws, a stockholder who wishes to nominate a candidate for election to the Board who is not intended to be included in our proxy statement for the 2027 Annual Meeting of Stockholders is required to give written notice to our Corporate Secretary. We must receive this notice at least 75 days, but not more than 100 days, before the 2027 Annual Meeting of Stockholders (unless we give less than 75 days’ notice of the annual meeting date, in which case the notice must be received within 10 days after the meeting date is announced). Any notice of a director nomination must comply with the requirements of our By-Laws and any applicable law. In addition, the deadline for a stockholder to provide notice to our Corporate Secretary under SEC Rule 14a-19, the SEC’s universal proxy rule, of the stockholder’s intent to solicit proxies in support of candidates submitted under our Certificate of Incorporation and By-Laws is March 15, 2027, unless the 2027 Annual Meeting is held earlier than April 14, 2027 or later than June 13, 2027, in which case the notice must be provided by the later of 60 days prior to the 2027 Annual Meeting of Stockholders or 10 days after the meeting date is announced. A nomination that does not comply with the requirements set forth in our Certificate of Incorporation and By-Laws will not be considered for presentation at the annual meeting, but will be considered by the Nominating and Corporate Governance Committee for any vacancies arising on the Board between annual meetings in accordance with the process described in “Proposal 1. Election of Directors - Process and Criteria for Nominating Directors.”
Other Stockholder Proposals Not Included in Next Year’s Proxy Statement
Under our Certificate of Incorporation and By-Laws, a stockholder who wishes to present a proposal at the 2027 Annual Meeting of Stockholders, other than a matter brought under SEC Rule 14a-8 or a director nomination, must submit written notice of the proposal to the Corporate Secretary. This notice must be received between February 3, 2027 and February 28, 2027, unless the 2027 Annual Meeting is held earlier than April 14, 2027 or later than July 13, 2027, in which case the notice must be received at least 75 days, but not more than 100 days, before the 2027 Annual Meeting of Stockholders (unless we give less than 75 days’ notice of the annual meeting date, in which case the notice must be received within 10 days after the meeting date is announced). Any notice of a proposal must comply with the requirements of our By-Laws and any applicable law.

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Other Matters to be Presented at the Annual Meeting
Our management does not know of any other matters to be presented at the Annual Meeting. Should any other matter requiring a vote of the stockholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

By Order of the Board of Directors.

Courtney J. Roane, Vice President, Deputy General Counsel and Corporate Secretary

Kimberly-Clark Corporation P.O. Box 619100 Dallas, Texas 75261-9100 Telephone (972) 281-1200

March 23, 2026

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Appendix A
SUMMARY OF NON-GAAP FINANCIAL MEASURES
The following provides the reconciliation of the non-GAAP financial measures provided in this report to the most closely related GAAP measure. These measures include: Organic Sales Growth, Adjusted Gross Profit, Adjusted Operating Profit, Adjusted Earnings per Share Attributable to Kimberly-Clark, and Adjusted Free Cash Flow.
•Organic Sales Growth is defined as the change in Net Sales, as determined in accordance with U.S. GAAP, excluding the impacts of currency translation and divestitures and business exits.
•Adjusted Gross and Operating Profit and Adjusted Earnings per Share Attributable to Kimberly-Clark are defined as Gross Profit, Operating Profit, and Diluted Earnings per Share Attributable to Kimberly-Clark (inclusive of discontinued operations), respectively, as determined in accordance with U.S. GAAP, excluding the impacts of certain items that management believes do not reflect our underlying operations, and which are discussed in further detail below.
•Adjusted Free Cash Flow is defined as cash provided by operations, as determined in accordance with U.S. GAAP, less capital expenditures and excluding cash charges related to our 2024 Transformation Initiative and our joint venture transaction with Suzano related to our IFP business.
The income tax effect of these non-GAAP items on the Company's Adjusted Earnings per Share is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment. The impact of these non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income Before Income Taxes and Equity Interests and Provision for income taxes.
We use these non-GAAP financial measures to assist in comparing our performance on a consistent basis for purposes of business decision making by removing the impact of certain items that we do not believe reflect our underlying and ongoing operations. We believe that presenting these non-GAAP financial measures is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating our results. We believe that the presentation of these non-GAAP financial measures, when considered together with the corresponding U.S. GAAP financial measures and the reconciliation to those measures, provides investors with additional understanding of the factors and trends affecting our business than could be obtained absent these disclosures.
These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the comparable GAAP measures, and they should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. There are limitations to these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled measures of other companies due to potential differences in methods of calculation and items being excluded. We compensate for these limitations by using these non-GAAP financial measures as a supplement to the GAAP measures and by providing reconciliations of the non-GAAP and comparable GAAP financial measures.
The non-GAAP financial measures exclude the following items for the relevant time periods (refer to our Annual Report on Form 10-K for the year ended December 31, 2025 for further details on these items):
•2024 Transformation Initiative - We initiated this transformation to create a more agile and focused operating structure that will accelerate our proprietary pipeline of innovation in right-to-win spaces and improve our growth trajectory, profitability, and returns on investment.
•Kenvue Acquisition - Acquisition-related costs incurred in connection with the pending Kenvue Acquisition, primarily related to external advisory, legal, accounting, and other related costs.
•U.S. Tax Reform Related Matters (OBBBA) - In 2025, we recognized a valuation allowance on prior year U.S. foreign tax credits as a result of provisions within the OBBBA that impact our ability to use the credits.

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Appendix A

•IFP Repatriated Earnings – In connection with the IFP Transaction, we recognized a deferred tax liability for certain permanently reinvested earnings from the IFP Business that are expected to be repatriated prior to the close of the transaction.
•IFP Separation Costs - In 2025, costs were incurred in connection with the IFP Transaction related to external advisory, legal, accounting, contractor and other incremental costs, and are reported in discontinued operations.
•IFP Tax Basis Adjustment - In 2025, in connection with the IFP Transaction, we recognized a deferred tax liability on the difference between our book and tax basis for certain of our investments in subsidiaries reported as discontinued operations.
•Sale of PPE Business - In 2024, we recognized a gain related to the sale of our PPE business.
•Impairment of Intangible Assets - In 2024, we recognized charges related to the impairment of certain intangible assets related to Softex and Thinx.
•Legal Expense - In 2024, we incurred certain costs related to litigation and regulatory matters for a previously exited business.
•Softex Tax Reserve Release - In 2024 we released a reserve for an uncertain tax position related to the prior year impairment of certain Softex intangible assets.
The following table provides a reconciliation of Organic Sales Growth from continuing operations:

	Percent change vs. the prior year period
	2025	2024	2023
Net Sales Growth	(2.1)	(2.0)	1.1
Currency Translation	0.9	4.2	3.0
Divestitures and Business Exits	2.9	1.6	0.7
Organic Sales Growth(a)	1.7	3.9	4.8
(a)Table may not foot due to rounding.
The following table provides a reconciliation of Organic Sales Growth (including discontinued operations):

	Percent change vs. the prior year period
	2025	2024	2023
Net Sales Growth	(1.8)	(1.8)	1.3
Currency Translation	0.5	3.8	2.8
Divestitures and Business Exits	2.4	1.2	0.6
Organic Sales Growth(a)	1.1	3.2	4.7
(a)Table may not foot due to rounding.
The following table provides a reconciliation of Adjusted Gross Profit:

	Year Ended December 31
(in millions)	2025	2024
Gross Profit	$5,923	$6,289
2024 Transformation Initiative	213	144
Adjusted Gross Profit	$6,136	$6,433

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Appendix A

The following table provides a reconciliation of Adjusted Operating Profit:

	Year Ended December 31
(in millions)	2025	2024
Operating Profit	$2,351	$2,700
2024 Transformation Initiative	348	456
Kenvue Acquisition	32	—
Sale of PPE Business	—	(565)
Impairment of Intangible Assets	—	97
Legal Expense	—	39
Adjusted Operating Profit	$2,731	$2,727
The following table provides a reconciliation of Adjusted Earnings per Share Attributable to Kimberly-Clark:

	Year Ended December 31
	2025	2024
Diluted Earnings per Share Attributable to Kimberly-Clark	$6.07	$7.55
2024 Transformation Initiative	0.86	1.01
Kenvue Acquisition	0.07	—
OBBBA	0.29	—
IFP Separation Costs	0.18	—
IFP Repatriated Earnings	0.04	—
IFP Tax Basis Adjustment	0.02	—
Sale of PPE Business	—	(1.34)
Impairment of Intangible Assets	—	0.17
Legal Expense	—	0.11
Softex Tax Reserve Release	—	(0.20)
Adjusted Earnings per Share Attributable to Kimberly-Clark(a)	$7.53	$7.30
(a)The non-GAAP adjustments included above are presented net of tax. The income tax effect of these non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
The following table provides a reconciliation of Adjusted Free Cash Flow:

	Year Ended December 31
(in millions)	2025	2024	2023
Cash Provided by Operations	$2,777	$3,234	$3,542
Capital Expenditures	(1,138)	(721)	(766)
Cash Restructuring Charges	229	156	—
IFP Separation Costs	35	—	—
Adjusted Free Cash Flow	$1,903	$2,669	$2,776

A-3	2026 Proxy Statement

Invitation to Stockholders
Notice of 2026 Annual Meeting
Proxy Statement

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Kimberly-Clark VOTE

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DESIGNATION (IF ANY)
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YOUR VOTE IS IMPORTANT

The meeting will be held on May 14, 2026 at 8:00 a.m. (Central Time). All votes must be received by the end of the meeting.

SCAN the QR code or visit envisionreports.com/KMB to vote your shares

CALL 1-800-652-VOTE (8683) within the USA, US territories and Canada

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2026 ANNUAL MEETING – PROXY CARD

Attend the meeting on May 14, 2026 at 8:00 a.m. (Central Time), virtually at meetnow.global/MUAPH5P.

↓ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED:

1. Election of Directors:

Nominee	For	Against	Abstain
01 - Sylvia M. Burwell	☐	☐	☐
02 - John W. Culver	☐	☐	☐
03 - Michael D. Hsu	☐	☐	☐
04 - Mae C. Jemison, M.D.	☐	☐	☐
05 - Deeptha Khanna	☐	☐	☐
06 - S. Todd Maclin	☐	☐	☐
07 - Deirdre A. Mahlan	☐	☐	☐
08 - Sherilyn S. McCoy	☐	☐	☐
09 - Christa S. Quarles	☐	☐	☐
10 - Jaime A. Ramirez	☐	☐	☐
11 - Joseph Romanelli	☐	☐	☐
12 - Dunia A. Shive	☐	☐	☐
13 - Mark T. Smucker	☐	☐	☐

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSAL 4:

Proposal	For	Against	Abstain
2. Ratification of Auditor	☐	☐	☐
3. Advisory Vote to Approve Named Executive Officer Compensation	☐	☐	☐
4. Stockholder Proposal to Require Independent Board Chair	☐	☐	☐

AUTHORIZED SIGNATURES — THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO COUNT; PLEASE DATE AND SIGN BELOW.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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YOUR VOTE MATTERS
- Have a voice
- Keep your account active
- Stay informed

To access the virtual meeting, you must have the login details in the white circle located on the reverse side.

SAVE PAPER AND TIME...
To receive meeting materials by email, enroll at envisionreports.com/KMB.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDER MEETING TO BE HELD ON MAY 14, 2026: The Notice of the Annual Meeting, the Proxy Statement, and the 2025 Annual Report, including Form 10-K, are available at investor.kimberly-clark.com

↓ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ↓

Kimberly-Clark

2026 ANNUAL MEETING – PROXY CARD

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING — MAY 14, 2026

Michael D. Hsu, Grant B. McGee and Courtney Roane, or any of them, with full power of substitution to each, hereby are appointed proxies and are authorized to vote, as specified on the reverse side of this card, all shares of common stock that the undersigned is entitled to vote at the Annual Stockholder Meeting of Kimberly-Clark Corporation, to be held virtually via the internet at meetnow.global/MUAPH5P on Thursday, May 14, 2026 at 8:00 a.m. Central Time and at any adjournment thereof. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES IN PROPOSAL 1, FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSAL 4.

IF YOU PREFER TO VOTE SEPARATELY ON INDIVIDUAL PROPOSALS YOU MAY DO SO BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE AND SIGNING AND DATING.

This card also constitutes voting instructions to the trustees of the Corporation's employee benefits and stock purchase plans to vote whole shares attributable to accounts the undersigned may hold under such plans. The undersigned is a "named fiduciary" as defined under ERISA to the extent of his or her authority to provide voting instructions for such shares. If no voting instructions are provided, the respective plan committees, which are comprised of management personnel, will direct the trustees to vote the shares.

Please date, sign and return this proxy/voting instruction card promptly. If you own shares directly and plan to attend the Annual Stockholder Meeting, please so indicate in the space provided below. **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE PLEASE RETURN THIS CARD IN THE SELF-ADDRESSED ENVELOPE PROVIDED.**

NON-VOTING ITEMS

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐